                                                     REGISTRATION NO. 333-104689
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                           CONTINENTAL AIRLINES, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                             4512                            74-2099724
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                         1600 SMITH STREET, DEPT. HQSEO
                              HOUSTON, TEXAS 77002
                                 (713) 324-2950
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                            JENNIFER L. VOGEL, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           CONTINENTAL AIRLINES, INC.
                         1600 SMITH STREET, DEPT. HQSLG
                              HOUSTON, TEXAS 77002
                                 (713) 324-2950
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                          COPIES OF CORRESPONDENCE TO:

                              JOHN K. HOYNS, ESQ.
                           HUGHES HUBBARD & REED LLP
                             ONE BATTERY PARK PLAZA
                         NEW YORK, NEW YORK 10004-1482
                                 (212) 837-6000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF               AMOUNT TO          OFFERING PRICE         AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED          BE REGISTERED           PER UNIT          OFFERING PRICE    REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------------
Floating Rate Secured Notes Due 2007...     $200,000,000             100%             $200,000,000        $16,180(2)(3)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.

(2) The Commission has informed Continental Airlines, Inc. that it may set off an amount equal to $12,740.53 against the registration fee payable for this registration statement due to a post-filing adjustment of the registration fee for the Continental Airlines, Inc. registration statement on Form S-3 (File No. 333-71906), originally filed with the Commission on October 19, 2001.

(3) Paid on April 22, 2003.

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept offers to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.



                   SUBJECT TO COMPLETION, DATED JUNE 20, 2003


PROSPECTUS

                                  $200,000,000

                           CONTINENTAL AIRLINES, INC.

                               OFFER TO EXCHANGE
                     FLOATING RATE SECURED NOTES DUE 2007,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
        FOR ANY AND ALL OUTSTANDING FLOATING RATE SECURED NOTES DUE 2007

     We are offering to issue the new senior notes to satisfy our obligations contained in the registration rights agreement entered into when the old senior notes were sold in transactions exempt from, or not subject to, registration under the Securities Act.

     The terms of the new senior notes will be substantially identical to the terms of the old senior notes, except that the new senior notes will be registered under the Securities Act of 1933, the transfer restrictions, registration rights and provisions for additional interest relating to the old senior notes will not apply to the new senior notes, and the new senior notes will be available only in book-entry form.

     There is no existing market for the new senior notes. The new senior notes will not be listed on any national securities exchange.

     The exchange of old senior notes will not be a taxable event for U.S. federal income tax purposes.

     Old senior notes may be tendered only in integral multiples of $1,000. You may withdraw a tender of old senior notes at any time prior to the expiration of the exchange offer. All old senior notes that are validly tendered and not validly withdrawn will be exchanged.

     The exchange offer expires at 5:00 p.m., New York City time, on           ,
2003, unless the exchange offer is extended.

                             ---------------------


     THE SENIOR NOTES AND THE EXCHANGE OFFER INVOLVE RISKS. SEE "RISK FACTORS" ON PAGE 21.


                             ---------------------

 PRINCIPAL                               FINAL SCHEDULED
   AMOUNT         INTEREST RATE(1)         PAYMENT DATE
------------  -------------------------  ----------------
$200,000,000  USD 3-Month LIBOR + 0.90%  December 6, 2007

---------------

(1) Subject to a maximum rate of 12% applicable only for periods as to which Continental has failed to pay accrued interest when due and failed to cure such nonpayment.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is           , 2003

                               TABLE OF CONTENTS


                                    PAGE                                         PAGE
                                    ----                                         ----
PRESENTATION OF INFORMATION.......    3        Payments of Principal and
INCORPORATION OF CERTAIN DOCUMENTS               Interest......................   47
  BY REFERENCE....................    4        Determination of LIBOR..........   48
PROSPECTUS SUMMARY................    5        Break Amount....................   49
  The Exchange Offer..............    5        Redemption......................   49
  Summary of Terms of Notes.......    8        Collateral......................   50
  Collateral......................    9        Event of Default................   55
  Cash Flow Structure.............   10        Remedies........................   56
  The Senior Notes................   11        Controlling Party...............   58
  Summary Financial and Operating              Priority of Distributions.......   59
    Data..........................   17        Modifications and Waiver of the
RISK FACTORS......................   21          Indenture and Certain Other
  Terrorist Attacks and                          Agreements....................   61
    International Hostilities.....   21        Merger, Consolidation and
  Risk Factors Relating to the                   Transfer of Assets............   63
    Company.......................   21        Indemnification.................   64
  Risk Factors Relating to the                 Governing Law...................   64
    Airline Industry..............   24        The Trustee.....................   64
  Risk Factors Relating to the                 Book Entry; Delivery and Form...   64
    Senior Notes and the Exchange            DESCRIPTION OF THE SUBORDINATED
    Offer.........................   25        NOTES...........................   66
  Risk Factors Relating to the                 General.........................   66
    Policy Provider...............   29        Payments of Principal and
USE OF PROCEEDS...................   29          Interest......................   66
RATIO OF EARNINGS TO FIXED                     Redemption......................   66
  CHARGES.........................   30        Collateral......................   67
THE COMPANY.......................   31      DESCRIPTION OF THE LIQUIDITY
  Domestic Operations.............   31        FACILITY........................   68
  International Operations........   32        General.........................   68
  Outlook.........................   33        Drawings........................   68
DESCRIPTION OF THE POLICY                      Reimbursement of Drawings.......   71
  PROVIDER........................   37        Liquidity Events of Default and
  General.........................   37          Termination...................   72
  MBIA Financial Information......   37        Liquidity Provider..............   72
  Financial Strength Rating of               DESCRIPTION OF THE POLICY AND THE
    MBIA..........................   38        POLICY PROVIDER AGREEMENT.......   73
THE EXCHANGE OFFER................   39        The Policy......................   73
  Terms of the Exchange Offer.....   39        General.........................   75
  Interest on the New Senior                   Definitions.....................   75
    Notes.........................   41        The Policy Provider Agreement...   76
  Procedures for Tendering........   42      DESCRIPTION OF THE APPRAISAL......   77
  Acceptance of Old Senior Notes             MATERIAL U.S. FEDERAL INCOME TAX
    for Exchange; Delivery of New              CONSEQUENCES....................   78
    Senior Notes..................   43        Exchange of Old Senior Notes for
  Book-Entry Transfer.............   44          New Senior Notes..............   78
  Guaranteed Delivery                        PLAN OF DISTRIBUTION..............   78
    Procedures....................   44      LEGAL MATTERS.....................   79
  Withdrawal of Tenders...........   44      EXPERTS...........................   79
  Conditions......................   45      FORWARD-LOOKING STATEMENTS........   79
  Exchange Agent..................   45      WHERE YOU CAN FIND MORE
  Fees and Expenses...............   46        INFORMATION.....................   80
DESCRIPTION OF THE SENIOR NOTES...   47      INDEX OF TERMS.............. APPENDIX I
  General.........................   47      APPRAISAL LETTER........... APPENDIX II

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY BE ACCURATE ONLY ON THE DATE OF THIS DOCUMENT.

                          PRESENTATION OF INFORMATION

     We have given certain capitalized terms specific meanings for purposes of this Prospectus. The "Index of Terms" attached as Appendix I to this Prospectus lists the page on which we have defined each such term.

     At various places in this Prospectus, we refer you to other sections of this document for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus can be found is listed in the Table of Contents.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission (the "Commission") allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this Prospectus.

     This Prospectus includes by reference the documents listed below that we previously have filed with the Commission and that are not delivered with this document. They contain important information about our company and its financial condition.


FILING                                                           DATE FILED
------                                                           ----------
Amended Annual Report on Form 10-K/A-1 for the year ended
  December 31, 2002.........................................  April 22, 2003
Quarterly Report on Form 10-Q for the Quarter ended March
  31, 2003..................................................  April 16, 2003
Current Report on Form 8-K..................................  January 3, 2003
Current Report on Form 8-K..................................  January 15, 2003
Current Report on Form 8-K..................................  February 4, 2003
Current Report on Form 8-K..................................  March 4, 2003
Amendment to Current Report on Form 8-K.....................  March 4, 2003
Current Report on Form 8-K..................................  March 4, 2003
Current Report on Form 8-K..................................  March 19, 2003
Current Report on Form 8-K..................................  March 20, 2003
Current Report on Form 8-K..................................  April 2, 2003
Current Report on Form 8-K..................................  April 15, 2003
Current Report on Form 8-K..................................  May 2, 2003
Current Report on Form 8-K..................................  May 12, 2003
Current Report on Form 8-K..................................  May 14, 2003
Current Report on Form 8-K..................................  June 3, 2003
Current Report on Form 8-K..................................  June 5, 2003
Current Report on Form 8-K..................................  June 5, 2003
Current Report on Form 8-K..................................  June 12, 2003


     Our Commission file number is 1-10323.

     We incorporate by reference additional documents that we may file with the Commission between the date of this Prospectus and the termination of the Exchange Offer. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.

     You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus from our website
(www.continental.com) or by requesting them from us in writing or by telephone at the following address:

                           Continental Airlines, Inc.
                         1600 Smith Street, Dept. HQSEO
                              Houston, Texas 77002
                              Attention: Secretary
                           Telephone: (713) 324-2950

     IN ORDER TO OBTAIN TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE
MADE BY [          ], 2003 (THE FIFTH BUSINESS DAY BEFORE THE SCHEDULED
EXPIRATION DATE OF THE EXCHANGE OFFER).

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR MORE COMPLETE INFORMATION ABOUT THE NOTES AND CONTINENTAL AIRLINES, INC., YOU SHOULD READ THIS ENTIRE PROSPECTUS, AS WELL AS THE MATERIALS FILED WITH THE COMMISSION THAT ARE CONSIDERED TO BE PART OF THIS PROSPECTUS. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

THE EXCHANGE OFFER

The Notes.....................   On December 6, 2002, Continental issued an
                                 aggregate of $200,000,000 Floating Rate Secured
                                 Notes due 2007 in transactions exempt from or not subject to the registration requirements of the Securities Act.

                                 When we use the term "Old Senior Notes" in this Prospectus, we mean the Floating Rate Secured Notes due 2007 which were issued on December 6, 2002 and which were not registered with the Commission.

                                 When we use the term "New Senior Notes" in this Prospectus, we mean the Floating Rate Secured Notes due 2007 registered with the Commission and offered hereby in exchange for the Old Senior Notes.

                                 When we use the term "Senior Notes" in this Prospectus, the related discussion applies both to the Old Senior Notes and the New Senior Notes.

                                 When we use the term "Subordinated Notes" in this Prospectus, we mean the Floating Rate Secured Subordinated Notes due 2007, which were issued by Continental on May 9, 2003. The Exchange Offer being made pursuant to this Prospectus does not relate to the Subordinated Notes.

                                 When we use the term "Notes" in this
                                 Prospectus, the related discussion applies both to the Senior Notes and the Subordinated Notes.

Registration Rights
  Agreement...................   On December 6, 2002, Continental entered into a
                                 Registration Rights Agreement with Morgan
                                 Stanley & Co. Incorporated (the "Initial
                                 Purchaser") providing, among other things, for the Exchange Offer being made pursuant to this Prospectus.

The Exchange Offer............   Continental is offering New Senior Notes in
                                 exchange for an equal principal amount of Old
                                 Senior Notes. The New Senior Notes will be issued to satisfy Continental's obligations under the Registration Rights Agreement. As of the date of this Prospectus, $200,000,000 aggregate principal amount of Old Senior Notes are outstanding. Old Senior Notes may be tendered only in integral multiples of $1,000.

Resale of New Senior Notes....   We believe that you can offer for resale,
                                 resell or otherwise transfer the New Senior
                                 Notes without complying with the registration and prospectus delivery requirements of the Securities Act if:

                                    --   you acquire the New Senior Notes in the
                                         ordinary course of your business;

                                    --   you have no arrangement or
                                         understanding with any person to
                                         participate in the distribution of the
                                         New Senior Notes; and

                                    --   you are not an "affiliate", as defined
                                         in the Rule 405 under the Securities
                                         Act, of Continental or a broker-dealer
                                         who acquired Old Senior Notes directly
                                         from Continental for your own account.

                                 If any of these conditions is not satisfied and you transfer any New Senior Note without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. Continental does not assume or indemnify you against such liability.

                                 Each broker-dealer that receives New Senior
                                 Notes in exchange for Old Senior Notes held for its own account as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Senior Notes. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of such New Senior Notes issued to it in the Exchange Offer.

Conditions to the Exchange
  Offer.......................   The Exchange Offer is not conditioned upon any
                                 minimum principal amount of Old Senior Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by Continental.

Expiration Date of the
  Exchange Offer..............   [          ], 2003, subject to Continental's
                                 right to extend the Expiration Date.

Procedures for Tendering Old
  Senior Notes................   If you wish to accept the Exchange Offer, you
                                 must deliver your Old Senior Notes to the Exchange Agent for exchange no later than 5:00 p.m., New York City time, on the Expiration
                                 Date.

                                 You must also deliver a completed and signed
                                 Letter of Transmittal together with the Old
                                 Senior Notes. A Letter of Transmittal has been sent to Senior Noteholders and a form is attached as an exhibit to the Registration Statement.

                                 If you hold Old Senior Notes through DTC and wish to accept the Exchange Offer, you may do so through DTC's Automated Tender Offer Program. By accepting the Exchange Offer through such program, you will agree to be bound by the Letter of Transmittal as though you had signed the Letter of Transmittal and delivered it to the Exchange Agent.


Guaranteed Delivery
  Procedures..................   If you wish to tender your Old Senior Notes and
                                 your Old Senior Notes are not immediately available, you cannot deliver your Old Senior
                                 Notes and a properly completed Letter of Transmittal or any other document required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date or you cannot complete the book-entry transfer procedures prior to the Expiration Date, you may tender your Old Senior Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery
                                 Procedures".

Withdrawal Rights.............   You may withdraw a tender of Old Senior Notes
                                 at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Senior Notes, the Exchange Agent must receive a written or facsimile transmission notice requesting such withdrawal at its address set forth under "The Exchange
                                 Offer--Exchange Agent" prior to 5:00 p.m., New
                                 York City time, on the Expiration Date.


Acceptance of Old Senior Notes
  and Delivery of New Senior
  Notes.......................   Subject to certain conditions, any and all Old
                                 Senior Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
                                 City time, on the Expiration Date will be accepted for exchange. The New Senior Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration
                                 Date.

Registration, Clearance and
  Settlement..................   The New Senior Notes will be represented by one
                                 or more permanent global notes, which will be registered in the name of the nominee of DTC.
                                 The global notes will be deposited with the Trustee as custodian for DTC.

Consequences of Failure to
  Exchange Old Senior Notes...   Once the Exchange Offer has been completed, if
                                 you do not exchange your Old Senior Notes for New Senior Notes in the Exchange Offer, you will no longer be entitled to registration rights and will not be able to offer or sell your Old Senior Notes, unless (i) such Old
                                 Senior Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, Continental will have no obligation to do) or (ii) your transaction is exempt from, or otherwise not subject to, the Securities Act and applicable state securities laws.

Certain Federal Income Tax
  Consequences................   The exchange of Old Senior Notes for New Senior
                                 Notes will not be a sale or exchange or
                                 otherwise a taxable event for federal income tax purposes.

Exchange Agent................   Wilmington Trust Company is serving as Exchange
                                 Agent in connection with the Exchange Offer.

Fees and Expenses.............   All expenses incident to Continental's
                                 consummation of the Exchange Offer and
                                 compliance with the Registration Rights
                                 Agreement will be borne by Continental.

Use of Proceeds...............   Continental will not receive any cash proceeds
                                 from the exchange of the Old Senior Notes for the New Senior Notes.

SUMMARY OF TERMS OF NOTES

                                                     Senior Notes               Subordinated Notes(1)
                                              ---------------------------    ---------------------------
Principal Amount..........................           $200,000,000                   $100,000,000
Loan to Collateral Value(2)...............               42.8%                          65.7%
Maximum Loan to Collateral Value..........               45.0%                          67.5%
Interest Rate.............................            USD 3-Month                    USD 3-Month
                                                    LIBOR + .90%(3)                 LIBOR + 7.50%
Interest Payment Dates....................    March 6, June 6, September     March 6, June 6, September
                                                   6 and December 6               6 and December 6
Final Scheduled Payment Date..............         December 6, 2007               December 6, 2007
Final Legal Maturity Date.................         December 6, 2009                Not applicable
Minimum Denomination......................              $1,000                        $100,000
Section 1110 Protection(4)................                Yes                            Yes
Liquidity Facility Coverage...............       8 quarterly interest                   None
                                                      payments(5)
Policy Provider Coverage..................       Interest when due and                  None
                                              principal no later than the
                                                 Final Legal Maturity
                                                        Date(5)

---------------

(1) The Exchange Offer being made pursuant to this Prospectus does not relate to the Subordinated Notes.

(2) These percentages have been determined by dividing the outstanding principal amount of the Senior Notes plus, in the case of the percentage applicable to the Subordinated Notes, the initial principal amount of the Subordinated Notes (minus Cash Collateral) by the appraised value of the Collateral determined as of December 25, 2002. Continental is required to provide to the Policy Provider and the Trustee a semiannual appraisal of the Collateral. If any such subsequent appraisal indicates that the loan to Collateral value is greater than 45.0%, in the case of the Senior Notes, or 67.5%, in the case of the Subordinated Notes, Continental is required to provide additional collateral or to reduce the principal amount of Senior Notes or Subordinated Notes outstanding so that the loan to Collateral value is not greater than the applicable maximum percentage. Continental deposited $13,056,950 as Cash Collateral at the initial issuance of the Old Senior Notes so that the initial loan to Collateral value would not exceed 45.0%, based on the appraisal determined as of August 25, 2002. The loan to Collateral value, determined using the appraisal as of December 25, 2002, would have been 45.8% for the Senior Notes and 68.7% for the Subordinated Notes without giving effect to such deposit of Cash Collateral. Continental expects to satisfy the applicable maximum loan to Collateral value percentages at the time of the next appraisal due in August 2003, based upon its projected purchases of spare parts, in which case Continental will be entitled to withdraw such Cash Collateral. However, no assurance can be given that such applicable maximum percentages will be satisfied. An appraised value is only an estimate and reflects certain assumptions. See "Description of the Appraisal".

(3) The interest rate applicable to the Senior Notes is subject to a maximum rate of 12% per annum applicable only for periods as to which Continental has failed to pay accrued interest when due and failed to cure such nonpayment.

(4) Section 1110 of the U.S. Bankruptcy Code will be applicable to the spare parts of the types initially subject to the lien securing the Notes, but will not be applicable to Cash Collateral. In addition, in order to satisfy the semiannual loan to collateral value requirement referred to in note (1) above, Continental may add other collateral that may not be entitled to the benefits of Section 1110, subject to certain limitations.

(5) The amounts available under the Liquidity Facility and the Policy for the payment of accrued interest on the Senior Notes have been calculated utilizing the Capped Interest Rate, which is the maximum interest rate on the Senior Notes applicable only for periods as to which Continental has failed to pay accrued interest when due and failed to cure such nonpayment.

COLLATERAL

     The Senior Notes are secured by a lien on spare parts (including appliances) first placed in service after October 22, 1994 and owned by Continental that are appropriate for installation on or use in

      -- one or more of the following aircraft models: Boeing model 737-700, 737-800, 737-900, 757-200, 757-300, 767-200, 767-400 or 777-200
           aircraft,

      --   any engine utilized on any such aircraft or

      --   any other spare part included in the Collateral,

and not appropriate for installation on or use in any other model of aircraft currently operated by Continental or engine utilized on any such other model of aircraft. The Subordinated Notes are also secured by a lien on such Collateral. The lien will not apply for as long as a spare part is installed on or being used in any aircraft, engine or other spare part so installed or being used. In addition, the lien will not apply to a spare part not located at one of the designated locations specified pursuant to the security agreement applicable to the spare parts.

     The spare parts included in the Collateral fall into two categories, "rotables" and "expendables". Rotables are parts that wear over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which they relate. Expendables consist of parts that can be restored to a serviceable condition but have a life less than the related flight equipment and parts that generally are used once and thereby consumed or thereafter discarded. Spare engines are not included in the Collateral. Set forth below is certain information about the spare parts included in the Collateral as of December 25, 2002:

                                        SPARE PARTS QUANTITY(1)
                                    --------------------------------
AIRCRAFT MODEL                      EXPENDABLES   ROTABLES    TOTAL    APPRAISED VALUE(2)
--------------                      -----------   --------   -------   ------------------
737-700...........................        877          24        901
737-700/800.......................    278,912       6,942    285,854
737-800...........................      3,777         191      3,968
737-900...........................        821          10        831
                                      -------      ------    -------
737-7/8/9 Subtotal................    284,387       7,167    291,554      $185,972,600
757-200...........................    185,731       3,391    189,122        69,352,800
757-300...........................     10,946          96     11,042         3,116,700
767-200...........................     25,485         227     25,712         8,946,700
767-400...........................     51,147       1,586     52,733        55,741,200
777-200...........................    111,210       3,006    114,216       113,712,000
                                      -------      ------    -------      ------------
Total.............................    668,906      15,473    684,379      $436,841,900

---------------

(1) This quantity of spare parts used in preparing the appraised value was determined as of December 25, 2002. Since spare parts are regularly used, refurbished, purchased, transferred and discarded in the ordinary course of Continental's business, the quantity of spare parts included in the Collateral and their appraised value will change over time. Continental is required to provide to the Policy Provider and the Trustee a semiannual appraisal of the Collateral.

(2) The appraised value reflects the opinion of Simat, Helliesen & Eichner, Inc., an independent aviation appraisal and consulting firm, of the fair market value of the spare parts. A letter summarizing such appraisal is annexed to this Prospectus as Appendix II. The appraisal is subject to number of assumptions and limitations and was prepared based on certain specified methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value.

CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure of certain cash flows applicable to the Notes.

                         ==============================
                           Continental Airlines, Inc.
                         ==============================
                                        |
                                        |
                                        | Note Payments
                                        |
                                        |
                                        |      Policy Advances
                   Advances and         |            and
===============   Reimbursements        |       Reimbursements   ===============
                     (if any)     ===========      (if any)
   Liquidity                                                         Policy
  Provider(1)  ------------------   Trustee  --------------------  Provider(2)

===============                   ===========                    ===============
                                        |
                                        |
                                        |
                                        | Principal and Interest Payments
                                        |
                                        |
                                        |
                       ------------------------------------
                       |                                  |
                       |                                  |
                       |                                  |
                       |                                  |
                ===============                    ===============

                    Senior                          Subordinated
                  Noteholders                        Noteholders

                ===============                    ===============

---------------

(1) The Liquidity Facility is sufficient to cover eight consecutive quarterly interest payments on the Senior Notes, but does not cover any other amounts payable on the Senior Notes. There is no Liquidity Facility for the Subordinated Notes.

(2) The Policy covers regular interest payments on the Senior Notes and outstanding principal of the Senior Notes no later than the Final Legal Maturity Date, but does not cover any other amounts payable on the Senior Notes. There is no Policy for the Subordinated Notes.

THE SENIOR NOTES

Issuer........................   Continental Airlines, Inc.

Notes Offered.................   Floating Rate Secured Notes due 2007.

Use of Proceeds...............   The proceeds from the sale of the Old Senior
                                 Notes were used for general corporate purposes.
                                 Continental will not receive any proceeds from the exchange of the New Senior Notes for the Old Senior Notes.

Issuance of Subordinated
  Notes.......................   On May 9, 2003, Continental privately placed
                                 the Subordinated Notes. The Subordinated Notes rank junior to the Senior Notes (including amounts owed to the Policy Provider and the Liquidity Provider) with respect to payments received from Continental, proceeds from liquidation of the Collateral and otherwise.
                                 Unlike the Senior Notes, the Subordinated Notes do not have the benefit of a liquidity facility or an insurance policy.

Trustee and Paying Agent......   Wilmington Trust Company.

Liquidity Provider............   Morgan Stanley Capital Services.

Policy Provider...............   MBIA Insurance Corporation.

Final Scheduled Payment
  Date........................   The entire principal amount of the Senior Notes
                                 is scheduled for payment on December 6, 2007.

Final Legal Maturity Date.....   December 6, 2009.


Interest......................   The Senior Notes will accrue interest at a
                                 variable rate per annum set forth on the cover page of this Prospectus. The interest rate on the Senior Notes will be subject to a maximum equal to the Capped Interest Rate of 12% per annum applicable only for periods as to which Continental has failed to pay accrued interest when due and failed to cure such nonpayment.
                                 For all other periods, the interest rate on the Senior Notes will not be capped. Interest is calculated on the basis of the actual number of days elapsed over a 360-day year. LIBOR is determined from time to time by the Reference
                                 Agent as described in "Description of the Senior Notes--Determination of LIBOR".


Interest Payment Dates........   March 6, June 6, September 6 and December 6,
                                 commencing on March 6, 2003.

Record Dates..................   The fifteenth day preceding the related
                                 Interest Payment Date.

Optional Redemption...........   Continental may elect to redeem all or (so long
                                 as no Payment Default has occurred and is continuing) some of the Senior Notes at any time prior to maturity. The redemption price in such case will be the principal amount of the Senior Notes, together with accrued and unpaid interest, LIBOR break amount, if any, and, if redeemed prior to the third anniversary of the Issuance Date (except in connection with a redemption to satisfy the maximum Senior
                                 Collateral Ratio or minimum Senior Rotable
                                 Ratio requirement),
                                 a Premium equal to the following percentage of the principal amount prepaid:

                                               IF REDEEMED DURING THE YEAR
                                             PRIOR TO THE ANNIVERSARY OF THE
                                              ISSUANCE DATE INDICATED BELOW             PREMIUM
                                             -------------------------------            -------
                                                          1(st)                          1.50%
                                                          2(nd)                          1.00
                                                          3(rd)                          0.50

                                 If Continental gives notice of redemption but fails to pay when due all amounts necessary to effect such redemption, such redemption shall be deemed revoked and no amount shall be due as a result of notice of redemption having been given.

Collateral....................   The Senior Notes are secured by a lien on spare
                                 parts (including appliances) first placed in service after October 22, 1994 and owned by Continental that are appropriate for installation on or use in

                                    --   one or more of the following aircraft
                                         models: Boeing model 737-700, 737-800,
                                         737-900, 757-200, 757-300, 767-200,
                                         767-400 or 777-200 aircraft,

                                    --   any engine utilized on any such
                                         aircraft or

                                    --   any other spare part included in the
                                         Collateral,

                                 and not appropriate for installation on or use in any other model of aircraft currently operated by Continental or engine utilized on any such other model of aircraft. The Subordinated Notes are also secured by a lien on such Collateral. The lien will not apply for as long as a spare part is installed on or being used in any aircraft, engine or other spare part so installed or being used. In addition, the lien will not apply to a spare part not located at one of the designated locations specified pursuant to the security agreement applicable to the spare parts.

Maintenance of Collateral
Ratios........................   Continental is required to provide to the
                                 Policy Provider and the Trustee a semiannual appraisal of the Collateral. If any such appraisal indicates that:

                                    --   the ratio of the outstanding principal
                                         amount of the Senior Notes to the
                                         Collateral value is greater than 45.0%;

                                    --   the ratio of the outstanding principal
                                         amount of the Senior Notes and the
                                         Subordinated Notes to Collateral value
                                         is greater than 67.5%;

                                    --   the ratio of the value of the Rotables
                                         included in the Collateral to the
                                         outstanding principal amount of the
                                         Senior Notes is less than 150%; or

                                    --   the ratio of the value of the Rotables
                                         included in the Collateral to the
                                         outstanding principal amount of the
                                         Senior Notes and the Subordinated Notes
                                         is less than 100%;

                                 then Continental is required to provide
                                 additional collateral or to reduce the
                                 principal amount of Senior Notes or
                                 Subordinated

                                 Notes outstanding so that such ratios comply with the applicable maximum Collateral value percentages and minimum Rotable value percentages.

Section 1110 Protection.......   Continental's outside counsel has provided its
                                 opinion to the Trustee and the Policy Provider that the benefits of Section 1110 of the U.S.
                                 Bankruptcy Code will be available with respect to the lien on the spare parts collateral.

Liquidity Facility............   Under the Liquidity Facility, the Liquidity
                                 Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the Senior Notes on up to eight successive quarterly Interest Payment Dates. Drawings under the Liquidity Facility cannot be used to pay any other amount in respect of the Senior
                                 Notes.

                                 Upon each drawing under the Liquidity Facility to pay interest on the Senior Notes, the Trustee will reimburse the Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under the Liquidity Facility and certain other agreements will rank senior to the Notes in right of payment.

                                 There is no Liquidity Facility for the
                                 Subordinated Notes.

Policy Coverage...............   Under the Policy, the Policy Provider is
                                 required to honor drawings to cover:

                                    --   Any shortfall on any Distribution Date
                                         in funds to be distributed as accrued
                                         interest on the Senior Notes.

                                    --   Any shortfall on the Final Legal
                                         Maturity Date in funds to be
                                         distributed as principal of, and
                                         accrued interest on, the Senior Notes.

                                    --   Any shortfall in the proceeds of the
                                         disposition of the remaining Collateral
                                         from the amount required to pay
                                         principal of, and accrued interest on,
                                         the Senior Notes on the Distribution
                                         Date established in connection with
                                         such disposition.

                                    --   If certain payments with respect to the
                                         Senior Notes are by court order
                                         determined to be a "preferential
                                         transfer" under the U.S. Bankruptcy
                                         Code or otherwise required to be
                                         returned, the amount of such payments.

                                    --   After the continuance of a Payment
                                         Default for eight consecutive Interest
                                         Periods, any shortfall in funds
                                         required to pay principal of, and
                                         accrued interest on, the Senior Notes
                                         on the Distribution Date established in
                                         connection with such Payment Default.
                                         If such Distribution Date would occur
                                         prior to the Final Scheduled Payment
                                         Date, instead of paying such shortfall
                                         on such Distribution Date, the Policy
                                         Provider may, so long as no Policy
                                         Provider Default is continuing, elect
                                         to pay:

                                        --   Any shortfall on such Distribution
                                             Date in funds required to pay
                                             accrued interest on the Senior
                                             Notes.

                                        --   Thereafter, on each Distribution
                                             Date, an amount equal to the
                                             scheduled principal (on the Final
                                             Scheduled Payment Date) and
                                             interest (without regard to any
                                             acceleration thereof) payable on
                                             the Senior Notes on such
                                             Distribution Date.

                                 Notwithstanding such election by the Policy
                                 Provider, the Policy Provider may, on any Business Day (which shall be a Distribution
                                 Date) elected by the Policy Provider upon 20 days' notice, cause the Trustee to make a drawing under the Policy for an amount equal to the then outstanding principal balance of the Senior Notes and accrued and unpaid interest thereon. Further, notwithstanding such election by the Policy Provider, upon the occurrence of a Policy Provider Default, the Trustee shall, on any Business Day elected by the Trustee upon 20 days' written notice to the Policy Provider, make a drawing under the Policy for an amount equal to the then outstanding principal balance of the Senior Notes and accrued and unpaid interest thereon.

                                 Any shortfall for which a drawing under the Policy may be made as described above will be calculated after the application of funds available through drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account.

                                 The Policy Provider is required to honor drawings under the Policy by the Trustee on behalf of the Liquidity Provider for all outstanding drawings under the Liquidity Facility, together with interest thereon, on or after the Business Day which is 24 months from the earliest to occur of (1) the date on which an Interest Drawing shall have been made under the Liquidity Facility and remain unreimbursed from payments made by Continental at the end of such 24-month period, (2) the date on which any Downgrade Drawing, Non-Extension Drawing or Final Drawing that was deposited into the Cash Collateral Account shall have been applied to pay any scheduled payment of interest on the Senior Notes and remain unreimbursed from payments made by Continental at the end of such 24-month period and (3) the date on which all of the Senior Notes have been accelerated and remain unpaid by Continental at the end of such 24-month period, in each case disregarding any reimbursements from payments by the Policy Provider and from proceeds from the sale of Collateral distributed by the Trustee during such 24-month period.

                                 The reimbursement of drawings under the Policy ranks junior to further distributions on the Notes.

                                 There is no Policy for the Subordinated Notes.

Control of Trustee............   Whether before or after the occurrence of an
                                 Event of Default, the "Controlling Party" will direct the Trustee in taking action under the Indenture and other agreements relating to the Notes, including in amending such agreements and granting waivers thereunder. However, certain limited provisions with respect to the Collateral as they relate to the Subordinated
                                 Notes cannot be amended or waived without the consent of the holders of a majority of the outstanding principal amount of the
                                 Subordinated Notes and
                                 certain other limited provisions cannot be amended or waived without the consent of each Noteholder affected thereby. If an Event of Default is continuing, the "Controlling Party" will direct the Trustee in exercising remedies, such as accelerating the Notes or foreclosing the lien on the collateral securing the Notes.

                                 The Controlling Party will be:

                                    --   Except as provided below, the Policy
                                         Provider.

                                    --   If a Policy Provider Default is
                                         continuing, the holders of more than
                                         50% in aggregate unpaid principal
                                         amount of the Senior Notes then
                                         outstanding or, if the Senior Notes
                                         have been paid in full, of the
                                         Subordinated Notes then outstanding.

                                    --   If the Senior Notes, the Policy
                                         Expenses and the Policy Provider
                                         Obligations have been paid in full, the
                                         holders of more than 50% in aggregate
                                         unpaid principal amount of the
                                         Subordinated Notes then outstanding.

                                    --   Under certain circumstances, the
                                         Liquidity Provider.

                                 The Subordinated Noteholders will have the right to direct the Policy Provider in acting as the Controlling Party during the continuance of an Event of Default if the Subordinated Noteholders shall have deposited with the Policy Provider cash, U.S. government securities or other investments acceptable to the Policy Provider as collateral for amounts owed to, and for certain amounts to become due and payable to, the Policy Provider under the Operative Documents and Support Documents. The amount deposited must be sufficient without reinvestment to pay certain amounts due and to become due on the Senior Notes and to the Policy Provider. No Subordinated Noteholder will be required to contribute to a deposit. The Subordinated Noteholders contributing their proportionate share of such deposit will be entitled to direct the Policy Provider in taking action as the Controlling Party during the continuance of such Event of Default by vote of a majority of the principal amount of the Subordinated Notes held by such contributing Subordinated Noteholders. If the Policy Provider draws on such deposit, after the Policy Provider shall have paid in full all amounts due to it under the Operative Documents and Support Documents, amounts distributable to the Policy Provider under the Indenture will be distributed to such contributing Subordinated Noteholders in the same proportion as their respective contributions to the deposit until their proportionate share of the deposit not returned by the Policy Provider shall have been repaid in full.

                                                                                            STANDARD
                                                                                  MOODY'S   & POOR'S
                                                                                  -------   --------
Threshold Rating for the Liquidity
  Provider................................     Short Term.......................    P-1       A-1

Liquidity Provider Rating.....   Morgan Stanley, the parent company of Morgan
                                 Stanley Capital Services, meets the Threshold
                                 Rating requirement and has guaranteed Morgan
                                 Stanley Capital Services' obligations under the Liquidity Facility.

                                                                                            MOODY'S
                                                                                            -------
Policy Provider Rating....................     Financial Strength.........................    Aaa

                      SUMMARY FINANCIAL AND OPERATING DATA

     The following tables summarize certain consolidated financial data and certain operating data with respect to Continental. The following selected consolidated financial data for the years ended December 31, 2002, 2001 and 2000 are derived from the audited consolidated financial statements of Continental (including certain reclassifications to conform to the current year presentation) including the notes thereto incorporated by reference in this Prospectus and should be read in conjunction with those financial statements. The following selected consolidated financial data for the years ended December 31, 1999 and 1998 are derived from the selected financial data contained in Continental's Annual Report on Form 10-K for the year ended December 31, 2002, incorporated by reference in this Prospectus, and the audited consolidated financial statements of Continental for the years ended December 31, 1999 and 1998 and should be read in conjunction therewith. The consolidated financial data of Continental for the three months ended March 31, 2003 and 2002 are derived from the unaudited consolidated financial statements of Continental incorporated by reference in this Prospectus, which include all adjustments (consisting solely of normal recurring accruals, except for fleet impairment losses and other special charges) that Continental considers necessary for the fair presentation of the financial position and results of operations for these periods. Operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.


                                         THREE MONTHS
                                        ENDED MARCH 31,                   YEAR ENDED DECEMBER 31,
                                      -------------------   ----------------------------------------------------
                                        2003       2002       2002       2001       2000       1999       1998
                                      --------   --------   --------   --------   --------   --------   --------
                                      (IN MILLIONS OF DOLLARS, EXCEPT OPERATING DATA, PER SHARE DATA AND RATIOS)
FINANCIAL DATA--OPERATIONS:(1)
Operating Revenue...................  $ 2,042    $ 1,993    $ 8,402    $ 8,969    $ 9,899    $ 8,639    $ 7,927
Operating Expenses..................    2,266      2,180      8,714      8,825      9,170      8,024      7,226
                                      -------    -------    -------    -------    -------    -------    -------
Operating Income (Loss).............     (224)      (187)      (312)       144        729        615        701
Non-operating Income (Expense),
  net...............................      (86)       (67)      (303)      (258)      (167)       183        (59)
                                      -------    -------    -------    -------    -------    -------    -------
Income (Loss) before Income Taxes
  and Cumulative Effect of Changes
  in Accounting Principles..........     (310)      (254)      (615)      (114)       562        798        642
Net Income (Loss)...................  $  (221)   $  (166)   $  (451)   $   (95)   $   342    $   455    $   383
                                      =======    =======    =======    =======    =======    =======    =======
Earnings (Loss) per Share:
  Basic.............................  $ (3.38)   $ (2.61)   $ (7.02)   $ (1.72)   $  5.62    $  6.54    $  6.34
                                      =======    =======    =======    =======    =======    =======    =======
  Diluted...........................  $ (3.38)   $ (2.61)   $ (7.02)   $ (1.72)   $  5.45    $  6.20    $  5.02
                                      =======    =======    =======    =======    =======    =======    =======
Shares used for Computation:
  Basic.............................     65.3       63.5       64.2       55.5       60.7       69.5       60.3
  Diluted...........................     65.3       63.5       64.2       55.5       62.8       73.9       80.3
Ratio of Earnings to Fixed
  Charges(2)........................       --         --         --         --       1.51x      1.80x      1.93x
                                      =======    =======    =======    =======    =======    =======    =======

                                         THREE MONTHS
                                        ENDED MARCH 31,                   YEAR ENDED DECEMBER 31,
                                      -------------------   ----------------------------------------------------
                                        2003       2002       2002       2001       2000       1999       1998
                                      --------   --------   --------   --------   --------   --------   --------
                                      (IN MILLIONS OF DOLLARS, EXCEPT OPERATING DATA, PER SHARE DATA AND RATIOS)
OPERATING DATA:
MAINLINE JET STATISTICS:
Revenue passengers (thousands)......    9,245     10,057     41,016     44,238     46,896     45,540     43,625
Revenue passenger miles
  (millions)(3).....................   13,274     14,032     59,349     61,140     64,161     60,022     53,910
Cargo ton miles (millions)..........      233        208        908        917      1,096      1,000        856
Available seat miles
  (millions)(4).....................   19,076     18,951     80,122     84,485     86,100     81,946     74,727
Passenger load factor(5)............     69.6%      74.0%      74.1%      72.4%      74.5%      73.2%      72.1%
Passenger revenue per available seat
  mile (cents)......................     8.45       8.77       8.61       8.98       9.84       9.12       9.23
Total revenue per available seat
  mile (cents)......................     9.31       9.40       9.27       9.58      10.52       9.75       9.85
Operating cost per available seat
  mile (cents)(6)...................    10.25      10.09       9.53       9.22       9.68       9.07       9.03
Special items per available seat
  mile..............................     0.34       0.48       0.31      (0.36)       N/A       0.09       0.14
Average yield per revenue passenger
  mile (cents)(7)...................    12.14      11.84      11.63      12.42      13.20      12.45      12.79
Average price per gallon of fuel,
  excluding fuel taxes (cents)......    98.50      60.17      69.97      78.24      84.21      46.56      46.83
Average price per gallon of fuel,
  including fuel taxes (cents)......   102.87      64.39      74.01      82.48      88.54      50.78      51.20
Fuel gallons consumed (millions)....      305        308      1,296      1,426      1,533      1,536      1,487
Average fare per revenue
  passenger.........................  $174.27    $165.21    $168.25    $171.59    $180.66    $164.11    $158.02
Average length of aircraft flight
  (miles)...........................    1,257      1,191      1,225      1,185      1,159      1,114      1,044
Average daily utilization of each
  aircraft (hours)(8)...............     9:19       9:31       9:31      10:19      10:36      10:29      10:13
Actual aircraft in fleet at end of
  period(9).........................      362        364        366        352        371        363        363

REGIONAL JET AND TURBOPROP STATISTICS(10):
Revenue passenger miles
  (millions)(3).....................    1,078        835      3,952      3,388      2,947      2,149      1,564
Available seat miles
  (millions)(4).....................    1,767      1,424      6,219      5,437      4,735      3,431      2,641
Passenger load factor(5)............     61.0%      58.6%      63.5%      62.3%      62.2%      62.6%      59.2%

CONSOLIDATED STATISTICS:
Consolidated passenger load
  factor............................     68.9%      73.0%      73.3%      71.8%      73.9%      72.8%      71.7%
Consolidated breakeven passenger
  load factor(11)...................     84.5%      87.4%      82.5%      73.5%      67.9%      64.0%      63.6%

                                                              MARCH 31,   DECEMBER 31,
                                                                2003          2002
                                                              ---------   ------------
                                                              (IN MILLIONS OF DOLLARS)
FINANCIAL DATA--BALANCE SHEET:
ASSETS:
  Cash, Cash Equivalents and Short-Term Investments.........   $ 1,181      $ 1,342
  Other Current Assets......................................     1,079          935
  Total Property and Equipment, net.........................     6,824        6,968
  Routes and Airport Operating Rights, net..................     1,003        1,009
  Other Assets..............................................       503          486
                                                               -------      -------
    Total Assets............................................   $10,590      $10,740
                                                               =======      =======
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current Liabilities.......................................   $ 3,137      $ 2,926
  Long-Term Debt and Capital Leases.........................     5,096        5,222
  Deferred Credits and Other Long-Term Liabilities..........     1,546        1,572
  Minority Interest.........................................        19            7
  Mandatorily Redeemable Preferred Securities of Subsidiary
    Trust Holding Solely Convertible Subordinated Debentures
    of Continental(12)......................................       241          241
  Redeemable Preferred Stock of Subsidiary(13)..............         5            5
  Stockholders' Equity......................................       546          767
                                                               -------      -------
    Total Liabilities and Stockholders' Equity..............   $10,590      $10,740
                                                               =======      =======


---------------

 (1) Includes the following special expense (income) items (in millions):

                                                                  THREE MONTHS
                                                                 ENDED MARCH 31,        YEAR ENDED DECEMBER 31,
                                                                 ---------------   ----------------------------------
                                                                 2003       2002   2002   2001    2000   1999    1998
                                                                 ----       ----   ----   -----   ----   -----   ----
         Operating expense (income):
           Fleet impairment and restructuring charges..........  $65        $90    $242   $  61   $--    $  81   $122
           Air Transportation Safety and System Stabilization
             Act grant.........................................   --         --      12    (417)   --       --     --
           Severance and other special charges.................   --         --      --      63    --       --     --

         Nonoperating expense (income):
           Gain on sale of assets..............................   --         --      --      --    (9)    (326)    --
           Impairment of investments...........................   --         --      --      22    --       --     --

         Cumulative effect of change in accounting, net of
           taxes...............................................   --         --      --      --    --       33     --

 (2) For purposes of calculating this ratio, earnings consist of income before income taxes and cumulative effect of changes in accounting principles plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expenses, the portion of rental expense representative of interest expense, the amount amortized for debt discount, premium and issuance expense and interest previously capitalized. For the three months ended March 31, 2003 and 2002 and the years ended December 31, 2002 and 2001, earnings were inadequate to cover fixed charges and the coverage deficiency was $307 million, $257 million, $616 million and $143 million, respectively.

 (3) The number of scheduled miles flown by revenue passengers.

 (4) The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

 (5) Revenue passenger miles divided by available seat miles.

 (6) Includes applicable special items noted in (1).

 (7) The average revenue received for each mile a revenue passenger is carried.

 (8) The average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).

 (9) Excludes aircraft that are either temporarily or permanently removed from service.

(10) These statistics reflect operations of Continental Express (as operated by ExpressJet). In April 2002, ExpressJet's parent company Holdings completed an initial public offering, and Continental's ownership in Holdings was reduced to 53.1% of its outstanding common stock. Pursuant to a capacity purchase agreement, Continental currently purchases all of ExpressJet's available seat miles for a negotiated price.

(11) The percentage of seats that must be occupied by revenue passengers for us to break even on a net income basis. The special items noted in (1) included in the consolidated breakeven passenger load factor account for 3.0, 4.9, 3.3, (3.0), (0.1), (2.3) and 1.6 percentage points in each of the periods, respectively.

(12) The sole assets of the Trust are convertible subordinated debentures issued by Continental with an aggregate principal amount of $250 million, which bear interest at the rate of 6% per annum and mature on November 15, 2030. Upon repayment, the Mandatorily Redeemable Preferred Securities of Subsidiary Trust will be mandatorily redeemed.

(13) In connection with an internal reorganization by Holdings, Continental's 53.1% majority owned subsidiary, a subsidiary of Holdings issued non-voting preferred stock which has a liquidation preference of $5 million, is mandatorily redeemable in 2012, and is callable beginning in 2005. The preferred stock was sold to a non-affiliated third party for a note in the original principal amount of $5 million and is included on our balance sheet as redeemable preferred stock of subsidiary.

                                  RISK FACTORS

TERRORIST ATTACKS AND INTERNATIONAL HOSTILITIES

 THE 2001 TERRORIST ATTACKS AND THE RECENT WAR IN IRAQ HAVE ADVERSELY AFFECTED, AND ANY ADDITIONAL TERRORIST ATTACKS OR HOSTILITIES MAY FURTHER ADVERSELY AFFECT, CONTINENTAL'S FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS


     As described in greater detail below under "The Company--Outlook" and in Continental's filings with the Commission, the terrorist attacks of September 11, 2001 involving commercial aircraft adversely affected Continental's financial condition, results of operations and prospects, and the airline industry generally. Those effects continue, although they have been mitigated somewhat by increased traffic, money received by Continental under the Air Transportation Safety and System Stabilization Act and a recent Federal supplemental appropriations bill enacted in April 2003 and Continental's cost-cutting measures. Moreover, additional terrorist attacks, even if not made directly on the airline industry, or the fear of such attacks, could further negatively affect Continental and the airline industry. The recent war in Iraq further decreased demand for air travel, and additional hostilities could potentially have a material adverse impact on Continental's financial condition, liquidity and results of operations.


     Among the effects Continental experienced from the September 11, 2001 terrorist attacks were significant flight disruption costs caused by the Federal Aviation Administration ("FAA") imposed grounding of the U.S. airline industry's fleet, significantly increased security, insurance and other costs, significantly higher ticket refunds, significantly reduced load factors (defined as revenue passenger miles divided by available seat miles), and significantly reduced yields. Further terrorist attacks against commercial aircraft could result in another grounding of Continental's fleet, and would likely result in significant reductions in load factor and yields, along with increased ticket refunds and security, insurance and other costs. In addition, terrorist attacks not involving commercial aircraft, post war unrest in Iraq or other world events could result in decreased load factors and yields and could also result in increased costs for Continental and the airline industry. For instance, fuel costs rose significantly during 2002 and the first quarter of 2003 and until recently have been at historically high levels. Premiums for aviation insurance have increased substantially, and could escalate further, or certain aviation insurance could become unavailable or available only for reduced amounts of coverage that are insufficient to comply with the levels of insurance coverage required by aircraft lenders and lessors or required by applicable government regulations. Additionally, war-risk coverage or other insurance might cease to be available to Continental's vendors, or might be available only at significantly increased premiums or for reduced amounts of coverage, which could adversely impact Continental's operations or costs.


     Due in part to the lack of predictability of future traffic, business mix and yields, Continental is currently unable to estimate the long-term impact on it of the events of September 11, 2001 or the impact of any further terrorist attacks or the recent war in Iraq. However, given the magnitude of the unprecedented events of September 11, 2001 and their continuing aftermath, the adverse impact to Continental's financial condition, results of operations, liquidity and prospects may continue to be material, and Continental's financial resources might not be sufficient to absorb it or that of any further terrorist attacks or post-war unrest in Iraq.


RISK FACTORS RELATING TO THE COMPANY

 CONTINENTAL CONTINUES TO EXPERIENCE SIGNIFICANT LOSSES

     Since September 11, 2001, Continental has incurred significant losses. Continental recorded losses of $451 million in 2002 and $221 million in the first quarter of 2003, and expects to incur a significant loss for the full year 2003. Passenger revenue per available seat mile for Continental's mainline jet operations has continued to decline since September 11, 2001, dropping 4.1% for the year ended December 31, 2002 versus the same period in 2001 and 3.6% in the first quarter of 2003 versus the first quarter of 2002. Overall passenger revenue declined 7.0% during 2002 compared to 2001, and was flat in the first quarter of 2003 compared to the same period in 2002. Business traffic in most markets continues to be weak, and carriers continue to offer reduced fares to attract passengers, which lowers Continental's passenger revenue and yields and raises

Continental's break-even load factor. Continental cannot predict when business traffic or yields will increase. Further, the long-term impact of any changes in fare structures, most importantly in relation to business fares, booking patterns, low-cost competitor growth, increased usage of regional jets, competitor bankruptcies and other changes in industry structure and conduct, cannot be predicted at this time, but could have a material adverse effect on Continental's financial condition, liquidity and results of operations. See "The Company--Outlook".


     In addition, Continental's capacity purchase agreement with ExpressJet provides that Continental purchase, in advance, all of ExpressJet's available seat miles for a negotiated price, and Continental is at risk for reselling the available seat miles at market prices. Continental previously announced its intention to sell or otherwise dispose of its remaining interests in ExpressJet. If Continental does so, then Continental would report greater fixed costs, which could result in lower or more volatile earnings or both. For example, for the year ended December 31, 2002, Continental's net loss of $451 million included net income for ExpressJet of $84 million. For the quarter ended March 31, 2003, Continental's net loss of $221 million included net income for ExpressJet of $26 million.

 CONTINENTAL'S HIGH LEVERAGE MAY AFFECT ITS ABILITY TO SATISFY ITS SIGNIFICANT FINANCING NEEDS OR MEET ITS OBLIGATIONS


     As is the case with its principal competitors, Continental has a high proportion of debt compared to its equity capital. Continental also has significant operating lease and facility rental obligations, as well as future funding requirements for several noncontributory defined benefit plans. During 2002, the amount of Continental's long-term debt increased 26%. In addition, Continental has fewer cash resources than some of its principal competitors and substantially all of Continental's property and equipment is subject to liens securing indebtedness. Accordingly, Continental may be less able than some of its competitors to withstand a prolonged recession in the airline industry or respond as well to changing economic and competitive conditions. Moreover, competitors emerging from bankruptcy will likely have lower cost structures and greater operating flexibility after reorganizing their companies in bankruptcy.


     As of March 31, 2003, Continental had approximately:

      -- $5.6 billion (including current maturities) of long-term debt and capital lease obligations.

      -- $248 million liquidation amount of Continental-obligated mandatorily redeemable preferred securities of trust ($241 million net of unamortized discount).

      --   $546 million of stockholders' equity.

      --   $1.18 billion in cash, cash equivalents and short-term investments.

     Continental has substantial commitments for capital expenditures, including for the acquisition of new aircraft. As of March 31, 2003, Continental had firm commitments for 67 aircraft from Boeing, with an estimated cost of approximately $2.5 billion. The 67 aircraft are scheduled to be delivered between late 2003 and mid 2008, with four Boeing 737-800 aircraft scheduled for delivery in the fourth quarter of 2003. Continental has been offered backstop financing for approximately 12 firm aircraft and is currently in negotiations regarding the offer. Continental does not have backstop financing or any other financing currently in place for the remainder of the aircraft. In addition, at March 31, 2003, Continental had firm commitments to purchase 13 spare engines related to the new Boeing aircraft for approximately $80 million. Continental does not have any financing currently in place for five of these spare engines. These spare engines are scheduled to be delivered through March 2005. Further financing will be needed to satisfy Continental's capital commitments for its aircraft and aircraft-related expenditures such as engines, spare parts and related items. There can be no assurance that sufficient financing will be available for the aircraft on order and other capital expenditures.

     As of March 31, 2003, ExpressJet had firm commitments for an additional 74 regional jets from Empresa Brasileira de Aeronautica S.A. ("Embraer") delivering through 2006, with an estimated aggregate cost of $1.5 billion. ExpressJet does not have any obligation to take any of these firm aircraft that are not financed by a third party and leased either to ExpressJet or Continental. Under the capacity purchase agreement between Continental and ExpressJet, Continental has agreed to lease as lessee and sublease to ExpressJet the regional jets that are subject to ExpressJet's firm purchase commitments. In addition, under the capacity purchase agreement with ExpressJet, the Company generally is obligated to purchase all of the capacity provided by these new aircraft as they deliver to ExpressJet. Continental cannot predict whether passenger traffic levels will enable it to utilize fully regional jets delivering to ExpressJet in the future.



     Continental also has significant operating lease and facility rental obligations, as well as future funding requirements for several noncontributory defined benefit plans. For the year ended December 31, 2002, annual aircraft and facility rental expense under operating leases approximated $1.3 billion. In addition, Continental's 2004 funding requirements for several noncontributory defined benefit plans covering substantially all its employees are expected to be substantial. Absent any changes to the benefit plans or waiver of required payments from the Internal Revenue Service, 2004 minimum funding relating to the 2002 plan year will be approximately $240 million, and 2004 minimum funding relating to the 2003 plan year will also be significant. Investment returns on plan assets and changes to the discount rate used to value the pension liability will also impact the required contributions in 2004.



     Additional financing will be needed to satisfy Continental's capital commitments. Continental cannot predict whether sufficient financing will be available. On several occasions subsequent to September 11, 2001, including March and April 2003, each of Moody's, Standard & Poor's and Fitch, Inc. downgraded the credit ratings of a number of major airlines, including Continental's credit ratings, and further downgrades are possible. Reductions in Continental's credit ratings have increased the interest Continental pays on new issuances of debt and may increase the cost of and reduce the financing available to Continental in the future.



     Continental does not have debt obligations that would be accelerated as a result of a credit rating downgrade, but under two letters of credit facilities securing our worker's compensation program, Continental could be required to substitute approximately $67 million of cash collateral for spare engines that currently serve as collateral if the rating of its senior unsecured debt is lowered below CCC- by Standard & Poor's or Caa3 by Moody's. Continental's senior unsecured debt is currently rated "CCC+" with negative outlook by Standard & Poor's and "Caa2" with negative outlook by Moody's.


 SIGNIFICANT CHANGES OR EXTENDED PERIODS OF HIGH FUEL COSTS OR FUEL SUPPLY DISRUPTIONS WOULD MATERIALLY AFFECT CONTINENTAL'S OPERATING RESULTS


     Fuel costs, which until recently have been at historically high levels, constitute a significant portion of Continental's operating expense. Fuel costs represented approximately 11.7% of Continental's operating expenses for the year ended December 31, 2002 and 13.9% of Continental's operating expenses for the year ended December 31, 2001. Fuel costs represented approximately 15.3% and 9.5% of Continental's operating expenses for the three months ended March 31, 2003 and 2002, respectively. Fuel prices and supplies are influenced significantly by international political and economic circumstances, such as the political crises in Venezuela and Nigeria and the war in Iraq. From time to time Continental enters into petroleum swap contracts, petroleum call option contracts and/or jet fuel purchase commitments to provide some short-term protection (generally three to six months) against a sharp increase in jet fuel prices. Depending upon the hedging method employed, Continental's strategy may limit its ability to benefit from declines in fuel prices. Continental has hedged approximately 80% of its fuel requirements for the second quarter of 2003 and approximately 25% of its fuel requirements for the remainder of the year with petroleum call options. If a future fuel supply shortage were to arise from OPEC production curtailments, a disruption of oil imports, post war unrest in Iraq, other conflicts in the Middle East, or otherwise, higher fuel prices or reduction of scheduled airline service could result. Significant changes in fuel costs would materially affect Continental's operating results.

 LABOR COSTS IMPACT CONTINENTAL'S RESULTS OF OPERATIONS


     Labor costs constitute a significant percentage of Continental's total operating costs. Many of Continental's work groups are represented by unions and others are seeking such representation. Continental's mechanics, represented by the International Brotherhood of Teamsters, ratified a new four-year collective bargaining agreement in December 2002. The mechanics agreement makes an adjustment to current pay and recognizes current industry conditions with a provision to re-open negotiations regarding wages, pension and health insurance provisions in January 2004. Work rules and other contract items are established through 2006. Collective bargaining agreements between Continental and its pilots and between ExpressJet and its pilots (both of whom are represented by the Air Line Pilots Association) became amendable in October 2002. After being deferred due to the economic uncertainty following the September 11, 2001 terrorist attacks, negotiations recommenced in September 2002 and are continuing. Although Continental may incur increased labor costs in connection with the negotiation of the pilot collective bargaining agreements, the labor cost uncertainty associated with recent major hub-and-spoke carrier bankruptcies makes predicting the outcome of negotiations more difficult. US Airways Group, Inc. ("US Airways") and United Air Lines, Inc. ("United") have significantly decreased their labor costs during their bankruptcy cases. American Airlines, Inc. ("American Airlines") has recently agreed with its major labor groups on significant labor cost reductions. Delta and Northwest Airlines have each recently announced that they are seeking to decrease their labor costs significantly. Although Continental enjoys generally good relations with its employees, there can be no assurance that Continental will not experience labor disruptions in the future.


RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

 THE AIRLINE INDUSTRY IS HIGHLY COMPETITIVE


     The airline industry is highly competitive and susceptible to price discounting. Carriers use discount fares to stimulate traffic during periods of slack demand, to generate cash flow and to increase market share. Some of Continental's competitors have substantially greater financial resources or lower cost structures than Continental, or both. In recent years, the market share held by low cost carriers has increased significantly and is expected to continue to increase.


     Airline profit levels are highly sensitive to changes in fuel costs, fare levels and passenger demand. Passenger demand and fare levels are influenced by, among other things, the state of the global economy, domestic and international events, airline capacity and pricing actions taken by carriers. The weak U.S. economy, turbulent international events and extensive price discounting by carriers contributed to unprecedented losses for U.S. airlines from 1990 to 1993. Since September 11, 2001, these same factors, together with the effects of the terrorist attacks and the war in Iraq, have resulted in dramatic losses for Continental and the airline industry generally. Continental cannot predict when conditions will improve. US Airways, United and several small competitors have filed for bankruptcy protection, although US Airways emerged from bankruptcy on March 31, 2003. Other carriers could follow. These carriers could operate under bankruptcy protection in a manner that would be adverse to Continental, and could emerge from bankruptcy as more vigorous competitors with substantially lower costs.


     In recent years, the major U.S. airlines have sought to form marketing alliances with other U.S. and foreign air carriers. Such alliances generally provide for codesharing, frequent flyer reciprocity, coordinated scheduling of flights of each alliance member to permit convenient connections and other joint marketing activities. Such arrangements permit an airline to market flights operated by other alliance members as its own. This increases the destinations, connections and frequencies offered by the airline, which provide an opportunity to increase traffic on its segment of flights connecting with its alliance partners. Continental's alliance with Northwest Airlines and its new alliance with Delta and Northwest Airlines are examples of such arrangements, and Continental has existing alliances with numerous other air carriers. (See "The Company--Domestic Operations".) Other major U.S. airlines have alliances or planned alliances more extensive than Continental's, providing them with route systems of relatively greater utility to customers than Continental's more limited route system. Continental cannot predict the extent to which it will be disadvantaged by competing alliances.

     Since its deregulation in 1978, the U.S. airline industry has undergone substantial consolidation, and it may in the future experience additional consolidation. Continental routinely monitors changes in the competitive landscape and engages in analysis and discussions regarding its strategic position, including alliances and business combination transactions. Continental has had, and expects to continue to have, discussions with third parties regarding strategic alternatives. The impact of any consolidation within the U.S. airline industry cannot be predicted at this time.

 THE AVIATION SECURITY ACT WILL IMPOSE ADDITIONAL COSTS AND MAY CAUSE SEVERE DISRUPTIONS


     In November 2001, the President signed into law the Aviation and Transportation Security Act (the "Aviation Security Act"). This law federalized substantially all aspects of civil aviation security, creating a new Transportation Security Administration under the Department of Transportation (the "TSA"). Among other things, the law required that all checked baggage be screened by explosive detection systems by December 31, 2002 (although during the implementation phase, other permitted methods of screening are being utilized and federal law permits individual airports to request extensions of such deadline). At some airports, the TSA has provided for temporary security measures which are less than optimal. Implementation of the requirements of the Aviation Security Act has resulted in increased costs for the airline industry and may result in additional costs, delays and disruptions in air travel. However, pursuant to a supplemental appropriations bill enacted in April 2003, some of these costs have been or will be reimbursed by the U.S. government. See "The Company--Outlook".


 CONTINENTAL'S BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION


     As evidenced by the enactment of the Aviation Security Act, airlines are subject to extensive regulatory and legal compliance requirements that result in significant costs. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenue. The FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures. Some FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement and other environmental concerns, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. Continental expects to continue incurring expenses to comply with the FAA's regulations.



     Additionally, because of significantly higher security and other costs incurred by airports since September 11, 2001, and because reduced landing weights since September 11, 2001 have reduced the fees airlines pay to airports, many airports are significantly increasing their rates and charges to air carriers, including to Continental. Restrictions on the ownership and transfer of airline routes and takeoff and landing slots have also been proposed. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. Continental cannot provide assurance that current laws and regulations, or laws or regulations enacted in the future, will not adversely affect it.


 CONTINENTAL'S OPERATIONS ARE AFFECTED BY THE SEASONALITY ASSOCIATED WITH THE AIRLINE INDUSTRY


     Due to greater demand for air travel during the summer months, revenue in the airline industry in the second and third quarters of the year is generally stronger than revenue in the first and fourth quarters of the year for most U.S. air carriers. Continental's results of operations generally reflect this seasonality.


RISK FACTORS RELATING TO THE SENIOR NOTES AND THE EXCHANGE OFFER

 CONSEQUENCES OF FAILURE TO EXCHANGE

     If you fail to deliver the proper documentation to the Exchange Agent in a timely fashion, your tender of Old Senior Notes will be rejected. The New Senior Notes will be issued in exchange for the Old Senior Notes only after timely receipt by the Exchange Agent of the Old Senior Notes, a properly completed and executed

Letter of Transmittal (or an Agent's Message in lieu thereof) and all other required documentation. If you wish to tender your Old Senior Notes in exchange for New Senior Notes, you should allow sufficient time to ensure timely delivery. None of the Exchange Agent, the Trustee or Continental is under any duty to give holders of Old Senior Notes notification of defects or irregularities with respect to tenders of Old Senior Notes for exchange.

     If you do not exchange your Old Senior Notes for New Senior Notes pursuant to the Exchange Offer, or if your tender of Old Senior Notes is not accepted, your Old Senior Notes will continue to be subject to the restrictions on transfer of such Old Senior Notes as set forth in the legend thereon. In general, you may not offer or sell Old Senior Notes unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Continental does not currently anticipate that it will register the Old Senior Notes under the Securities Act. To the extent that Old Senior Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Senior Notes could be adversely affected.

  APPRAISAL AND REALIZABLE VALUE OF COLLATERAL

     The Policy supports payment of interest on the Senior Notes when due and payment of outstanding principal of the Senior Notes no later than the Final Legal Maturity Date. However, if Continental does not make such payments and a Policy Provider Default occurs, in order to obtain such payments, the holders of the Senior Notes may have to rely on the proceeds from the sale of the Collateral.

     Simat, Helliesen & Eichner, Inc., an independent aviation appraisal and consulting firm ("SH&E"), has prepared an appraisal of the spare parts included in the Collateral as of December 25, 2002. A letter, dated January 24, 2003, summarizing such appraisal is annexed to this Prospectus as Appendix II. The appraisal is subject to a number of assumptions and limitations and was prepared based on certain specified methodologies. In preparing its appraisal, SH&E conducted only a limited physical inspection of certain locations at which Continental maintains the spare parts. An appraisal that is subject to other assumptions and limitations and based on other methodologies may result in valuations that are materially different from those contained in SH&E's appraisal. See "Description of the Appraisal".


     Continental is required to provide to the Policy Provider and the Trustee a semiannual appraisal of the Collateral. If any such subsequent appraisal indicates that the ratio of the outstanding principal amount of the Senior Notes to the Collateral value is greater than 45.0%, or that the ratio of the outstanding principal amount of the Senior Notes and the Subordinated Notes to the Collateral value is greater than 67.5%, Continental is required to provide additional collateral or to reduce the principal amount of Senior Notes or Subordinated Notes outstanding so that the loan to Collateral values are not greater than the applicable maximum percentage. Continental deposited $13,056,950 as Cash Collateral at the initial issuance of the Old Senior Notes so that the initial loan to Collateral value ratio would not exceed 45.0%, based on the appraisal determined as of August 25, 2002. The ratio of the loan to Collateral value, determined using the appraisal as of December 25, 2002, would have been 45.8% for the Senior Notes and 68.7% for the Subordinated Notes without giving effect to such deposit of Cash Collateral. Continental expects to satisfy the applicable maximum loan to Collateral value percentages at the time the next appraisal is required based upon its projected purchases of spare parts, in which case Continental will be entitled to withdraw such Cash Collateral. However, no assurance can be given that the applicable maximum percentages will be satisfied. See "Description of the Senior Notes--Collateral".


     An appraisal is only an estimate of value. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Collateral may be less than its appraised value. The value of the Collateral if remedies are exercised under the Indenture will depend on market and economic conditions, the supply of similar spare parts, the availability of buyers, the condition of the Collateral and other factors. In addition, since spare parts are regularly used, refurbished, purchased, transferred and discarded in the ordinary course of business, the quantity of spare parts included in the Collateral and their appraised value will change over time. Accordingly, Continental cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Senior Notes. If a Policy

Provider Default occurs and such proceeds are not sufficient to repay all such amounts due on the Senior Notes, then holders of Senior Notes (to the extent not repaid from the proceeds of the sale of Collateral) would have only unsecured claims against Continental and the Policy Provider.


     As discussed under "Risk Factors Relating to the Airline Industry--The Airline Industry is Highly Competitive", since September 11, 2001, the airline industry has suffered substantial losses. Two major air carriers, US Airways and United, have filed for bankruptcy protection, although US Airways emerged from bankruptcy on March 31, 2003. Northwest Airlines has publicly acknowledged that it may file for bankruptcy unless it renegotiates its outstanding labor agreements, and other airlines may file for bankruptcy protection as well. Moreover, recent reports have suggested the possibility of liquidation by United. In response to adverse market conditions, many air carriers have reduced the number of aircraft in operation, and there may be further reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft of the same models as the models of aircraft on which the spare parts included in the Collateral may be installed or used could adversely affect the value of the Collateral.


 CONTROL OVER AMENDMENTS, WAIVERS AND SALE OF COLLATERAL


     Whether before or after the occurrence of an Event of Default, the "Controlling Party" will direct the Trustee in taking action under the Indenture and other agreements relating to the Notes, including in amending such agreements and granting waivers thereunder, except for certain limited provisions with respect to the Collateral as it relates to the Subordinated Notes that cannot be amended or waived without the consent of the holders of a majority of the outstanding principal amount of the Subordinated Notes and certain other limited provisions that cannot be amended or waived without the consent of each Noteholder affected thereby. Except for those limited provisions which are described in "Description of the Senior Notes--Modifications and Waiver of the Indenture and Certain Other Agreements", the provisions of the Indenture, the Security Agreement and the other Operative Documents may be amended or waived by the Controlling Party (or, in the case of the Collateral Maintenance Agreement, the Policy Provider) without the consent of the Senior Noteholders. If an Event of Default is continuing, the "Controlling Party" will direct the Trustee in exercising remedies under the Indenture and the Collateral Agreements, including accelerating the Senior Notes or foreclosing the lien on the Collateral securing the Senior Notes. See "Description of the Senior Notes-- Remedies".


     The Controlling Party will be:

      --   The Policy Provider (except as provided below).

      -- If a Policy Provider Default is continuing, the holders of more than 50% in aggregate unpaid principal amount of the Senior Notes then outstanding or, if the Senior Notes have been paid in full, of the Subordinated Notes then outstanding.

      -- If the Senior Notes, the Policy Expenses and the Policy Provider Obligations have been paid in full, the holders of more than 50% in aggregate unpaid principal amount of Subordinated Notes then outstanding.

      --   Under certain circumstances, the Liquidity Provider.


     The Subordinated Noteholders will have the right to direct the Policy Provider in acting as the Controlling Party during the continuance of an Event of Default if the Subordinated Noteholders shall have deposited with the Policy Provider cash, U.S. government securities or other investments acceptable to the Policy Provider as collateral for amounts owed and to become due and payable to the Policy Provider under the Operative Documents and Support Documents. The Subordinated Noteholders contributing their proportionate share of such deposit will be entitled to direct the Policy Provider in taking action as the Controlling Party during the continuance of such Event of Default by vote of a majority of the principal amount of the Subordinated Notes held by such contributing Subordinated Noteholders. See "Description of the Senior Notes--Controlling Party".

     The rights of holders of Senior Notes may be adversely affected by the actions of the Policy Provider as the Controlling Party described in the preceding paragraphs, particularly if a Policy Provider Default occurs subsequently thereto.

 IF CONTINENTAL DEFAULTS, THE INTEREST RATE ON THE SENIOR NOTES WILL BE SUBJECT TO A MAXIMUM EQUAL TO THE CAPPED INTEREST RATE

     If Continental fails to pay accrued interest on the Senior Notes when due on a Distribution Date and fails to cure such nonpayment, the interest rate on the Senior Notes for the interest due on such Distribution Date will be subject to a maximum equal to the Capped Interest Rate. If Continental cures such nonpayment, such maximum rate will not apply. However, the amounts available under the Liquidity Facility and the Policy for the payment of accrued interest are limited by the same maximum rate. Accordingly, if Continental fails to make a payment of interest when due and the interest rate on the Senior Notes then applicable exceeds the Capped Interest Rate, the amount that the Trustee may draw under the Liquidity Facility and Policy (or, if applicable, withdraw from the Cash Collateral Account) to make such payment will be calculated at the Capped Interest Rate. If Continental subsequently cures, Continental will be obligated to pay the accrued interest calculated without regard to such maximum rate. If Continental fails to cure, the Senior Noteholders will not have a claim for interest due on such Distribution Date above the amount calculated at the Capped Interest Rate.

 CERTAIN LIMITATIONS WITH RESPECT TO THE COLLATERAL

     The Policy supports the payment of interest on the Senior Notes when due and payment of outstanding principal of the Senior Notes no later than the Final Legal Maturity Date. However, if Continental does not make such payments and a Policy Provider Default occurs, in order to obtain such payments, the holders of Senior Notes may have to rely on the proceeds from the sale of the Collateral.


     The Senior Notes are secured by a lien on the Pledged Spare Parts. The Subordinated Notes are also secured by a lien on such collateral. See "Description of the Senior Notes--Collateral". However, the lien will not apply to a spare part for as long as it is installed on or being used in any aircraft, engine or other spare part so installed or being used. In addition, since spare parts are regularly used, refurbished, purchased, transferred and discarded in the ordinary course of Continental's business, the quantity of spare parts included in the Collateral and their appraised value will change over time.



     Continental is required to keep the Pledged Spare Parts at certain Designated Locations, subject to certain exceptions. See "Description of the Senior Notes--Collateral--Designated Locations". The lien of the Senior Notes will not apply to any spare part not located at a Designated Location.



     Upon initial issuance of the Old Senior Notes, Continental made a cash collateral deposit with the Security Agent of $13,056,950 so that the initial ratio of the outstanding principal amount of the Senior Notes to the Collateral value would not exceed 45.0%. Continental is required to provide to the Policy Provider and the Trustee a semiannual appraisal of the Collateral. If any such subsequent appraisal indicates that the ratio of the outstanding principal amount of the Senior Notes to the Collateral value is greater than 45.0%, or that the ratio of the outstanding principal amount of the Senior Notes and Subordinated Notes to the Collateral value is greater than 67.5%, Continental is required to provide additional collateral or to reduce the principal amount of Senior Notes or Subordinated Notes outstanding so that the loan to Collateral values are not greater than the applicable maximum percentage. In order to satisfy this requirement, Continental may grant a lien on additional Qualified Spare Parts, cash or certain investment securities. In addition, Continental may grant a lien on other collateral, provided that the Policy Provider agrees and each Rating Agency confirms that the use of such additional collateral will not result in a reduction of the rating of the Senior Notes or Subordinated Notes below the then current rating for such Notes (determined in the case of the Senior Notes without regard to the Policy) or a withdrawal or suspension of the rating of such Notes. See "Description of the Senior Notes--Collateral". Section 1110 of the U.S. Bankruptcy Code, which provides special rights to holders of liens with respect to certain equipment (see "Description of the Senior Notes--Remedies"), would apply to any such additional Qualified Spare Parts but would not apply to any such cash or investment securities. In addition, Section 1110 may not apply to such other collateral, depending on the circumstances.

 LIMITED ABILITY TO RESELL THE NOTES

     Prior to the Exchange Offer, there has been no public market for the Senior Notes. Continental does not intend to apply for listing of the Senior Notes on any national securities exchange or otherwise. The Initial Purchaser has previously made a market in the Old Senior Notes and Continental has been advised by the Initial Purchaser that it presently intends to make a market in the New Senior Notes, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. The Initial Purchaser is not obligated, however, to make a market in the Old Senior Notes or the New Senior Notes, and any such market-making activity may be discontinued at any time without notice at the sole discretion of the Initial Purchaser. There can be no assurance as to the liquidity of the public market for the Senior Notes or that any active public market for the Senior Notes will develop or continue. If an active public market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Senior Notes.

RISK FACTORS RELATING TO THE POLICY PROVIDER

 IF THE FINANCIAL CONDITION OF THE POLICY PROVIDER DECLINES, THE RATING OF THE NOTES MAY DECLINE


     The Aaa rating by Moody's of the Senior Notes is based, primarily, on the existence of the Policy that insures the complete and timely payment of interest on the Senior Notes on each Interest Payment Date and the payment of outstanding principal of the Senior Notes no later than the Final Legal Maturity Date. MBIA Insurance Corporation, the Policy Provider, has issued the Policy. If the Policy Provider's financial condition declines or if it becomes insolvent, the Trustee may be unable to recover the full amount due under the Policy. In addition, such a decline or insolvency could lead Moody's to downgrade the rating of the Senior Notes because of a concern that the Policy Provider may be unable to make payments to the holders of the Senior Notes under the Policy. For information on the financial information generally available relating to the Policy Provider, see "Description of the Policy Provider" and "Description of the Policy and the Policy Provider Agreement--The Policy".


 POLICY PROTECTION IS LIMITED

     Although the Trustee may make drawings under the Policy for interest payments on the Senior Notes on each Interest Payment Date, the Trustee may not make drawings for principal payments on the Senior Notes until the Final Legal Maturity Date except in certain limited circumstances. This limits the protection afforded to holders of Senior Notes by the Policy.

                                USE OF PROCEEDS

     There will be no cash proceeds payable to Continental from the issuance of the New Senior Notes pursuant to the Exchange Offer. The proceeds from the sale of the Old Senior Notes were used by Continental for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratios of our "earnings" to our "fixed charges" for each of the years 1998 through 2002 and for the three months ended March 31, 2003 were:

THREE MONTHS ENDED
  MARCH 31, 2003         YEAR ENDED DECEMBER 31,
------------------   --------------------------------
                     2002   2001   2000   1999   1998
                     ----   ----   ----   ----   ----
         --(1)        --(1)  --(1) 1.51   1.80   1.93

---------------

(1) For the three months ended March 31, 2003 and the years ended December 31, 2002 and 2001, earnings were inadequate to cover fixed charges and the coverage deficiency was $307 million, $616 million and $143 million, respectively.

     For purposes of the ratios, "earnings" means the sum of:

      --   our pre-tax income (loss); and

      --   our fixed charges, net of interest capitalized.

     "Fixed charges" represent:

      --   the interest we pay on borrowed funds;

      -- the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized; and

      -- that portion of rentals considered to be representative of interest expense.

                                  THE COMPANY


     Continental Airlines, Inc. ("Continental" or the "Company") is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by the number of scheduled miles flown by revenue passengers, known as revenue passenger miles, in 2002) and, together with its indirect 53.1%-owned subsidiary, ExpressJet Airlines, Inc. (operating as Continental Express and referred to in this Prospectus as "ExpressJet"), and its wholly owned subsidiary, Continental Micronesia, Inc. ("CMI"), served 220 airports worldwide at May 31, 2003. As of May 31, 2003, Continental flew to 125 domestic and 95 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. Continental directly served 16 European cities, seven South American cities, Tel Aviv, Hong Kong (though service to Hong Kong was temporarily suspended as of that date) and Tokyo as of May 31, 2003, and is one of the leading airlines providing service to Mexico and Central America, serving 28 cities, more destinations than any other United States airline. Through its Guam hub, CMI provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier. The Company's executive offices are located at 1600 Smith Street, Houston, Texas 77002. The Company's telephone number is (713) 324-2950.


DOMESTIC OPERATIONS


     Continental operates its domestic route system primarily through its hubs in the New York metropolitan area at Newark Liberty International Airport ("Liberty International" or "Newark"), in Houston, Texas at George Bush Intercontinental Airport ("Bush Intercontinental" or "Houston") and in Cleveland, Ohio at Hopkins International Airport ("Hopkins International"). Continental's hub system allows it to transport passengers between a large number of destinations with substantially more frequent service than if each route were served directly. The hub system also allows Continental to add service to a new destination from a large number of cities using only one or a limited number of aircraft. As of May 31, 2003, Continental and ExpressJet operated 66% of the average daily jet departures from Liberty International, 84% of the average daily jet departures from Bush Intercontinental, and 67% of the average daily jet departures from Hopkins International (in each case including regional jets). Each of Continental's domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic.


  EXPRESSJET

     Continental's mainline jet service at each of its domestic hub cities is coordinated with ExpressJet, which operates new-generation regional jets. In April 2002, ExpressJet Holdings, Inc. ("Holdings"), Continental's then wholly owned subsidiary and the sole stockholder of ExpressJet, sold 10 million shares of its common stock in an initial public offering and used the net proceeds to repay $147 million of ExpressJet's indebtedness to Continental. In addition, Continental sold 20 million of its shares of Holdings common stock in the offering for net proceeds of $300 million. In connection with the offering, Continental's ownership of Holdings fell to 53.1%. Continental does not currently intend to remain a stockholder of Holdings over the long term. Subject to market conditions, Continental expects to sell or otherwise dispose of some or all of its shares of Holdings common stock in the future. On May 1, 2003, at Continental's request, Holdings filed a shelf registration statement with the Commission relating to the 34 million shares of Holdings common stock held by Continental to enable Continental to sell such common stock free of certain restrictions under the Securities Act.

     Effective January 1, 2001, Continental entered into a capacity purchase agreement with ExpressJet pursuant to which Continental currently purchases all of ExpressJet's available seat miles for a negotiated price. Under the agreement, ExpressJet has the right through December 31, 2006 to be Continental's sole provider of regional jet service from Continental's hubs. Continental is responsible for all scheduling, pricing and seat inventories of ExpressJet's flights and is entitled to all revenue associated with those flights. Continental pays ExpressJet based on scheduled block hours (the hours from departure gate to arrival gate) in accordance with a formula designed to provide ExpressJet with an operating margin of approximately 10% before taking into account variations in some costs and expenses that are generally controllable by ExpressJet. ExpressJet's overall operating margin was 13.6% in 2002. Continental assumes the risk of revenue volatility associated with fares and passenger traffic, price volatility for specified expense items such as fuel and the cost of all distribution and revenue-related costs. The capacity purchase agreement replaced Continental's prior revenue-sharing arrangement.


     As of May 31, 2003, ExpressJet served 101 destinations in the U.S., 13 cities in Mexico, 5 cities in Canada and Nassau. Since December 2002, ExpressJet's fleet has been comprised entirely of regional jets. Continental believes ExpressJet's regional jet service complements Continental's operations by carrying traffic that connects onto Continental's mainline jets and allowing more frequent flights to smaller cities than could be provided economically with larger jet aircraft. Continental believes that ExpressJet's regional jets provide greater comfort and enjoy better customer acceptance than turboprop aircraft. The regional jets also allow ExpressJet to serve certain routes that cannot be served by turboprop aircraft. Additional commuter feed traffic is currently provided to Continental by other codesharing partners.


  DOMESTIC CARRIER ALLIANCES

     Continental has entered into alliance agreements, which are also referred to as codeshare agreements or cooperative marketing agreements, with other carriers. These relationships may include (a) codesharing (one carrier placing its name and flight number, or "code", on flights operated by the other carrier) and (b) reciprocal frequent flyer program participation, reciprocal airport lounge access and other joint activities (such as seamless check-in at airports). Some relationships may include other cooperative undertakings such as joint purchasing, joint corporate sale contracts, airport handling, facilities sharing or joint technology development.

     Continental has a long-term global alliance with Northwest Airlines, Inc. ("Northwest Airlines") through 2025, subject to earlier termination by either carrier in the event of certain changes in control of either Northwest Airlines or Continental. The alliance with Northwest provides for each carrier placing its code on a large number of the flights of the other, reciprocity of frequent flyer programs and airport lounge access, and other joint marketing activities. Northwest Airlines and Continental also have joint contracts with major corporations and travel agents designed to create access to a broader product line encompassing the route systems of both carriers.

     Continental also has domestic codesharing agreements with Gulfstream International Airlines, Inc., Mesaba Aviation, Inc., Hawaiian Airlines, Inc., Alaska Airlines, Inc., Horizon Airlines, Inc., Champlain Enterprises, Inc. (CommutAir), Hyannis Air Service, Inc. (Cape Air) and American Eagle Airlines, Inc. In 2002, Continental introduced the first train-to-plane alliance in the United States with Amtrak.


     In response to the dramatic changes occurring in the airline industry, including a marketing alliance between United and US Airways, Continental signed a marketing agreement with Northwest Airlines and Delta Air Lines, Inc. ("Delta") in August 2002 to permit it to compete more effectively with other carriers and alliance groups. As with the alliance with Northwest Airlines, this alliance involves codesharing, reciprocal frequent flyer benefits and reciprocal airport lounge privileges. Implementation of this marketing alliance began in June 2003.


INTERNATIONAL OPERATIONS


     Continental directly serves destinations throughout Europe, Canada, Mexico, Central and South America and the Caribbean as well as Tel Aviv, Hong Kong (though service between Hong Kong and Newark has been suspended until August
2003) and Tokyo. Continental also provides service to numerous other destinations through codesharing arrangements with other carriers and has extensive operations in the western Pacific conducted by CMI. As measured by 2002 available seat miles, approximately 39% of Continental's mainline jet operations, including CMI, were dedicated to international traffic.



     Continental's New York/Newark hub is a significant international gateway. From Liberty International, at May 31, 2003 Continental and ExpressJet served 16 European cities, six Canadian cities, four Mexican cities, six Central American cities, four South American cities, 14 Caribbean destinations, Tel Aviv, Hong Kong (though service between Hong Kong and Newark has been suspended until August 2003) and Tokyo.

     Continental's Houston hub is the focus of its operations in Mexico and Central America. As of May 31, 2003, Continental and ExpressJet flew from Bush Intercontinental to 20 cities in Mexico, every country in Central America, six cities in South America, four cities in Canada, three cities in Europe, three Caribbean destinations and Tokyo.



     From Continental's Cleveland hub, Continental and ExpressJet flew to Montreal, Toronto, London, Cancun, Mexico and San Juan, Puerto Rico as of May 31, 2003.


  CONTINENTAL MICRONESIA


     From its hub operations based on the island of Guam, as of May 31, 2003, CMI provided service to eight cities in Japan, more than any other United States carrier, as well as other Pacific Rim destinations, including Taiwan (though service has been suspended from May 21, 2003 through July 1, 2003), the Philippines, Hong Kong (though service was suspended from May 23, 2003 through June 2, 2003), Australia and Indonesia.


     CMI is the principal air carrier in the Micronesian Islands, where it pioneered scheduled air service in 1968. CMI's route system is linked to the United States market through Hong Kong, Tokyo and Honolulu, each of which CMI serves non-stop from Guam. CMI and Continental also maintain a codesharing agreement and coordinate schedules on certain flights from the United States to Honolulu, and from Honolulu to Guam, to facilitate travel from the United States into CMI's route system.

  FOREIGN CARRIER ALLIANCES

     Continental seeks to develop international alliance relationships that complement Continental's own route system and permit expanded service through its hubs to major international destinations. International alliances assist Continental in the development of its route structure by enabling Continental to offer more frequencies in a market, provide passengers connecting service from Continental's international flights to other destinations beyond an alliance partner's hub, and expand the product line that Continental may offer in a foreign destination.


     In October 2001, Continental announced that it had signed a cooperative marketing agreement with KLM Royal Dutch Airlines ("KLM") that includes extensive codesharing and reciprocal frequent flyer program participation and airport lounge access. In January 2002, Continental placed its code on selected flights operated by KLM and KLM Cityhopper from Amsterdam to more than 40 destinations in Europe, Africa and the Middle East, and KLM placed its code on selected flights to U.S. destinations operated by Continental beyond its New York and Houston hubs. Subject to government approval, Continental will place its code on KLM flights from Amsterdam to an additional 22 destinations. In addition, members of each carrier's frequent flyer program are able to earn mileage anywhere on the other's global route network, as well as the global network of Northwest Airlines. The cooperative agreement was extended in June 2003 and currently terminates in 2010.


     Continental also currently has international codesharing agreements with Air Europa, Air China, EVA Airways Corporation (an airline based in Taiwan), British European, Virgin Atlantic Airways and Compania Panamena de Aviacion, S.A. ("Copa"). Continental owns 49% of the common equity of Copa. In February 2003, Continental launched an air/rail codeshare agreement with the French high speed rail provider SNCF TGV. In May 2003, Continental announced a new codesharing agreement with TAP Air Portugal, which will begin in September 2003, subject to governmental approval.

OUTLOOK

     The current U.S. domestic airline environment is the worst in Continental's history. Prior to September 2001, Continental was profitable, although many U.S. air carriers were losing money and Continental's profitability was declining. The terrorist attacks of September 11, 2001 and the war in Iraq dramatically worsened the difficult financial environment and presented new and greater challenges for the airline industry. Since the terrorist attacks, several airlines, including United and US Airways, have filed for bankruptcy, although US Airways emerged from bankruptcy on March 31, 2003. American Airlines recently threatened to file for bankruptcy, and other airlines may file for bankruptcy protection as well. Although Continental has been able to raise capital, downsize its operations and reduce its expenses significantly, Continental has reported significant losses since the terrorist attacks, and current trends in the airline industry make it likely that Continental will continue to post significant losses for the foreseeable future. The revenue environment continues to be weak in light of changing pricing models, excess capacity in the market, reduced corporate travel spending and other issues. In addition, until recently fuel prices had significantly escalated due to the war in Iraq and political tensions in Venezuela and Nigeria. Absent adverse factors outside Continental's control such as those described herein, Continental believes that its liquidity and access to cash will be sufficient to fund its current operations through 2003 (and beyond if Continental is successful in implementing its previously announced revenue-generating and cost cutting measures). However, Continental believes that the economic environment must improve for Continental to continue to operate at its current size and expense level beyond that time. Continental may find it necessary to further downsize its operations, ground additional aircraft and further reduce its expenses. Continental anticipates that its previously announced capacity and cost reductions, together with the capacity reductions announced by other carriers and capacity reductions that could come from restructurings within the industry, should result in a better financial environment by the end of 2003, absent adverse factors outside Continental's control such as a further economic recession, additional terrorist attacks, post war unrest in Iraq or conflicts elsewhere in the world, a significant spread of Severe Acute Respiratory Syndrome, or "SARS", decreased consumer demand or sustained high fuel prices. However, Continental expects to incur a significant loss for the full year in 2003, regardless of such adverse factors.

     Due in part to the lack of predictability of future traffic, business mix and yields, Continental is currently unable to estimate the long-term effect on it of the events of September 11, 2001, or the impact of any further terrorist attacks or the recent war in Iraq. However, given the magnitude of the unprecedented events of September 11, 2001 and their continuing aftermath, the adverse impact to Continental's financial condition, results of operations, liquidity and prospects may continue to be material, and Continental's financial resources might not be sufficient to absorb it or that of any further terrorist attacks or another military action elsewhere in the world.

     Among the many factors that threaten Continental and the airline industry generally are the following:

      -- A weak global and domestic economy has significantly decreased Continental's revenue. Business traffic, Continental's most profitable source of revenue, and yields are down significantly, as well as leisure traffic and yields. Several of Continental's competitors are significantly changing all or a portion of their pricing structures in a manner that is revenue dilutive to Continental. Although Continental has been successful in decreasing its unit cost as its unit revenue has declined, Continental currently expects its net cash flows for the second quarter of 2003, excluding amounts expected to be received from the U.S. government discussed in the third bullet point below, to be slightly negative at approximately $0.5 million per day, including required debt payments and capital expenditures. In addition, Continental expects to incur significant losses for the full year 2003.

      -- Continental believes that reduced demand persists not only because of the weak economy, but also because of some customers' concerns about further terrorist attacks and reprisals. The war in Iraq significantly reduced Continental's bookings and lowered passenger traffic. In addition, the spread of SARS in China and elsewhere has caused a further decline in passenger traffic, particularly to Hong Kong and certain other cities in Asia that Continental serves. Both of these events have disproportionately affected Continental's international passenger traffic. Continental has responded to the reduced actual and anticipated demand by announcing temporary capacity reductions on certain trans-Atlantic and trans-Pacific routes (including the suspension of its flights between Hong Kong and Newark, Hong Kong and Guam, and Taiwan and Guam) and by reducing its summer schedule. Continental believes that demand is further weakened by customer dissatisfaction with the hassles and delays of heightened airport security and screening procedures.

      -- Fuel costs rose significantly at the end of 2002 and until recently have been at historically high levels. Post war unrest in Iraq, other conflicts in the Middle East, political events in Venezuela or Nigeria, or significant events in other oil-producing nations could cause fuel prices to increase further and may impact the availability of fuel. Based on gallons consumed in 2002, for every one dollar increase in the price of crude oil, Continental's annual fuel expense would be approximately $40 million higher.

      -- The terrorist attacks of 2001 have caused security costs to increase significantly, many of which have been passed on to airlines. Security costs are likely to continue rising for the foreseeable future. In the current environment of lower consumer demand and discounted pricing, these costs cannot effectively be passed on to customers. Insurance costs have also risen sharply, in part due to greater perceived risks and in part due to the reduced availability of insurance coverage. Continental must absorb these additional expenses in the current pricing environment. Under a supplemental appropriations bill approved by both houses of Congress and signed by the President in April 2003, Continental and other U.S. carriers have been reimbursed for certain security fees paid or collected by such carriers and will be compensated for other security related costs. Consequently, in May 2003 Continental and ExpressJet received a reimbursement of $176.2 million for security fees paid or collected since February 2002.

      -- Although Continental reduced some of its costs during the last year and continues to implement cost-cutting measures, its costs cannot be decreased as quickly as its revenue has declined. In addition, as is the case with many of its competitors, Continental is highly leveraged, and has few assets that remain unpledged to support any new debt. Combined with reduced access to the capital markets, themselves already weakened by the state of the economy, there is the potential for insufficient liquidity if current conditions continue unabated for a sufficiently long period of time. Continental had approximately $1.18 billion of cash, cash equivalents and short-term investments at March 31, 2003. Continental continues to hold 53.1% of the outstanding stock of Holdings, the publicly traded parent of its regional jet subsidiary, and this stock is not pledged to creditors. Continental intends to sell or otherwise dispose of some or all of its interest in Holdings, subject to market conditions.

      -- The nature of the airline industry is changing dramatically as business travelers change their spending patterns and low-cost carriers continue to gain market share. Continental has announced and is implementing plans to modify its product for the large segment of its customers who are not willing to pay for a premium product, to reduce costs and to generate additional revenue. Other carriers have announced similar plans to create lower-cost products, or to offer separate low cost products (such as a low cost "airline within an airline"). In addition, carriers emerging from bankruptcy will have significantly reduced cost structures and operational flexibility that will allow them to compete more effectively.

      -- Current conditions may cause consolidation of the airline industry, domestically and globally. The extremity of current conditions could result in a reduction of some of the regulatory hurdles that historically have limited consolidation. Depending on the nature of the consolidation, Continental could benefit from it or be harmed by it. Continental continues to monitor developments throughout the industry and has entered into a marketing alliance (implementation of which is subject to certain conditions) with Northwest Airlines and Delta to permit Continental to compete more effectively with other carriers and alliance groups.


      -- Continental has several noncontributory defined benefit plans covering substantially all of Continental's employees. As of December 31, 2002, these plans were underfunded by approximately $1.2 billion as measured by SFAS 87, "Employers Accounting for Pensions". Continental's contributions for the remainder of 2003 are expected to be $89 million as of March 31, 2003. Absent any changes to the plans (which in most cases are subject to collective bargaining agreements with our unions) or a waiver of required payments from the Internal Revenue Service, 2004 minimum funding relating to the 2002 plan year will be approximately $240 million, and 2004 minimum funding relating to the 2003 plan year will also be significant.

      -- Under the most restrictive provisions of a credit facility agreement with an outstanding balance of $165 million at March 31, 2003, Continental is required to maintain a minimum unrestricted cash balance of $600 million. Also, a separate credit facility agreement with an outstanding balance of $43 million at March 31, 2003 requires, beginning in June 2003, Continental to maintain a 1 to 1 ratio of EBITDAR (earnings before interest, income taxes, depreciation and aircraft rentals) to fixed charges, which consist of interest expense, aircraft rental expense, cash income taxes and cash dividends, for the previous four quarters. Continental believes that it will be able to meet both of these covenants for the remainder of 2003.

                       DESCRIPTION OF THE POLICY PROVIDER

GENERAL

     The information set forth in this section, including any financial statements incorporated by reference herein, has been provided by MBIA Insurance Corporation ("MBIA" or the "Policy Provider") for inclusion in this Prospectus, and such information has not been independently verified by Continental, the Initial Purchaser, the Trustee or the Liquidity Provider. Accordingly, notwithstanding anything to the contrary herein, none of Continental, the Initial Purchaser, the Trustee or the Liquidity Provider assumes any responsibility for the accuracy, completeness, or applicability of such information.

     MBIA is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Parent Company"). The Parent Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has three branches, one in the Republic of France, one in the Republic of Singapore and one in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments, and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control, and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     MBIA does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy Provider set forth under the heading "Description of the Policy Provider" or incorporated by reference herein. Additionally, MBIA makes no representation regarding the Notes or the advisability of investing in the Notes.

     The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA FINANCIAL INFORMATION

     The following documents filed by the Parent Company with the Commission are incorporated herein by reference:

      -- the Parent Company's Annual Report on Form 10-K for the year ended December 31, 2002; and

      -- the Parent Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

     Any documents filed by the Parent Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the New Senior Notes shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Parent Company, and its subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the three years in the period ended December 31, 2002, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Parent Company for the year ended December 31, 2002 and the consolidated financial statements of MBIA and its subsidiaries as of March 31, 2003 and for the three month periods ended March 31, 2003 and March 31, 2002 included in the Quarterly Report on Form 10-Q for the period ended March 31, 2003, are hereby incorporated by reference into this Prospectus and shall be deemed to be a part hereof. All financial statements of MBIA and its subsidiaries included in documents filed by the Parent Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the New Senior Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing such documents.

     The Parent Company files annual, quarterly, and special reports, information statements and other information with the Commission under File No. 1-9583. Copies of the Commission filings (including (1) the Parent Company's Annual Report on Form 10-K for the year ended December 31, 2002 and (2) the Parent Company's Quarterly Report on Form 10-Q for the quarter ended March 31,
2003) are available (i) over the Internet at the Commission web site at http://www.sec.gov; (ii) at the Commission's public reference room in Washington D.C.; and (iii) at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

     The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as generally accepted accounting principles ("GAAP"):


                                                                  SAP
                                                   ----------------------------------
                                                   MARCH 31, 2003   DECEMBER 31, 2002
                                                   --------------   -----------------
                                                    (UNAUDITED)         (AUDITED)
                                                             (IN MILLIONS)
Admitted Assets..................................      $9,382            $9,212
Liabilities......................................       6,114             6,054
Capital and Surplus..............................       3,268             3,158



                                                                  GAAP
                                                   ----------------------------------
                                                   MARCH 31, 2003   DECEMBER 31, 2002
                                                   --------------   -----------------
                                                    (UNAUDITED)         (AUDITED)
                                                             (IN MILLIONS)
Assets...........................................     $10,761            $10,588
Liabilities......................................       4,685              4,679
Shareholders' Equity.............................       6,076              5,909


FINANCIAL STRENGTH RATING OF MBIA

     Moody's rates the financial strength of MBIA "Aaa".

     The above rating reflects the current assessment by Moody's of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above rating may be obtained only from Moody's. The above rating is not a recommendation to buy, sell, or hold any Notes, and such rating may be subject to revision or withdrawal at any time by Moody's. Any downward revision or withdrawal of the above rating may have an adverse effect on the market price of the Notes. MBIA does not guaranty the market price of the Notes nor does it guaranty that the rating on the Notes will not be revised or withdrawn.

                               THE EXCHANGE OFFER

     The following summary describes all material provisions of the Registration Rights Agreement (the "Registration Rights Agreement") between Continental and the Initial Purchaser with respect to the Senior Notes. The summary does not purport to be complete. We urge you to read the Registration Rights Agreement for additional detail and further information because it, and not this description, defines your rights. The Registration Rights Agreement has been filed as an exhibit to the Registration Statement and copies of the Registration Rights Agreement are available as set forth under "Where You Can Find More Information".

TERMS OF THE EXCHANGE OFFER

  GENERAL

     In connection with the issuance of the Old Senior Notes, the Initial Purchaser and its assignees became entitled to the benefits of the Registration Rights Agreement.

     Under the Registration Rights Agreement, Continental is obligated to use its best efforts to:

      -- file the Registration Statement of which this Prospectus is a part for a registered exchange offer with respect to an issue of new notes identical in all material respects to the Old Senior Notes within 120 days after December 6, 2002, which is the date on which the Old Senior Notes were issued (the "Issuance Date");

      -- cause the Registration Statement to become effective under the Securities Act within 180 days after the Issuance Date;

      -- cause the Registration Statement to remain effective until the closing of the Exchange Offer; and

      -- consummate the Exchange Offer within 210 calendar days after the Issuance Date.

     Continental will keep the Exchange Offer open for a period of not less than 30 days. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.


     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Senior Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Senior Notes will be issued in exchange for an equal face amount of outstanding Old Senior Notes accepted in the Exchange Offer. Old Senior Notes may be tendered only in integral multiples of $1,000. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Senior Notes as
of [          ], 2003. The Exchange Offer is not conditioned upon any minimum principal amount of Old Senior Notes being tendered for exchange. However, the obligation to accept Old Senior Notes for exchange pursuant to the Exchange Offer is subject to certain conditions, as set forth herein under "--Conditions".


     Old Senior Notes shall be deemed to have been accepted as validly tendered when, as and if Continental has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Senior Notes for the purposes of receiving the New Senior Notes and delivering New Senior Notes to such holders.

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, Continental believes that the New Senior Notes issued pursuant to the Exchange Offer in exchange for Old Senior Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) a broker-dealer who acquired such Old Senior Notes directly from Continental for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or (ii) any holder that is an "affiliate" of Continental as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Senior Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Senior Notes and have no arrangement with any person to participate in a distribution of such New Senior Notes.

     By tendering the Old Senior Notes in exchange for New Senior Notes, each holder, other than a broker-dealer, will represent to Continental that:

      -- it is not an affiliate of Continental (as defined in Rule 405 under the Securities Act) nor a broker-dealer tendering Old Senior Notes acquired directly from Continental for its own account;

      -- any New Senior Notes to be received by it will be acquired in the ordinary course of its business; and

      -- it is not engaged in, and does not intend to engage in, a distribution of such New Senior Notes and has no arrangement or understanding to participate in a distribution of the New Senior Notes.

     If a holder of Old Senior Notes is engaged in or intends to engage in a distribution of the New Senior Notes or has any arrangement or understanding with respect to the distribution of the New Senior Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Senior Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New Senior Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Senior Notes received in exchange for Old Senior Notes where such Old Senior Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Continental has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".

     In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit Continental to effect the Exchange Offer, if the Registration Statement is not declared effective within 180 calendar days after the Issuance Date under certain circumstances or the Exchange Offer is not consummated within 210 days after the Issuance Date under certain other circumstances, at the request of a holder not eligible to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreement, Continental will, in lieu of effecting the registration of the New Senior Notes pursuant to the Registration Statement and at no cost to the holders of Old Senior Notes:

      -- as promptly as practicable file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the Old Senior Notes;

      -- use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 180th calendar day after the Issuance Date; and

      -- use its best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period as shall end when all of the Old Senior Notes covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act).

     In the event that the declaration of the effectiveness by the Commission of the Registration Statement or the Shelf Registration Statement (each, a "Registration Event") does not occur on or prior to the 210th calendar day following the Issuance Date, the interest rate per annum borne by the Senior Notes shall be increased by 0.50% from and including such 210th day to but excluding the earlier of (i) the date on which a Registration Event occurs and
(ii) the date on which all of the Senior Notes otherwise become transferable by Senior Noteholders (other than affiliates or former affiliates of Continental) without further registration under the Securities Act. In the event that the Shelf Registration Statement ceases to be effective at any time during the period specified by the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Senior Notes shall be increased by

0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of such period specified by the Registration Rights Agreement).


     Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Senior Notes who do not exchange their Old Senior Notes for New Senior Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Senior Notes, unless such Old Senior Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to
do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Risk Factors Relating to the Notes and the Exchange Offer--Consequences of Failure to Exchange".


  EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The term "Expiration Date" shall mean [          ], 2003 (30 calendar days
following the commencement of the Exchange Offer), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

     In order to extend the Expiration Date, Continental will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Senior Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     Continental reserves the right:


      -- to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Senior Notes not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent; and


      -- to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Senior Notes.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by Continental to constitute a material change, Continental will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Senior Notes of such amendment.

     Without limiting the manner in which Continental may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, Continental shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW SENIOR NOTES

     The New Senior Notes will bear interest at the Stated Interest Rate from the most recent date to which interest has been paid on the Old Senior Notes. Accordingly, registered holders of New Senior Notes on the relevant record date for the first interest payment date following the completion of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid. Old Senior Notes accepted for exchange will cease to accrue interest from and after the date of completion of the Exchange Offer. Holders of Old Senior Notes whose Old Senior Notes are accepted for exchange will not receive any payment for accrued interest on the Old Senior Notes otherwise payable on any Interest Payment Date the record date for which occurs on or after completion of the Exchange Offer and will be deemed to have waived their rights to receive the accrued interest on the Old Senior Notes.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof (or, if the Old Senior Notes are tendered in accordance with the procedure for book-entry transfer described below, an Agent's Message in lieu of the Letter of Transmittal), have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile or have the Agent's Message delivered, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either

      -- certificates for such Old Senior Notes must be received by the Exchange Agent along with the Letter of Transmittal;

      -- a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Senior Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date; or

      -- the holder must comply with the guaranteed delivery procedures described below.

     The method of delivery of Old Senior Notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or Old Senior Notes should be sent to Continental. Delivery of all documents must be made to the Exchange Agent at one of the addresses as set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Senior Notes will constitute an agreement between such holder and Continental in accordance with the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal.

     Only a holder of Old Senior Notes may tender such Old Senior Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Senior Notes are registered on the books of Continental or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner, whose Old Senior Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender, should contact such registered holder promptly and instruct such registered holder to tender on such owner's behalf. If such beneficial owner wishes to tender on such owner's behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Senior Notes, either make appropriate arrangements to register ownership of the Old Senior Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution") unless the Old Senior Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Senior Notes listed therein, such Old Senior Notes must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Senior Notes on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Senior Notes.

     If the Letter of Transmittal or any Old Senior Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Continental, evidence satisfactory to Continental of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Senior Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Senior Notes not properly tendered or any Old Senior Notes the acceptance of which would, in the opinion of counsel for Continental, be unlawful. Continental also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Senior Notes. Continental's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Senior Notes must be cured within such time as Continental shall determine. Neither Continental, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Senior Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Senior Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Senior Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Senior Notes (or, in the case of Old Senior Notes tendered by the book-entry transfer procedures described below, such nonexchanged Old Senior Notes will be credited to an account maintained with DTC), unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.


     In addition, Continental reserves the right in its sole discretion, subject to the provisions of the Indenture, to (i) purchase or make offers for any Old Senior Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions", to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Senior Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.


ACCEPTANCE OF OLD SENIOR NOTES FOR EXCHANGE; DELIVERY OF NEW SENIOR NOTES


     All Old Senior Notes properly tendered will be accepted, and the New Senior Notes will be issued, promptly after the Expiration Date, subject to satisfaction or waiver of all of the conditions to the Exchange Offer prior to the Expiration Date. See "--Conditions" below. For purposes of the Exchange Offer, Old Senior Notes shall be deemed to have been accepted for exchange when, as and if Continental has given oral or written notice thereof to the Exchange Agent.


     In all cases, issuance of New Senior Notes for Old Senior Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:

      -- certificates for such Old Senior Notes or a timely Book-Entry Confirmation of such Old Senior Notes into the Exchange Agent's account at DTC;

      -- a properly completed and duly executed Letter of Transmittal or an Agent's Message in lieu thereof; and

      --   all other required documents.

     If any tendered Old Senior Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Senior Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Senior Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Senior Notes tendered by the book-entry transfer procedures described below, such nonexchanged Old Senior Notes will be credited to an account maintained with
DTC), unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

BOOK-ENTRY TRANSFER


     The Exchange Agent will make a request to establish an account with respect to the Old Senior Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. The Exchange Agent has confirmed that any financial institution that is a participant in DTC's systems (a "DTC Participant") may use DTC's Automated Tender Offer program ("ATOP") procedures to tender Old Senior Notes in the Exchange Offer. Any DTC Participant may make book-entry delivery of Old Senior Notes by causing DTC to transfer such Old Senior Notes into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Old Senior Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to 5:00 p.m., New York City time, on the Expiration Date or the guaranteed delivery procedures described below must be complied with. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of a Book-Entry Confirmation, that states that DTC has received an express acknowledgment from a DTC Participant tendering Old Senior Notes that are the subject of such Book-Entry Confirmation that such DTC Participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that Continental may enforce the Letter of Transmittal against such DTC Participant.


GUARANTEED DELIVERY PROCEDURES

     If a registered holder of Old Senior Notes desires to tender such Old Senior Notes, and (i) the Old Senior Notes are not immediately available, or
(ii) time will not permit such holder's Old Senior Notes, the Letter of Transmittal or any other required documents to reach the Exchange Agent before the Expiration Date, or (iii) the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

      --   the tender is made through an Eligible Institution;

      -- prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or Agent's Message in lieu thereof) and Notice of Guaranteed Delivery, substantially in the form provided by Continental (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Senior Notes and the amount of Old Senior Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Senior Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or Agent's Message in lieu thereof) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

      -- the certificates for all physically tendered Old Senior Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or Agent's Message in lieu thereof) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Old Senior Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.


     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at one of the addresses set forth below under "--Exchange Agent". Any such notice of withdrawal must specify the name of the person having tendered the

Old Senior Notes to be withdrawn, identify the Old Senior Notes to be withdrawn (including the principal amount of such Old Senior Notes) and (where certificates for Old Senior Notes have been transmitted) specify the name in which such Old Senior Notes are registered, if different from that of the withdrawing holder. If certificates for Old Senior Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Senior Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Senior Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Continental, whose determination shall be final and binding on all parties. Any Old Senior Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Senior Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Senior Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Senior Notes will be credited to an account maintained with DTC for the Old Senior Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Senior Notes may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry Transfer" above at any time prior to 5:00 p.m., New York City time, on the Expiration Date.


CONDITIONS

     Notwithstanding any other term of the Exchange Offer, Old Senior Notes will not be required to be accepted for exchange, nor will New Senior Notes be issued in exchange for, any Old Senior Notes, and Continental may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Senior Notes, if because of any change in law, or applicable interpretations thereof by the Commission, Continental determines that it is not permitted to effect the Exchange Offer, and Continental has no obligation to, and will not, knowingly, permit acceptance of tenders of Old Senior Notes from affiliates of the Company (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Senior Notes to be received by such holder or holders of Old Senior Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as exchange agent (the "Exchange Agent") for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                  By Mail:                             By Overnight Delivery or Hand:
          Wilmington Trust Company                        Wilmington Trust Company
           DC-1615 Reorg Services                      Corporate Trust Reorg Services
                 PO Box 8861                              1100 North Market Street
       Wilmington, Delaware 19899-8861                 Wilmington, Delaware 19890-1615

                                   Facsimile Transmission:
                                       (302) 636-4145

                                    Confirm by Telephone:
                                       (302) 636-6472

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by Continental. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telephone, telecopy, electronic mail or in person by officers and regular employees of Continental.

     Continental will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. Continental, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. Continental may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Senior Notes, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by Continental, including fees and expenses of the Exchange Agent and the Trustee and accounting, legal, printing and related fees and expenses.

     Continental will pay all transfer taxes, if any, applicable to the exchange of Old Senior Notes pursuant to the Exchange Offer. If, however, certificates representing New Senior Notes or Old Senior Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Senior Notes tendered, or if tendered Old Senior Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Senior Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                        DESCRIPTION OF THE SENIOR NOTES

     The following summary describes the material terms of the Senior Notes. The summary does not purport to be complete. We urge you to read the Senior Notes, the Indenture, the Security Agreement, the Collateral Maintenance Agreement and the Reference Agency Agreement (collectively, the "Operative Documents") for additional detail and further information because they, and not this description, define your rights. Each of the Operative Documents has been filed as an exhibit to the Registration Statement and is available as set forth under "Where You Can Find More Information". The references to Sections in parentheses in the following summary are to the relevant Sections of the Indenture unless otherwise indicated.

GENERAL

     The Old Senior Notes were issued by Continental under an Indenture among Continental, Wilmington Trust Company, as trustee (the "Trustee"), the Policy Provider and the Liquidity Provider, which was amended and restated on the Subordinated Notes Issuance Date (such Indenture, as so amended and restated, the "Indenture"). The New Senior Notes will also be issued by Continental under the Indenture.

     The forms and terms of the New Senior Notes are the same in all material respects as the form and terms of the Old Senior Notes, except that:

      --   the New Senior Notes will be registered under the Securities Act;

      -- the New Senior Notes will not contain restrictions on transfer or provisions relating to registration rights or interest rate increases; and

      --   the New Senior Notes will be available only in book-entry form.


     The New Senior Notes will be issued only in fully registered form, without coupons, and will be subject to the provisions described below under "--Book-Entry; Delivery and Form". The New Senior Notes will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Senior Note may be issued in a different denomination. (Section 2.1(b))


     The Senior Notes are secured by a lien on the Collateral. The Senior Notes rank equally in right of payment with all of Continental's other unsubordinated obligations, except to the extent of the assets subject to such lien, as to which the Senior Notes effectively rank senior. The Senior Notes rank senior to the Subordinated Notes, which are also secured by a lien on the Collateral.

     On the Issuance Date, the Trustee, for the benefit of the Noteholders, entered into the Liquidity Facility, the fee letter with respect thereto, the Policy and the Policy Provider Agreement (collectively, the "Support Documents"). (Section 3.10)

PAYMENTS OF PRINCIPAL AND INTEREST

     Continental has issued $200,000,000 in aggregate principal amount of Old Senior Notes. The Senior Notes are limited to $200,000,000 of principal in the aggregate. Subject to the provisions of the Indenture, the entire principal amount of the Senior Notes is scheduled to be paid to the Senior Noteholders on December 6, 2007 (the "Final Scheduled Payment Date"). The "Final Legal Maturity Date" is December 6, 2009.


     Interest accrues on the unpaid principal amount of each Senior Note at the variable rate per annum set forth on the cover page of this Prospectus (plus, if applicable, 0.50% during the periods specified in the Registration Rights Agreement), subject to a maximum equal to the Capped Interest Rate applicable only for periods as to which Continental has failed to pay accrued interest when due and failed to cure such nonpayment (the "Stated Interest Rate"). For all other periods, the interest rate on the Senior Notes will not be capped. Accrued interest will be payable on March 6, June 6, September 6 and December 6 of each year (each, a "Scheduled Interest Payment Date") or, if not a Business Day, the next succeeding Business Day (each date on which interest is due, an "Interest Payment Date"), commencing on March 6, 2003. Such accrued interest will be paid to holders of record on the 15th day preceding the applicable Scheduled Interest Payment Date. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issuance Date. Interest on the Senior Notes is calculated on the basis of the actual number of days elapsed over a 360-day year and shall accrue with respect to the first but not the last day of each Interest Period. If any date scheduled for a payment of principal, interest, Premium, if any, or Break Amount, if any, is not a Business Day, such payment will be made on the next succeeding Business Day, and interest shall be added for such additional period. (Section 2.7)

     Payments of interest on the Senior Notes are supported by a Liquidity Facility provided by the Liquidity Provider for the benefit of the holders of the Senior Notes. The Liquidity Facility will provide an amount sufficient to pay interest on the Senior Notes at the Stated Interest Rate on up to eight successive Interest Payment Dates. The Liquidity Facility does not provide for drawings or payments thereunder to pay for principal of, or Premium, if any, or Break Amount, if any, with respect to, the Senior Notes. See "Description of the Liquidity Facility".


     Except in specified circumstances, after use of any available funds under the Liquidity Facility and the Cash Collateral Account, the payment of interest on the Senior Notes at the Stated Interest Rate is supported by the Policy provided by the Policy Provider. Payment of principal of the Senior Notes no later than the Final Legal Maturity Date is also supported by the Policy. See "Description of the Policy and the Policy Provider Agreement--The Policy".


     Payments of interest and principal on the Notes will be distributed by the Trustee on the date scheduled for such payment under the Indenture or, if the money for purposes of such payment has not been deposited, in whole or in part, with the Trustee by Continental, the Liquidity Provider or the Policy Provider on such date, on the next Business Day on which some or all of the money has been deposited with the Trustee (a "Distribution Date"). However, if some or all of the money has not been deposited with the Trustee for purposes of making an interest payment on the Senior Notes within five days after the Interest Payment Date for such payment, Continental is required to fix a special payment date and special record date for such payment and to give written notice to the Senior Noteholders of such special dates and the amount of defaulted interest to be paid.

DETERMINATION OF LIBOR

     LIBOR ("LIBOR") for the period commencing on and including the Issuance Date and ending on but excluding the first Interest Payment Date (the "Initial Interest Period" and an "Interest Period") was determined on the second Business Day preceding the Issuance Date as the rate for deposits in U.S. dollars for a period of three months that appeared on the display designated as page "3750" on the Telerate Monitor.

     For the purpose of calculating LIBOR for the periods from and including an Interest Payment Date to but excluding the next succeeding Interest Payment Date (each, also an "Interest Period"), Continental and the Trustee have entered into a Reference Agency Agreement (as amended, the "Reference Agency Agreement") with Wilmington Trust Company, as reference agent (the "Reference Agent"). The Reference Agent will determine LIBOR for each Interest Period following the Initial Interest Period, on a date (the "Reference Date") that is two London banking days (meaning days on which commercial banks are open for general business in London, England) before the Interest Payment Date on which such Interest Period commences.

     On each Reference Date, the Reference Agent will determine LIBOR as the rate for deposits in U.S. dollars for a period of three months that appears on the display designated as page "3750" on the Telerate Monitor (or such other page or service as may replace it) as of 11:00 a.m., London time.

     If the rate determined as described in the foregoing paragraph does not appear on the Telerate Page 3750, the Reference Agent will determine LIBOR on the basis of the rates at which deposits in U.S. Dollars are offered by certain reference banks as described in the Reference Agency Agreement at approximately 11:00 a.m., London time, on the Reference Date for such Interest Period to prime banks in the London interbank market for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the London interbank market at the relevant time. The Reference Agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the interest rate for the next Interest Period shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Reference Agent in good faith and in a commercially reasonable manner, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. Dollars to leading European banks for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the New York market at the relevant time, except that, if the banks so selected by the Reference Agent are not quoting as mentioned above, LIBOR shall be the floating rate of interest in effect for the last preceding Interest Period.

     The Reference Agent's determination of LIBOR (in the absence of negligence, willful default, bad faith or manifest error) will be conclusive and binding upon all parties.

     As promptly as is practicable after the determination thereof, the Reference Agent will give notice of its determination of LIBOR for the relevant Interest Period to Continental, the Trustee, the Liquidity Provider and the Policy Provider. Holders of the Senior Notes (the "Senior Noteholders" and, together with the Subordinated Noteholders, the "Noteholders") may obtain such information from the Trustee.

     Continental reserves the right to terminate the appointment of the Reference Agent at any time on 30 days' notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the Noteholders. The Reference Agent may not be removed or resign its duties without a successor having been appointed.

BREAK AMOUNT

     "Break Amount" means, as of any date of payment, redemption or acceleration of any Note (the "Applicable Date"), an amount determined by the Reference Agent on the date that is two Business Days prior to the Applicable Date pursuant to the formula set forth below.

     The Break Amount with respect to any Note will be calculated as follows:

     Break Amount = Z - Y

     Where:

X    =    with respect to any applicable Interest Period, the sum of
          (i) the amount of the outstanding principal amount of such
          Note as of the first day of the then applicable Interest
          Period plus (ii) interest payable thereon during such entire
          Interest Period at then effective LIBOR.
Y    =    X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using
          then effective LIBOR as the discount rate.
Z    =    X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable Interest Period,
          determined by the Reference Agent as of two Business Days
          prior to the Applicable Date as the discount rate.

     No Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on or in respect of any Applicable Date that is an Interest Payment Date.

REDEMPTION

     The Senior Notes may be redeemed at any time in whole or (so long as no Payment Default has occurred and is continuing) in part (in any integral multiple of $1,000) by the Company at its sole option at a redemption price equal to the sum of 100% of the principal amount of, accrued and unpaid interest on, and Break Amount, if any, with respect to, the redeemed Senior Notes to and including the date of redemption. In addition, if a Senior Note is redeemed before the third anniversary of the Issuance Date (except in connection with a redemption to satisfy the maximum Senior Collateral Ratio or minimum Senior Rotable Ratio requirement discussed under "--Collateral--Appraisals and Maintenance of Ratios"), such redemption price will include a premium (the "Premium") equal to the following percentage of the principal amount of such Senior Note: (i) if redeemed before the first anniversary of the Issuance Date, 1.5%; (ii) if redeemed on or after such first anniversary and before the second anniversary of the Issuance Date, 1.0%; and (iii) if redeemed on or after such second anniversary and before the third anniversary of the Issuance Date, 0.5%. (Section 4.1)


     At least 15 days but not more than 60 days before any redemption date, the Trustee will send a notice of redemption to each Senior Noteholder whose Senior Notes are to be redeemed, identifying the Senior Notes and the principal amount thereof to be redeemed. If less than all of the Senior Notes are to be redeemed, the Trustee will select the Senior Notes to be redeemed on either a pro rata basis or by lot or by any other equitable manner determined by the Trustee in its sole discretion. On the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption, unless Continental fails to make the redemption payment for such Senior Notes. (Sections 4.3, 4.4 and 4.5)

     If the Trustee gives notice of redemption but Continental fails to pay when due all amounts necessary to effect such redemption, such redemption shall be deemed revoked and no amount shall be due as a result of notice of redemption having been given.

COLLATERAL

     The Senior Notes are secured by a lien on spare parts (including appliances) first placed in service after October 22, 1994, and owned by Continental that are appropriate for installation on or use in

      -- one or more of the following aircraft models: Boeing model 737-700, 737-800, 737-900, 757-200, 757-300, 767-200, 767-400 or 777-200
           aircraft,

      --   any engine utilized on any such aircraft or

      --   any other Qualified Spare Part,

and not appropriate for installation on or use in any other model of aircraft currently operated by Continental or engine utilized on any such other model of aircraft ("Qualified Spare Parts"), together with certain records relating to such spare parts, certain rights of Continental with respect to such spare parts and certain proceeds of the foregoing (collectively, the "Collateral"). The Subordinated Notes are also secured by a lien on the Collateral. The lien will not apply for as long as a spare part is installed on or being used in any aircraft, engine or other spare part so installed or being used. In addition, the lien will not apply if a spare part is not located at a Designated Location. (Security Agreement, Section 2.01) Spare engines are not included in the Collateral.

     On the Issuance Date, Continental entered into a Security Agreement (as amended, the "Security Agreement" and, together with any other agreement under which Continental may grant a lien for the benefit of the Noteholders, the "Collateral Agreements") with the Trustee, acting as security agent (the "Security Agent" and, together with any collateral agent under any other Collateral Agreement, the "Collateral Agents"), providing for the grant of the lien on the Collateral. In addition, on the Issuance Date, Continental entered into a Collateral Maintenance Agreement (as amended, the "Collateral Maintenance Agreement") with the Policy Provider, providing for appraisal reports and certain other requirements with respect to the Collateral. The following summarizes certain provisions of the Security Agreement and Collateral Maintenance Agreement, as such agreements were amended on the Subordinated Notes Issuance Date in connection with the issuance of the Subordinated Notes, relating to the spare parts included in the Collateral (the "Pledged Spare Parts").

  APPRAISALS AND MAINTENANCE OF RATIOS

     Continental is required to furnish to the Policy Provider and the Trustee by the fifth Business Day of February and the fifth Business Day of August in each year, commencing in August 2003, so long as the Notes of any series are outstanding, a certificate of an independent appraiser. Such certificates are required to state such appraiser's opinion of the fair market value of the Collateral and of the Rotables included in the

Collateral, determined on the basis of a hypothetical sale negotiated in an arm's length free market transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market conditions (the "Fair Market Value"). This appraisal will not apply to any cash or permitted investment securities (the "Cash Collateral") then held as collateral for the Notes, and such securities will be valued by the Trustee in accordance with customary financial market practices. Such valuations will then be used to calculate the following:

      -- the "Senior Collateral Ratio" applicable to the Senior Notes, which shall mean a percentage determined by dividing (i) the aggregate principal amount of the outstanding Senior Notes minus the sum of the Cash Collateral held by the Collateral Agent by (ii) the Fair Market Value of all Collateral (excluding any Cash Collateral) as set forth in such independent appraiser's certificate;

      -- the "Subordinated Collateral Ratio" applicable to the Subordinated Notes, which shall mean a percentage determined by dividing (i) the aggregate principal amount of the outstanding Senior Notes and Subordinated Notes minus the sum of the Cash Collateral held by the Collateral Agent by (ii) the Fair Market Value of all Collateral (excluding any Cash Collateral) as set forth in such independent appraiser's certificate;

      -- the "Senior Rotable Ratio" applicable to the Senior Notes, which shall mean a percentage determined by dividing (i) the Fair Market Value of the Rotables as set forth in such independent appraiser's certificate by (ii) the aggregate principal amount of all outstanding Senior Notes minus the sum of the Cash Collateral held by the Collateral Agent; and

      -- the "Subordinated Rotable Ratio" applicable to the Subordinated Notes, which shall mean a percentage determined by dividing (i) the Fair Market Value of the Rotables as set forth in such independent appraiser's certificate by (ii) the aggregate principal amount of all outstanding Senior Notes and Subordinated Notes minus the sum of the Cash Collateral held by the Collateral Agent.

The calculation of the Senior Collateral Ratio, the Subordinated Collateral Ratio (together, the "Collateral Ratios"), the Senior Rotable Ratio and the Subordinated Rotable Ratio (together, the "Rotable Ratios") will be set forth in a certificate of Continental. (Collateral Maintenance Agreement, Article 2)

     If the Senior Collateral Ratio as so determined is greater than 45.0% or the Subordinated Collateral Ratio as so determined is greater than 67.5%, Continental will be required, within 90 days after the date of Continental's certificate calculating such Collateral Ratios, to:

      -- subject additional Qualified Spare Parts to the lien of the Security Agreement;

      -- grant a security interest in other property to secure the Notes for the benefit of the Noteholders (which thereafter will be included as "Collateral" for purposes of the Notes), but only if the Policy Provider agrees and Continental shall have received written confirmation from each nationally recognized rating agency then rating the Senior Notes or the Subordinated Notes at Continental's request (a "Rating Agency") that the use of such additional collateral and the related agreements to reduce the Collateral Ratios will not result in a reduction of the rating for the Senior Notes or the Subordinated Notes below the then current rating for such Notes (such rating in the case of the Senior Notes determined without regard to the Policy) or a withdrawal or suspension of the rating of such Notes;

      -- provide additional Cash Collateral to the Security Agent under the Security Agreement (provided that if Continental's cash, cash equivalents and certain other marketable securities as of the applicable determination date was less than $600,000,000, then the total amount of Cash Collateral may not exceed $20,000,000);

      --   deliver Notes to the Trustee for cancellation;

      --   redeem some or all of the Notes; or

      --   any combination of the foregoing;

such that the Senior Collateral Ratio and the Subordinated Collateral Ratio, as recalculated giving effect to such action (but otherwise using the information most recently used to determine such Collateral Ratios), would not be greater than 45.0% and 67.5%, respectively. (Collateral Maintenance Agreement, Section 3.1(a))

     If the Senior Rotable Ratio as so determined is less than 150% or the Subordinated Rotable Ratio as so determined is less than 100%, Continental will be required, within 90 days after the date of Continental's certificate calculating such Rotable Ratios, to:

      --   subject additional Rotables to the lien of the Security Agreement;

      -- provide additional Cash Collateral to the Security Agent under the Security Agreement (provided that if Continental's cash, cash equivalents and certain other marketable securities as of the applicable determination date was less than $600,000,000, then the total amount of Cash Collateral may not exceed $20,000,000);

      --   deliver Notes to the Trustee for cancellation;

      --   redeem some or all of the Notes; or

      --   any combination of the foregoing;

such that the Senior Rotable Ratio and the Subordinated Rotable Ratio, as recalculated giving effect to such action (but otherwise using the information most recently used to determine such Rotable Ratios), would not be less than 150% and 100%, respectively. (Collateral Maintenance Agreement, Section 3.1(b))

     If Continental provides additional Cash Collateral to comply with any such maximum Collateral Ratio or minimum Rotable Ratio requirement, it must, within 90 days after providing such Cash Collateral, take additional action (other than providing Cash Collateral) to cause the Collateral Ratios and the Rotable Ratios (in each case calculated to exclude such Cash Collateral) to comply with the applicable maximum or minimum percentage. (Collateral Maintenance Agreement, Section 3.1(e)) If the Senior Collateral Ratio and Subordinated Collateral Ratio are less than the applicable maximum percentage and the Senior Rotable Ratio and the Subordinated Rotable Ratio are greater than the applicable minimum percentage, in each case as most recently determined as described above, and the Security Agent held Cash Collateral as of the relevant determination date, Continental may withdraw Cash Collateral in excess of the amount necessary to comply with such ratios. (Security Agreement, Section 7.03(b))

     Continental deposited Cash Collateral of $13,056,950 with the Security Agent upon initial issuance of the Old Senior Notes, so that the initial Senior Collateral Ratio was 45.0% based on the initial appraisal as of August 25, 2002, prepared by SH&E. See "Description of the Appraisal". Without giving effect to such deposit, the initial Senior Collateral Ratio would have been 48.1%. Using the appraisal of the Collateral determined as of December 25, 2002, and without giving effect to such deposit, the Senior Collateral Ratio would have been 45.8% and the Subordinated Collateral Ratio would have been 68.7%. See "Description of the Appraisal". The calculation of the Collateral Ratios at the time of the next semiannual appraisal due in August 2003 will be made without giving effect to such Cash Collateral deposit. Continental expects to satisfy the maximum Collateral Ratio requirements at that time based on its projected purchases of spare parts, in which case Continental will be entitled to withdraw such Cash Collateral. However, no assurance can be given that the maximum Collateral Ratio requirements will be satisfied based on such purchases. If it is not, Continental will be required to take one or more of the other actions described above (other than providing Cash Collateral) to satisfy such requirement.

     Continental is required to furnish to the Policy Provider and the Trustee, within ten Business Days after each May 1 and November 1, commencing with May 1, 2003, a report providing certain information regarding the quantity of Pledged Spare Parts included in the Collateral and compliance with certain requirements of the Collateral Maintenance Agreement.

  FLEET REDUCTION

     The Collateral Maintenance Agreement requires that the outstanding principal amount of Senior Notes and Subordinated Notes be reduced if the total number of aircraft of any of the four aircraft model groups listed below in Continental's in-service fleet during any period of 60 consecutive days is less than the minimum specified below for such group (other than due to restrictions on operating such aircraft imposed by the FAA or any other U.S. Government agency):


AIRCRAFT MODEL                                                   MINIMUM
--------------                                                 -----------
 --   Boeing 737-700, Boeing 737-800 and Boeing 737-900
        Aircraft............................................   63 Aircraft
 --   Boeing 757-200 and Boeing 757-300 Aircraft............   23 Aircraft
 --   Boeing 767-200 and Boeing 767-400 Aircraft............   13 Aircraft
 --   Boeing 777-200 Aircraft...............................    9 Aircraft


If any of the foregoing specified minimums is not so satisfied with respect to any aircraft model group, then within 90 days after such occurrence, Continental must redeem Senior Notes or deliver Senior Notes to the Trustee for cancellation (or a combination thereof) in a percentage of the outstanding principal amount of Senior Notes determined by dividing the appraised value of the Pledged Spare Parts that are appropriate for installation on, or use in, only the aircraft of such model group, or the engines utilized only on such aircraft, by the appraised value of the Collateral. In addition, Continental must redeem Subordinated Notes or deliver Subordinated Notes to the Trustee for cancellation (or a combination thereof) in the same percentage of the outstanding principal amount of Subordinated Notes. (Collateral Maintenance Agreement, Section 3.3)

     LIENS

     Continental is required to maintain the Pledged Spare Parts free of any liens, other than the rights of the Trustee, the Noteholders and Continental arising under the Indenture or the other Operative Documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Continental has provided a bond or other security adequate in the reasonable opinion of the Security Agent; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of the Security Agent therein or impair the lien of the Security Agreement. (Collateral Maintenance Agreement, Section 3.4)

     MAINTENANCE

     Continental is required to maintain the Pledged Spare Parts in good working order and condition, excluding (i) Pledged Spare Parts that have become worn out or unfit for use and not reasonably repairable or obsolete, (ii) Pledged Spare Parts that are not required for Continental's normal operations and (iii) expendable parts that have been consumed or used in Continental's operations. In addition, Continental must maintain all records, logs and other materials required by the FAA or under the Federal Aviation Act to be maintained in respect of the Pledged Spare Parts. (Collateral Maintenance Agreement, Section 3.5)

     USE AND POSSESSION

     Continental has the right to deal with the Pledged Spare Parts in any manner consistent with its ordinary course of business. This includes the right to install on, or use in, any aircraft, engine or Qualified Spare Part leased to or owned by Continental any Pledged Spare Part, free from the lien of the Security Agreement. (Security Agreement Section 4.02(a))

     Continental may not sell, lease, transfer or relinquish possession of any Pledged Spare Part without the prior written consent of the Policy Provider, except as permitted by the Security Agreement or the Collateral Maintenance Agreement. So long as no Event of Default has occurred and is continuing, Continental may sell, transfer or dispose of Pledged Spare Parts free from the Lien of the Security Agreement. (Security Agreement, Section 4.03(a)) However, as of any date during the period between the dates of independent appraiser's certificates delivered pursuant to the Collateral Maintenance Agreement, the aggregate appraised value of all Pledged Spare Parts (x) previously during such period sold, transferred or disposed of (with certain exceptions) may not exceed 2% of the appraised value of the Collateral, (y) then subject to leases or loans may not exceed 2% of the appraised value of the Collateral or (z) previously during such period moved from a Designated Location to a location that is not a Designated Location (with certain exceptions) may not exceed 2% of the appraised value of the Collateral. Such restrictions may be waived by the Policy Provider, so long as after giving effect to a transaction permitted as a result of such waiver the Subordinated Collateral Ratio (using the information most recently used to determine such ratio) would not be greater than 67.5%. (Collateral Maintenance Agreement, Section 3.2)

     Continental may, in the ordinary course of business, transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations or modifications or to any person for the purpose of transport to any of the foregoing. In addition, Continental may dismantle any Pledged Spare Part that has become worn out or obsolete or unfit for use and may sell or dispose of any such Pledged Spare Part or any salvage resulting from such dismantling, free from the lien of the Security Agreement. Continental also may subject any Pledged Spare Part to a pooling, exchange, borrowing or maintenance servicing agreement arrangement customary in the airline industry and entered into in the ordinary course of business; provided, however, that if Continental's title to any such Pledged Spare Part shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be a sale with respect to such Pledged Spare Part. (Collateral Maintenance Agreement, Section 3.6(a))

     So long as no Event of Default shall have occurred and be continuing, Continental may enter into a lease with respect to any Pledged Spare Part to any U.S. air carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person. In the case of any such lease, Continental will include in such lease appropriate provisions which (i) make such lease expressly subject and subordinate to all of the terms of the Security Agreement, including the rights of the Security Agent to avoid such lease in the exercise of its rights to repossession of the Pledged Spare Parts thereunder; (ii) require the lessee to comply with the insurance requirements of the Collateral Maintenance Agreement; and (iii) require that the Pledged Spare Parts subject thereto be used in accordance with the limitations applicable to Continental's use, possession and location of such Pledged Spare Parts provided in the Collateral Maintenance Agreement and the Security Agreement (including, without limitation, that such Pledged Spare Parts be kept at one or more Designated Locations). (Collateral Maintenance Agreement, Section 3.6(b))

     DESIGNATED LOCATIONS

     Continental is required to keep the Pledged Spare Parts at one or more of the designated locations specified in the Security Agreement or added from time to time by Continental in accordance with the Security Agreement (the "Designated Locations"), except as otherwise permitted under the Security Agreement and Collateral Maintenance Agreement. (Security Agreement, Section 4.02(b)) Continental is entitled to hold Qualified Spare Parts at locations other than Designated Locations. The lien of the Security Agreement does not apply to any spare part not located at a Designated Location.

     INSURANCE

     Continental is required to maintain insurance covering physical damage to the Pledged Spare Parts. Such insurance must provide for the reimbursement of Continental's expenditure in repairing or replacing any damaged or destroyed Pledged Spare Part. If any such Pledged Spare Part is not repaired or replaced, such insurance must provide for the payment of the amount it would cost to repair or replace such Pledged Spare Part, on the date of loss, with proper deduction for obsolescence and physical depreciation. However, after
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giving effect to self-insurance permitted as described below, the amounts payable under such insurance may be less.

     All insurance proceeds paid under such policies as a result of the occurrence of an "Event of Loss" with respect to any Pledged Spare Parts involving proceeds in excess of $2 million, up to 110% of the outstanding principal amount of the Notes (the "Debt Balance"), will be paid to the Security Agent. The entire amount of any insurance proceeds not involving an "Event of Loss" with respect to any Pledged Spare Parts or involving proceeds of $2 million or less, and the amount of insurance proceeds in excess of the Debt Balance, will be paid to Continental so long as no Payment Default, Event of Default or Continental Bankruptcy Event shall be continuing. For these purposes, "Event of Loss" means, with respect to any Pledge Spare Part, its destruction, damage beyond repair, damage that results in the receipt of insurance proceeds on the same basis as destruction or loss of possession by Continental for 90 consecutive days as a result of theft or disappearance. Any such proceeds held by the Security Agent will be disbursed to Continental to reimburse it for the purchase of additional Qualified Spare Parts after the occurrence of such Event of Loss. In addition, such proceeds will be disbursed to Continental to the extent it would not cause the Collateral Ratios, as subsequently determined, to exceed the applicable maximum percentages.

     Continental is also required to maintain third party liability insurance with respect to the Pledged Spare Parts, in an amount and scope as it customarily maintains for equipment similar to the Pledged Spare Parts.

     Continental may self-insure the risks required to be insured against as described above in such amounts as shall be consistent with normal industry practice.

EVENT OF DEFAULT

     Each of the following constitutes an "Event of Default" with respect to the
Notes:

      -- Failure by Continental to pay (i) principal of, interest on, or Premium, if any, or Break Amount, if any, with respect to, any Note when due, and such failure shall remain unremedied for more than ten Business Days (it being understood that any amount distributed to the Senior Noteholders in respect of the foregoing from funds provided by the Policy Provider, the Liquidity Provider or the Cash Collateral Account shall not be deemed to cure such Default) or (ii) any other amount payable by it to the Noteholders under the Indenture or any other Operative Document when due, and such failure shall continue for more than ten Business Days after Continental has received written notice from the Trustee of the failure to make such payment when due (without giving effect to any such notice or grace period, a "Payment Default").

      -- Failure by Continental to observe or perform (or cause to be observed and performed) in any material respect any other covenant, agreement or obligation set forth in the Indenture or in any other Operative Document, and such failure shall continue after notice and specified cure periods.

      -- Any representation or warranty made by Continental in the Indenture or any Operative Document (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b) such untrue or inaccurate representation or warranty is material at the time in question and (c) the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the Trustee) for more than 30 days after the date of written notice from the Trustee to Continental.

      -- The occurrence of certain events of bankruptcy, reorganization or insolvency of Continental (each, a "Continental Bankruptcy Event"). (Section 7.1)

     If an event occurs and is continuing which is, or after notice or passage of time, or both, would be an Event of Default (a "Default") and if such Default is known to the Trustee, the Trustee shall mail to each Noteholder, the Liquidity Provider and the Policy Provider a notice of the Default within 90 days after the occurrence thereof except as otherwise permitted by the Trust Indenture Act of 1939, as amended (the "TIA"). Except in the case of a Default in payment of principal of, or interest on, or Premium, if any, or Break Amount, if any, with respect to, any Note, the Trustee may withhold the notice if and so long as it, in good faith, determines that withholding the notice is in the interests of the Noteholders. (Section 8.5)

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REMEDIES

     If an Event of Default (other than a Continental Bankruptcy Event) occurs and is continuing, the Controlling Party may, by notice to Continental and the Trustee, and the Trustee shall, upon the request of the Controlling Party, declare all unpaid principal of, accrued but unpaid interest on, and Premium, if any, and Break Amount, if any, with respect to, the outstanding Notes and other amounts otherwise payable under the Indenture, if any, to be due and payable immediately. If a Continental Bankruptcy Event occurs, such amounts shall be due and payable without any declaration or other act on the part of the Trustee, the Controlling Party or any Noteholder. (Section 7.2)

     The Controlling Party by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the non-payment as to the Notes of the principal, interest, Premium, if any, and Break Amount, if any, with respect thereto and other amounts otherwise payable under the Indenture, if any, which have become due solely by such declaration of acceleration, have been cured or waived, (b) to the extent the payment of such interest is permitted by law, interest on overdue installments of interest and on overdue principal which has become due otherwise than by such declaration of acceleration, has been paid, (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and (d) all payments due to the Trustee and any predecessor Trustee have been made. No such rescission shall affect any subsequent default or impair any right arising from any subsequent default. (Section 7.2)

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, interest on, or Premium, if any, or Break Amount, if any, with respect to, the Notes or other amounts otherwise payable under the Indenture, if any, or to enforce the performance of any provision of the Notes or the Indenture, including instituting proceedings and exercising and enforcing, or directing exercise and enforcement of, all rights and remedies of the Trustee and the Collateral Agent under the Operative Documents and directing the Collateral Agent to deposit with the Trustee all cash or investment securities held by the Collateral Agent. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. (Section 7.3)

     The Controlling Party by notice to the Trustee may authorize the Trustee to waive an existing Default or Event of Default and its consequences, except a Default or Event of Default (i) in the payment of principal of, interest on, or Premium, if any, or Break Amount, if any, with respect to, any Note that has not been paid to the Noteholder from funds provided by the Policy Provider, the Liquidity Provider or the Cash Collateral Account or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Liquidity Provider, the Policy Provider and the holder of each Note affected. When a Default or Event of Default is waived, it is cured and ceases, and the Company, the Liquidity Provider, the Policy Provider, the Noteholders and the Trustee shall be restored to their former positions and rights hereunder respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. (Section 7.4)

     No holder of a Note may institute any remedy with respect to the Indenture or the Notes unless such holder has previously given to the Trustee written notice of a continuing Event of Default, the holders of 25% or more of the principal amount of a series of Notes then outstanding have requested that the Trustee pursue the remedy, such holder has offered the Trustee indemnity against loss, liability and expense satisfactory to the Trustee, the Trustee has failed so to act for 60 days after receipt of the same, during such 60-day period the Controlling Party has not given the Trustee a direction inconsistent with the request and, in the case of a Subordinated Noteholder, the principal of, interest on, and Premium, if any, Break Amount, if any, and all other amounts payable under the Indenture with respect to the Senior Notes have been paid in full. (Section 7.6) Notwithstanding the foregoing, the right of any Noteholder to receive payment when due of principal, interest, Premium, if any, and Break Amount, if any, or to bring suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder. (Section 7.7)

     The Controlling Party may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee (as Trustee or Collateral Agent, subject, in the case of any actions based on the status of the Trustee as Collateral Agent, to any limitations otherwise expressly provided for in the Operative Documents) or exercising any trust or power conferred on it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee may refuse to follow any direction or authorization that conflicts with law or the Indenture or that the Trustee determines may subject the Trustee to personal liability. In addition, at any time after a Policy Provider Default or after the Senior Notes, the Policy Expenses and the Policy Provider Obligations have been paid in full, the Trustee may refuse to follow any direction or authorization that the Trustee determines may be unduly prejudicial to the rights of another Noteholder. However, the Trustee shall have no liability for any actions or omissions to act which are in accordance with any such direction or authorization. (Section 7.5)


     The Controlling Party shall not direct the Trustee or any Collateral Agent to sell or otherwise dispose of any Collateral unless all unpaid principal of, accrued but unpaid interest on, and Premium, if any, and Break Amount, if any, with respect to, the outstanding Notes and other amounts otherwise payable under the Indenture, if any, shall be declared or otherwise become due and payable immediately. (Section 7.5)

     In the case of Chapter 11 bankruptcy proceedings, Section 1110 of the U.S. Bankruptcy Code ("Section 1110") provides special rights to holders of security interests with respect to "equipment" (defined as described below). Under
Section 1110, the right of such holders to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties (the "Section 1110 Period"), the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

     On the Issuance Date, Hughes Hubbard & Reed LLP, outside counsel to Continental, provided its opinion to the Trustee and the Policy Provider that the Security Agent will be entitled to the benefits of Section 1110 with respect to the Pledged Spare Parts, assuming that, at the time of the issuance, Continental held an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

     If Continental is the debtor in a Chapter 11 bankruptcy proceeding and:

      -- the Section 1110 Period shall expire without Continental having entered into an agreement to perform its obligations under the Indenture and the other Operative Documents in accordance with
           Section 1110(a),

      -- Continental shall have entered into such an agreement in accordance with Section 1110(a) but thereafter Continental defaults such that the Security Agent is entitled to take possession of the Pledged Spare Parts pursuant to the Security Agreement or

      -- Continental shall not reinstate its obligations under the Operative Documents in its confirmed plan of reorganization,

then the Policy Provider, if then the Controlling Party, will not permit (and will not permit the Trustee or any Collateral Agent to permit) the sale or lease of any Collateral to Continental or any of its affiliates for any amount less than the then current fair market value for such transaction. The Policy Provider, if then the Controlling Party, will give the holders of the Subordinated Notes (the "Subordinated Noteholders") at least

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

30 days' prior written notice of its intention to sell or lease any of the Collateral. These restrictions are not applicable to any Controlling Party other than the Policy Provider.

CONTROLLING PARTY


     Whether before or after the occurrence of an Event of Default, the Trustee and the Security Agent will be directed by the Controlling Party in taking action under the Indenture and other agreements relating to the Notes, including in amending such agreements and granting waivers thereunder. However, certain limited provisions with respect to the Collateral as they relate to the Subordinated Notes cannot be amended or waived without the consent of the holders of a majority of the outstanding principal amount of the Subordinated Notes and certain other limited provisions cannot be amended or waived without the consent of each Noteholder affected thereby. Except for those limited provisions which are described in "--Modifications and Waiver of the Indenture and Certain Other Agreements", the provisions of the Indenture, the Security Agreement and the other Operative Documents may be amended or waived by the Controlling Party (or, in the case of the Collateral Maintenance Agreement, the Policy Provider) without the consent of the Noteholders. If an Event of Default has occurred and is continuing, the Controlling Party will direct the Trustee and the Security Agent in exercising remedies under the Indenture and under the Security Agreement, subject to the limitations described below. (Section 3.8(a))


     The "Controlling Party" will be:

      --   The Policy Provider (except as provided below).

      -- If a Policy Provider Default is continuing, the holders of more than 50% in aggregate unpaid principal amount of the Senior Notes then outstanding or, if the Senior Notes have been paid in full, of the Subordinated Notes then outstanding.

      -- If the Senior Notes, the Policy Expenses and the Policy Provider Obligations have been paid in full, the holders of more than 50% in aggregate unpaid principal amount of the Subordinated Notes then outstanding.

      -- Under the circumstances described in the next paragraph, the Liquidity Provider.


     At any time after the Liquidity Provider Reimbursement Date, if a Policy Provider Default attributable to a failure to make a drawing to pay the Liquidity Provider, as described under "Description of the Policy and the Policy Provider Agreement--The Policy--Liquidity Provider Drawing", is continuing, the Liquidity Provider (so long as the Liquidity Provider has not defaulted in its obligation to make any advance under the Liquidity Facility) shall have the right to become the Controlling Party, provided that if the Policy Provider subsequently pays to the Liquidity Provider all outstanding drawings, together with accrued interest thereon owing under the Liquidity Facility, and no other Policy Provider Default has occurred and is continuing, then the Policy Provider shall be the Controlling Party so long as no Policy Provider Default occurs after the date of such payment. (Section 3.8(c))


     The Subordinated Noteholders will have the right to direct the Policy Provider in acting as the Controlling Party during the continuance of an Event of Default if the Subordinated Noteholders shall have deposited with the Policy Provider cash, U.S. government securities or other investments acceptable to the Policy Provider as collateral for amounts owed to and to become due and payable to the Policy Provider under the Operative Documents and Support Documents. The payments of principal and interest when due and without reinvestment on any such deposited U.S. government securities or other investments plus any deposited money without investment must, in the opinion of a nationally recognized firm of independent certified public accountants acceptable to the Policy Provider, provide cash sufficient to pay: (i) all accrued and unpaid Policy Expenses and Policy Provider Obligations, (ii) the then outstanding principal amount of the Senior Notes, (iii) interest accruing and payable on the Senior Notes to the Final Legal Maturity Date (or, alternatively, the interest calculated at the rate of interest of 12% per annum for a period of 24 months (or, if shorter, the period from the date of such deposit to the Final Legal Maturity Date)) and (iv) the Policy premium payable for a period of 24 months (or, if shorter, the period from the date of such deposit to the Final Legal Maturity Date). In order to participate in such deposit, a Subordinated Noteholder must contribute its
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

proportionate share of the deposit, which will be the proportion that the principal amount of its Subordinated Notes bears to the principal amount of the Subordinated Notes of all Subordinated Noteholders participating in such deposit. A Subordinated Noteholder will not be required to contribute to a deposit. The Subordinated Noteholders contributing their proportionate shares of such deposit will be entitled to direct the Policy Provider in taking action as the Controlling Party during the continuance of such Event of Default by vote of a majority of the principal amount of the Subordinated Notes held by such contributing Subordinated Noteholders. If the Policy Provider draws on such deposit, after the Policy Provider shall have been paid in full all amounts due to it under the Operative Documents and Support Documents, amounts otherwise distributable to the Policy Provider under the Indenture will be distributed to such contributing Subordinated Noteholders in the same proportion as their respective contributions to the deposit until their proportionate share of the deposit not returned by the Policy Provider shall have been repaid in full. If Continental or any of its affiliates is a Subordinated Noteholder, it will not be entitled to participate in making the foregoing deposit or directing the Controlling Party. (Section 3.11)

     "Policy Provider Default" means the occurrence of any of the following events: (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of written notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York Department of Insurance or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

PRIORITY OF DISTRIBUTIONS

     On each Distribution Date, all payments received by the Trustee in respect of the Notes will be promptly distributed in the following order:

      -- If an Event of Default shall have occurred and be continuing on such Distribution Date, to the Trustee, the Policy Provider, the Liquidity Provider and any Senior Noteholder to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Trustee or the Policy Provider or to reimburse the Policy Provider, the Liquidity Provider or any Senior Noteholder in respect of payments made to the Trustee in connection with the protection or realization of the value of the Collateral.

      -- To the Liquidity Provider to the extent required to pay the Liquidity Expenses and to the Policy Provider to pay the Policy Expenses.

      -- To the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Liquidity Provider), to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations and, if the Policy Provider has paid to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider, to the Policy Provider to the extent required to reimburse the Policy Provider for the amount of such payment made to the Liquidity Provider attributable to interest accrued on such drawings.

      -- To (i) the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Liquidity Provider), (ii) if applicable, unless (x) on such Distribution Date the Senior Notes are Non-Performing and a Liquidity Event of Default shall have occurred and be continuing or (y) the Final Drawing shall have occurred, to replenish the Cash Collateral Account up to the Required
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

           Amount (less the amount of any repayments of Interest Drawings under the Liquidity Facility while sub-clause (x) of this clause is applicable) and (iii) if the Policy Provider has paid to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider, to the Policy Provider to the extent required to reimburse the Policy Provider for the amount of such payment made to the Liquidity Provider in respect of principal of drawings under the Liquidity Facility.

      -- If an Event of Default shall have occurred and be continuing on such Distribution Date and at all times thereafter, to the Trustee or any Senior Noteholder, to the extent required to pay certain fees, taxes, charges and other amounts payable.

      -- To the Senior Noteholders to the extent required to pay in full amounts due on such Distribution Date.

      -- To the Policy Provider to the extent required to pay Policy Provider Obligations (other than amounts payable pursuant to the first four clauses above).

      -- To the Subordinated Noteholders to the extent required to pay in full amounts due on such Distribution Date.

      -- To the Trustee for the payment of certain fees and expenses (other than amounts payable pursuant to the first and fifth clauses above).

      -- To the Company (unless on such Distribution Date (i) an Event of Default has occurred and is continuing or (ii) any amount due to the Liquidity Provider or the Policy Provider from the Company has not been paid). (Section 3.2)

     "Liquidity Obligations" means the obligations to reimburse or to pay the Liquidity Provider all principal, interest, fees and other amounts owing to it under the Liquidity Facility or certain other agreements.

     "Liquidity Expenses" means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facility.

     "Non-Performing" means, with respect to any Senior Note, a Payment Default existing thereunder (without giving effect to any acceleration); provided, that, in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which the Company is a debtor, any Payment Default existing at the commencement of such bankruptcy proceeding or during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such Payment Default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

     "Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities (to the extent not included in Policy Expenses) due to the Policy Provider under the Policy Provider Agreement and, if the Liquidity Provider has failed to honor any Interest Drawing, interest on any Policy Drawing made to cover the shortfall attributable to such failure by the Liquidity Provider in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full. Except as provided in the definition of Policy Provider Obligations, no interest will accrue on any Policy Drawing.

     "Policy Expenses" means all amounts (including amounts in respect of premiums, fees, expenses or indemnities) owing to the Policy Provider under the Policy Provider Agreement other than (i) any Policy Drawing, (ii) any interest accrued on any Policy Provider Obligation and (iii) reimbursement of and interest on the Liquidity Obligations in respect of the Liquidity Facility paid by the Policy Provider to the Liquidity Provider, provided that if, at the time of determination, a Policy Provider Default exists, Policy Expenses will not include any indemnity payments owed to the Policy Provider.

     "Policy Drawing" means any payment of a claim under the Policy.

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

     Interest Drawings under the Liquidity Facility, withdrawals from the Cash Collateral Account and drawings under the Policy will be distributed to the Trustee for distribution to the Senior Noteholders, notwithstanding the priority of distributions set forth in the Indenture and otherwise described herein. All amounts on deposit in the Cash Collateral Account that are in excess of the Required Amount will be paid to the Liquidity Provider.

     If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Houston, Texas, or Wilmington, Delaware, or, which is not a day for trading by and between banks in the London interbank Eurodollar market (any other day being a "Business Day"), distributions scheduled to be made on such Distribution Date will be made on the next succeeding Business Day, and interest shall be added for such additional period.

MODIFICATIONS AND WAIVER OF THE INDENTURE AND CERTAIN OTHER AGREEMENTS

     The Company, the Trustee and the Collateral Agent may amend or supplement the Indenture, the Notes, the other Operative Documents and, upon request of Continental, the Trustee shall amend or supplement the Support Documents, in each case without the consent of the Noteholders:

      -- To provide for uncertificated Notes of any series in addition to or in place of certificated Notes of such series.

      -- To provide for the assumption of the Company's obligations under the Operative Documents and the Notes in the case of a merger, consolidation or conveyance, transfer or lease of all or substantially all of the assets of the Company.

      -- To comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA.

      --   To provide for a replacement Liquidity Provider.

      --   To provide for the effectiveness of any additional Collateral
           Agreement.

      -- To comply with the requirements of DTC, Euroclear Bank or Clearstream Banking or the Trustee with respect to the provisions of the Indenture or the Notes of any series relating to transfers and exchanges of the Notes of any series or beneficial interests therein.

      -- To provide for any successor Trustee or Collateral Agent with respect to the Notes of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary or advisable to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee.

      --   To cure any ambiguity, defect or inconsistency.

      -- To make any other change not inconsistent with the Indenture provided that such action does not materially adversely affect the interests of any Noteholder. (Section 10.1)


     The Company, the Trustee and the Collateral Agent may otherwise amend or supplement the Indenture, the Notes and the other Operative Documents (other than the Collateral Maintenance Agreement), and, upon consent of the Company, the Trustee shall amend or supplement the Support Documents, in each case only with the written consent of the Controlling Party, subject to certain limited exceptions. Except for those limited provisions described in this section under the caption "--Modifications and Waiver of the Indenture and Certain Other Agreements", the provisions of the Indenture, the Security Agreement and the Operative Documents may be amended or waived by the Controlling Party (or, in the case of the Collateral Maintenance Agreement, the Policy Provider) without the consent of the Noteholders. Whether before or after the occurrence of an Event of Default, the Controlling Party may authorize the Trustee to, and the Trustee upon such authorization shall, waive compliance by the Company with any provision of the Indenture, the Notes or the other Operative Documents (other than the Collateral Maintenance Agreement). However,


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no such amendment, supplement or waiver may, without the consent of the
Liquidity Provider, the Policy Provider and each Senior Noteholder affected:

      -- Reduce the amount of Senior Notes whose holders must consent to an amendment, supplement or waiver.

      -- Reduce the rate or extend the time for payment of interest on any Senior Note.

      -- Reduce the amount or extend the time for payment of principal of, or Premium, if any, or Break Amount, if any, with respect to (in each case, whether on redemption or otherwise), any Senior Note.

      -- Change the place of payment where, or the coin or currency in which, any Senior Note (or the redemption price thereof), interest thereon, or Premium, if any, or Break Amount, if any, with respect thereto, is payable.

      -- Change the priority of distributions and application of payments specified in the Indenture.

      -- Waive a default in the payment of the principal of, interest on, or Premium, if any, or Break Amount, if any, with respect to, any Senior Note.

      -- Make any changes to provisions in the Indenture that involve the waiver of defaults, the right of Senior Noteholders to receive payment of principal of, interest on, and Premium, if any, and Break Amount, if any, with respect to, any Senior Note on or after the respective due dates.

      -- Impair the right of any Senior Noteholder to institute suit for the enforcement of any amount payable on any Senior Note when due. (Section 10.2)

     In addition, no such amendment, supplement or waiver may, without the consent of each Subordinated Noteholder affected:

      -- Reduce the amount of Subordinated Notes whose holders must consent to an amendment, supplement or waiver.

      -- Reduce the rate or extend the time for payment of interest on any Subordinated Note.

      -- Reduce the amount or extend the time for payment of principal of, or Premium, if any, or Break Amount, if any, with respect to (in each case, whether on redemption or otherwise), any Subordinated Note.

      -- Change the definitions of "Maximum Subordinated Collateral Ratio" or "Subordinated Collateral Ratio".

      -- Increase the principal amount of, or the rate of interest on, the Senior Notes.

      -- Change the place of payment where, or the coin or currency in which, any Senior Note or Subordinated Note (or the redemption price thereof), interest thereon, or Premium, if any, or Break Amount, if any, with respect thereto, is payable.

      -- Change the priority of distributions and application of payments specified in the Indenture.

      -- Waive a default in the payment of the principal of, interest on, or Premium, if any, or Break Amount, if any, with respect to, any Subordinated Note.

      -- Make any changes to provisions in the Indenture that involve the waiver of defaults, the right of Noteholders to receive payment of principal of, interest on, and Premium, if any, and Break Amount, if any, with respect to, any Subordinated Note on or after the respective due dates.

      -- Impair the right of any Subordinated Noteholder to institute suit for the enforcement of any amount payable on any Subordinated Note when due. (Section 10.2)


     The provisions of the Indenture for determining who will be the Controlling Party, the definition of "Event of Default" and the covenant described in the last paragraph under "--Remedies" cannot be amended without the consent of the holders of a majority in principal amount of the Subordinated Notes. In addition, an

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


amendment of any defined term used in the definitions of "Maximum Subordinated Collateral Ratio" or "Subordinated Collateral Ratio" or in any such defined term will not be effective for purposes of such definitions unless consented to by the holders of a majority in principal amount of the Subordinated Notes. The requirement that the Subordinated Noteholders consent to an amendment to the definition of "Event of Default" does not affect the right of the Controlling Party to waive an Event of Default. See "--Remedies".



     The Company and the Policy Provider can amend, modify or waive compliance with any provision of the Collateral Maintenance Agreement (including the provisions described under "--Appraisals and Maintenance of Ratios", "--Fleet Reduction", "--Liens", "--Maintenance", "--Insurance" and "--Use and Possession") without the consent of the Trustee, the Collateral Agent or any Noteholders, except for certain limited provisions. However, the Company and the Trustee, with the consent of the holders of a majority in principal amount of the Subordinated Notes and without the consent of the Policy Provider, can amend, modify or waive compliance with the following requirements of the Collateral Maintenance Agreement:



      -- that appraisals of the Collateral be obtained for purposes of determining the maximum Subordinated Collateral Ratio by the fifth Business Day of February and the fifth Business Day of August in each year, commencing in August 2003 (see "--Collateral--Appraisals and Maintenance of Ratios");



      -- that the maximum Subordinated Collateral Ratio be complied with in connection with such appraisals (see "--Collateral--Appraisals and Maintenance of Ratios");



      -- that the outstanding principal amount of the Subordinated Notes be reduced if there is a fleet reduction (see "--Collateral--Fleet Reduction"); or



      -- that the maximum Subordinated Collateral Ratio be complied with upon effecting a transaction permitted as a result of the waiver by the Policy Provider of certain restrictions on selling, leasing and moving Pledged Spare Parts (see "--Collateral--Use and Possession").


However, the methods for determining the Fair Market Value of the Collateral, the qualifications of the appraiser, the limitations on Cash Collateral and other provisions of the Collateral Maintenance Agreement applicable to both the Senior Notes and the Subordinated Notes may be amended or modified by agreement of the Company and the Policy Provider without the consent of Subordinated Noteholders.

     In determining whether the holders of the required principal amount of Senior Notes or Subordinated Notes have consented to an amendment, modification or waiver, any such Senior Notes or Subordinated Notes owned by Continental or any of its affiliates will be disregarded and deemed not outstanding. (Section 2.13)

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Continental is prohibited from consolidating with, merging into, or conveying, transferring or leasing substantially all of its assets to any Person unless:

      -- The resulting, surviving, transferee or lessee Person shall be organized under the laws of the United States, any state thereof or the District of Columbia and shall be a U.S. air carrier.

      -- The resulting, surviving, transferee or lessee Person shall expressly assume all of the obligations of Continental contained in the Indenture, the Notes and any other Operative Documents.

      -- Continental shall have delivered a certificate and an opinion of counsel stating that (i) such transaction, in effect, complies with such conditions and (ii) the Indenture, the Notes and the other Operative Documents constitute the valid and legally binding obligations of the resulting, surviving, transferee or lessee Person.

      -- Immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing. (Section 5.4)

     The Indenture, the Notes and the other Operative Documents do not contain any covenants or provisions which may afford the Trustee or Noteholders protection in the event of a highly leveraged transaction,

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

including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

INDEMNIFICATION

     Continental is required to indemnify the Liquidity Provider, the Policy Provider, the Trustee and the Collateral Agent, but not the Noteholders, for certain losses, claims and other matters. (Section 6.1)

GOVERNING LAW

     The Indenture and the Notes are governed by the laws of the State of New York. (Section 12.8)

THE TRUSTEE

     The Trustee is Wilmington Trust Company. Except as otherwise provided in the Indenture, the Trustee, in its individual capacity, will not be answerable or accountable under the Indenture or under the Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. Continental and its affiliates may from time to time enter into banking and trustee relationships with the Trustee and its affiliates. The Trustee's address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

BOOK ENTRY; DELIVERY AND FORM

  GENERAL

     The New Senior Notes will be represented by one or more global Notes, in definitive, fully registered form without interest coupons (the "Global Notes"). Each Global Note will be deposited with the Trustee, as custodian for DTC, and registered in the name of Cede & Co. ("Cede"), as nominee for DTC.

     DTC has advised Continental as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

     Ownership of beneficial interests in Global Notes is limited to persons who have accounts with DTC Participants or persons who hold interests through DTC Participants. Ownership of beneficial interests in the Global Notes is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Notes.

     So long as DTC or its nominee is the registered owner or holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Senior Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owners of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

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

     Beneficial interests in the Global Notes will be exchangeable or transferable, as the case may be, for Senior Notes in definitive, fully registered form ("Definitive Notes") only if (i) DTC notifies the Trustee that DTC is unwilling or unable to continue as depositary for such Senior Notes and successor depositary is not appointed by the Trustee within 90 days of such notice or (ii) after the occurrence and during the continuance of an Event of Default, owners of beneficial interests in the Global Notes (the "Note Owners") with a principal amount aggregating not less than a majority of the outstanding principal amount of the Global Notes advise the Trustee, Continental and DTC through Direct Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in their best interests. (Section 2.5(b)) Upon the occurrence of any event described in clauses (i) or (ii) of the immediately preceding sentence, the Trustee will be required to notify all Direct Participants having a beneficial interest in the Global Notes of the availability of Definitive Notes. Upon surrender by DTC of the Global Notes and receipt of instructions for re-registration, the Trustee will reissue the Senior Notes as Definitive Notes to Note Owners. (Section 2.5(d))

     Payments of the principal of, interest on, Premium, if any, and Break Amount, if any, with respect to, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Continental, the Trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Continental expects that DTC or its nominee, upon receipt of any payment of principal of, interest on, Premium, if any, and Break Amount, if any, with respect to, a Global Note, will credit the accounts of DTC Participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note, as shown on the records of DTC or its nominee. Continental also expects that payments by DTC Participants to owners of beneficial interests in such Global Note held through such DTC Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such DTC Participants.

     Distributions of principal of, interest on, and Premium, if any, and Break Amount, if any, with respect to, Definitive Notes will be made by the Trustee directly in accordance with the procedures set forth in the Indenture, to holders in whose names the Definitive Notes were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Senior Note, however, will be made only upon presentation and surrender of such Senior Note at the office or agency specified in the notice of final distribution to Senior Noteholders.

     Neither Continental nor the Trustee has any responsibility for the performance by DTC, DTC Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

  SAME-DAY SETTLEMENT AND PAYMENT

     As long as the Senior Notes are registered in the name of DTC or its nominee, Continental will make all payments to the Trustee under the Indenture in immediately available funds. The Trustee will pass through to DTC in immediately available funds all payments received from Continental, including the final distribution of principal with respect to the Senior Notes.

     Any Senior Notes registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the Senior Notes to settle in immediately available funds. Continental cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the Senior Notes.

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

                     DESCRIPTION OF THE SUBORDINATED NOTES

     The following summary describes terms of the Subordinated Notes that are material to a holder of Senior Notes. The summary does not purport to be complete. We urge you to read the Subordinated Notes and the Operative Documents for additional detail and further information because they, and not this description, define your rights. Each of the Operative Documents has been filed as an exhibit to the Registration Statement and is available as set forth under "Where You Can Find More Information". The references to Sections in parentheses in the following summary are to the relevant Sections of the Indenture.

GENERAL

     On May 9, 2003 (the "Subordinated Notes Issuance Date"), Continental issued the Subordinated Notes under the Indenture. The Subordinated Notes are secured by a lien on the Collateral. The Subordinated Notes rank junior to the Senior Notes (including amounts owed to the Policy Provider and the Liquidity Provider) with respect to payments received from Continental, proceeds from liquidation of the Collateral and otherwise.

PAYMENTS OF PRINCIPAL AND INTEREST

     The Subordinated Notes are limited to $100,000,000 of principal in the aggregate. Subject to the provisions of the Indenture, the entire principal amount of the Subordinated Notes is scheduled to be paid to the Subordinated Noteholders on the Final Scheduled Payment Date.

     Interest accrues on the unpaid principal amount of each Subordinated Note at LIBOR plus 7.50% (plus, if applicable, 0.50% during the periods specified in the registration rights agreement applicable to the Subordinated Notes). Accrued interest on the Subordinated Notes is payable on March 6, June 6, September 6 and December 6 of each year or, if not a Business Day, the next succeeding Business Day, commencing on June 6, 2003. Such accrued interest will be paid to holders of record on the 15th day preceding the applicable Scheduled Interest Payment Date. Interest on the Subordinated Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the Subordinated Notes Issuance Date. Interest on the Subordinated Notes is calculated on the basis of the actual number of days elapsed over a 360-day year and shall accrue with respect to the first but not the last day of each Interest Period. If any date scheduled for a payment of principal, interest, Subordinated Notes Premium, if any, or Break Amount, if any, is not a Business Day, such payment will be made on the next succeeding Business Day, and interest shall be added for such additional period. (Section 2A.7)

     The Subordinated Notes do not have the benefit of a Liquidity Facility or a Policy.

REDEMPTION


     The Subordinated Notes may not be redeemed by Continental prior to May 9, 2004. The Subordinated Notes may be redeemed at any time on or after May 9, 2004, in whole or (so long as no Payment Default has occurred and is continuing) in part (in any integral multiple of $1,000) by Continental at its sole option at a redemption price equal to the sum of 100% of the principal amount of, accrued and unpaid interest on, and Break Amount, if any, with respect to, the redeemed Subordinated Notes to and including the date of redemption. In addition, if a Subordinated Note is redeemed before the fourth anniversary of the Subordinated Notes Issuance Date (except in connection with a redemption to satisfy the maximum Collateral Ratio or minimum Rotable Ratio requirements discussed under "Description of the Senior Notes--Collateral--Appraisals and Maintenance of Ratios"), such redemption price will include a premium (the "Subordinated Notes Premium") equal to the following percentage of the principal amount of such Subordinated Note: (i) if redeemed before the second anniversary of the Subordinated Notes Issuance Date, 3.0%; (ii) if redeemed on or after such second anniversary and before the third anniversary of the Subordinated Notes Issuance Date, 2.0%; and (iii) if redeemed on or after such third anniversary and before the fourth anniversary of the Subordinated Notes Issuance Date, 1.0%. Notwithstanding the foregoing, so long as the Policy Provider is the Controlling Party, no such redemption may be made if an Event of Default has occurred and is continuing or if the Senior Collateral Ratio or Senior Rotable Ratio is not then satisfied (after


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

giving effect to any concurrent redemption of the Senior Notes), unless the Policy Provider shall otherwise agree. (Section 4.1)

     If Continental gives notice of redemption but fails to pay when due all amounts necessary to effect such redemption, such redemption shall be deemed revoked and no amount shall be due as a result of notice of redemption having been given.

COLLATERAL


     The Subordinated Notes are secured by a lien on the Collateral. See "Description of the Senior Notes--Collateral".


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

                     DESCRIPTION OF THE LIQUIDITY FACILITY

     The following summary describes the material terms of the Liquidity Facility and certain provisions of the Indenture relating to the Liquidity Facility. The summary does not purport to be complete. We urge you to read the Liquidity Facility and the Indenture for additional detail and further information because they, and not this description, define your rights. Each of the Liquidity Facility and the Indenture has been filed as an exhibit to the Registration Statement and is available as set forth under "Where You Can Find More Information".

GENERAL

     Morgan Stanley Capital Services Inc. (the "Liquidity Provider") has entered into a revolving credit agreement (the "Liquidity Facility") with the Trustee with respect to the Senior Notes. The Subordinated Notes do not have the benefit of a Liquidity Facility.

     On any Distribution Date, if, after giving effect to the subordination provisions of the Indenture, the Trustee does not have sufficient funds for the payment of interest on the Senior Notes, the Liquidity Provider is required to make an advance (an "Interest Drawing") in the amount needed to fund the interest shortfall (calculated assuming that Continental will not cure the nonpayment of interest) up to the Maximum Available Commitment.

     The maximum amount of Interest Drawings available under the Liquidity Facility will be sufficient to pay interest on the Senior Notes on up to eight consecutive quarterly Interest Payment Dates at the Stated Interest Rate (calculated assuming that Continental will not cure any nonpayment of interest). If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility, the Senior Noteholders will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider may be replaced by one or more other entities under certain circumstances.

DRAWINGS

     The aggregate amount available under the Liquidity Facility at March 6, 2003, the first Interest Payment Date after the Issuance Date, was $48,733,333.33.

     Except as otherwise provided below, the Liquidity Facility enables the Trustee to make Interest Drawings thereunder promptly on or after any Distribution Date if, after giving effect to the subordination provisions of the Indenture, there are insufficient funds available to the Trustee to pay interest then due and payable on the Senior Notes at the Stated Interest Rate (calculated assuming that Continental will not cure any nonpayment of interest); provided, however, that the maximum amount available to be drawn under the Liquidity Facility on any Distribution Date to fund any shortfall of interest on the Senior Notes will not exceed the then Maximum Available Commitment.

     The "Maximum Available Commitment" at any time is an amount equal to the then Required Amount of the Liquidity Facility less the aggregate amount of each Interest Drawing outstanding thereunder at such time, provided that, following a Non-Extension Drawing, a Downgrade Drawing or a Final Drawing, the Maximum Available Commitment shall be zero.

     The "Required Amount" will be equal, on any day, to the sum of the aggregate amount of interest, calculated at the Capped Interest Rate, that would be payable on the Senior Notes on each of the eight consecutive quarterly Interest Payment Dates immediately following such day or, if such day is an Interest Payment Date, on such day and the succeeding seven quarterly Interest Payment Dates, in each case calculated on the outstanding aggregate principal amount of the Senior Notes on such day and without regard to expected future payments of principal.

     "Capped Interest Rate" is 12% per annum.

     The Liquidity Facility does not provide for drawings thereunder to pay for principal of, or Premium, if any, or Break Amount, if any, with respect to, the Senior Notes, any interest thereon in excess of an amount
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

equal to eight full quarterly installments of interest calculated at the Capped Interest Rate thereon or any amount with respect to the Subordinated Notes. (Liquidity Facility, Section 2.02; Indenture, Section 3.5)


     Each payment by the Liquidity Provider reduces by the same amount the Maximum Available Commitment, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the Liquidity Provider in full or in part for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment will be reinstated to an amount not to exceed the then Required Amount. However, the Liquidity Facility will not be so reinstated at any time if (i) the Senior Notes are Non-Performing and a Liquidity Event of Default shall have occurred and be continuing or (ii) the Liquidity Provider Reimbursement Date has occurred. Any amounts paid by the Policy Provider to the Liquidity Provider as described in "Description of the Senior Notes--Controlling Party" or "Description of the Policy and the Policy Provider Agreement--Liquidity Provider Drawing" will not reinstate the Liquidity Facility but any reimbursement of such amounts received by the Policy Provider under the distribution provisions of the Indenture will reinstate the Liquidity Facility to the extent of such reimbursement unless (i) the Senior Notes are Non-Performing and a Liquidity Event of Default shall have occurred and be continuing or (ii) the Liquidity Provider Reimbursement Date has occurred. With respect to any other drawings under the Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount will be automatically reduced from time to time to an amount equal to the next eight successive quarterly interest payments due on the Senior Notes (without regard to expected future payments of principal) at the Capped Interest Rate. (Liquidity Facility, Section 2.04(a); Indenture, Section 3.5(j)) Upon the occurrence of the Liquidity Provider Reimbursement Date, no further drawings under the Liquidity Facility will be permitted.


     If at any time the short-term unsecured debt rating of the Liquidity Provider Guarantor then issued by either Moody's or Standard & Poor's is lower than the Threshold Rating or the Liquidity Provider Guarantor's guarantee ceases to be in full force and effect or becomes invalid or unenforceable or the Liquidity Provider Guarantor denies its liability thereunder, and the Liquidity Facility is not replaced with a Replacement Facility within ten days after notice of such downgrading or such event and as otherwise provided in the Indenture, the Liquidity Facility will be drawn in full up to the then Maximum Available Commitment (the "Downgrade Drawing"). The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the "Cash Collateral Account") and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 2.02(c); Indenture, Section 3.5(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.

     A "Replacement Facility" means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies with respect to the Senior Notes to confirm in writing its ratings then in effect for the Senior Notes (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider but without regard to the Policy), which shall have been consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Senior Notes (at the Capped Interest Rate and without regard to expected future payments of principal) on the eight Interest Payment Dates following the date of replacement of the Liquidity Facility and issued by a person (or persons) having unsecured short-term debt rating or issuer credit rating, as the case may be, issued by each of Moody's and Standard & Poor's which are equal to or higher than the Threshold Rating. (Indenture, Appendix I) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Indenture as the initial Liquidity Provider.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and A-1 by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's").

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     The Liquidity Facility provides that the Liquidity Provider's obligations thereunder will expire on the earliest of:

      -- 364 days after the Issuance Date (counting from, and including, the Issuance Date).

      -- The date on which the Trustee delivers to the Liquidity Provider a certification that all of the Senior Notes have been paid in full.

      -- The date on which the Trustee delivers to the Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.


      -- The fifth Business Day following receipt by the Trustee of a Termination Notice from the Liquidity Provider (see "--Liquidity Events of Default and Termination").


      -- The date on which no amount is or may (by reason of reinstatement) become available for drawing under the Liquidity Facility.

      --   The occurrence of the Liquidity Provider Reimbursement Date.

     The Liquidity Facility provides that it will be automatically extended for additional 364-day periods unless the Liquidity Provider notifies the Trustee that it does not agree to such extension.

     The Indenture provides for the replacement of the Liquidity Facility if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Legal Maturity Date and the Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If the Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Liquidity Facility will be drawn in full up to the then Maximum Available Commitment (the "Non-Extension Drawing"). The proceeds of the Non-Extension Drawing will be deposited in the Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 2.02(b); Indenture, Section 3.5(d))

     Subject to certain limitations, Continental may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility (including, without limitation, any Replacement Facility described in the following sentence). In addition, if the Liquidity Provider shall determine not to extend the Liquidity Facility, then the Liquidity Provider may, at its option, arrange for a Replacement Facility to replace the Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of the Liquidity Facility and (ii) at any time after such scheduled expiration date. The Liquidity Provider may also arrange for a Replacement Facility to replace the Liquidity Facility at any time after a Downgrade Drawing thereunder. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing, the funds on deposit in the Cash Collateral Account will be returned to the Liquidity Provider being replaced. (Indenture, Section 3.5(e))

     Upon receipt by the Trustee of a Termination Notice from the Liquidity Provider, the Trustee shall request a final drawing (a "Final Drawing") under the Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Trustee will hold the proceeds of the Final Drawing in the Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 2.02(d); Indenture, Section 3.5(i))

     Drawings under the Liquidity Facility will be made by delivery by the Trustee of a certificate in the form required by the Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Liquidity Provider of the amount specified in any drawing under the Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under the Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under the Liquidity Facility in respect of such drawing to the Trustee or any other person.

REIMBURSEMENT OF DRAWINGS

     The Trustee must reimburse amounts drawn under the Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Trustee has funds available therefor.

  INTEREST DRAWINGS AND FINAL DRAWINGS

     Amounts drawn by reason of an Interest Drawing or Final Drawing under the Liquidity Facility will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 2.00% per annum. Thereafter, interest will accrue at Liquidity Facility LIBOR for the applicable interest period plus 2.00% per annum. In the case of the Final Drawing, however, the Trustee may convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.00% per annum on the last day of an interest period for such Drawing.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%).


     "Liquidity Facility LIBOR" means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association--LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR Advance to which such interest period is to apply and for a period comparable to such interest period.


  DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

     The amount drawn under the Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

      -- Such amount will be released on any Distribution Date to the Liquidity Provider to the extent that such amount exceeds the Required Amount.

      -- Any portion of such amount withdrawn from the Cash Collateral Account to pay interest on the Senior Notes will be treated in the same way as Interest Drawings.

      -- The balance of such amount will be invested in certain specified eligible investments.


     Any Downgrade Drawing, other than any portion thereof applied to the payment of interest on the Senior Notes, will bear interest (x) subject to clause (y) below, at a rate equal to Liquidity Facility LIBOR for the applicable interest period plus a specified margin on the outstanding amount from time to time of such Downgrade Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default and Termination", at a rate equal to Liquidity Facility LIBOR for the applicable interest period (or, as described in the first paragraph under "--Interest Drawings and Final Drawings", the Base Rate) plus 2.00% per annum.


     Any Non-Extension Drawing, other than any portion thereof applied to the payment of interest on the Senior Notes, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account plus a specified margin on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default and Termination", at a rate equal to Liquidity Facility LIBOR for the applicable interest period (or, as described in the first paragraph under "--Interest Drawings and Final Drawings", the Base Rate) plus 2.00% per annum.


LIQUIDITY EVENTS OF DEFAULT AND TERMINATION

     Events of default under the Liquidity Facility (each, a "Liquidity Event of Default") consist of:

      --   The acceleration of the Senior Notes.

      -- Certain bankruptcy or similar events involving Continental. (Liquidity Facility, Section 1.01)

     If any Liquidity Event of Default has occurred and is continuing and the Senior Notes are Non-Performing, the Liquidity Provider may, in its discretion, give a notice of termination of the Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

      -- The Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Trustee.

      -- The Trustee will promptly request, and the Liquidity Provider will make, a Final Drawing in an amount equal to the then Maximum Available Commitment.

      -- Any drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing.

      -- All amounts owing to the Liquidity Provider automatically will be accelerated.


     Notwithstanding the foregoing, the Trustee will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Senior Notes--Priority of Distributions". (Liquidity Facility, Section 6.01) Upon the circumstances described above under "Description of the Senior Notes--Remedies", the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indenture. (Indenture, Section 3.8(c))


     Upon the occurrence of the Liquidity Provider Reimbursement Date, the Liquidity Facility will automatically expire, any drawing remaining unreimbursed as of such date will be automatically converted into a Final Drawing and all amounts owing to the Liquidity Provider automatically will be accelerated. On and after such date, no drawings under the Liquidity Facility will be permitted.

LIQUIDITY PROVIDER

     The initial Liquidity Provider for the Senior Notes is Morgan Stanley Capital Services Inc. The obligations of Morgan Stanley Capital Services Inc. have been guaranteed by Morgan Stanley, its parent company (the "Liquidity Provider Guarantor"). Morgan Stanley has short-term unsecured debt ratings of P-1 from Moody's and A-1 from Standard & Poor's.

          DESCRIPTION OF THE POLICY AND THE POLICY PROVIDER AGREEMENT

     The following summary describes the material terms of the Policy and certain provisions of the Policy Provider Agreement. The summary does not purport to be complete. We urge you to read the Policy for additional detail and further information because it, and not this description, defines your rights. The Policy has been filed as an exhibit to the Registration Statement and is available as set forth under "Where You Can Find More Information".

THE POLICY

     The Policy Provider has issued a certificate guarantee insurance policy (the "Policy") in favor of the Trustee for the benefit of the Senior Noteholders and the Liquidity Provider. The Subordinated Notes do not have the benefit of a Policy.

     Drawings under the Policy may be made under the following six circumstances:

  INTEREST DRAWINGS


     If on any Distribution Date (other than the date on which a Policy Drawing is made as described in "--Proceeds Deficiency Drawing", "--Non-Performance Drawing" or "--Final Policy Drawing") after giving effect to the subordination provisions of the Indenture and to the application of any drawing paid under the Liquidity Facility in respect of interest due on the Senior Notes on such Distribution Date and any withdrawal of funds from the Cash Collateral Account in respect of such interest (collectively, "Prior Funds"), the Trustee does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued interest on the Senior Notes at the Stated Interest Rate (without giving effect to any acceleration and calculated assuming that Continental will not cure the nonpayment of interest), the Trustee is to request a Policy Drawing under the Policy in an amount sufficient to enable the Trustee to pay such accrued interest.


  PROCEEDS DEFICIENCY DRAWING


     If on any Distribution Date (other than the date on which a Policy Drawing is made as described in "--Non-Performance Drawing" or "--Final Policy Drawing") established by the Trustee by reason of its receipt of a payment constituting the proceeds from the sale of Pledged Spare Parts comprising all of the Pledged Spare Parts subject to the lien of the Security Agreement at the time of such sale, after giving effect to the subordination provisions of the Indenture and to the application of Prior Funds, the Trustee does not then have sufficient funds available for the payment in full of the then outstanding principal amount of the Senior Notes together with accrued and unpaid interest thereon at the Stated Interest Rate (calculated assuming that Continental will not cure the nonpayment of interest and excluding any accrued and unpaid Premium or Break Amount) (collectively, the "Outstanding Amount"), the Trustee is to request a Policy Drawing under the Policy in an amount sufficient to enable the Trustee to pay the Outstanding Amount.


  NON-PERFORMANCE DRAWING


     If a Payment Default exists under the Senior Notes (without giving effect to any acceleration or any payments by the Liquidity Provider or the Policy Provider) for eight consecutive Interest Periods (such period, the "Non-Performing Period") (regardless of whether any proceeds from the sale of any Collateral are distributed by the Trustee during such period) and continues to exist on the Interest Payment Date on which such eighth Interest Period ends (or, if such Interest Payment Date falls within the applicable period specified in the proviso to the definition of "Non-Performing", continues to exist on the Business Day immediately following such period (the "Relevant Date")), and on the 25th day following such Interest Payment Date or, if applicable, the Relevant Date (or, if such 25th day is not a Business Day, the next Business
Day) (the "Non-Performance Payment Date") after giving effect to the subordination provisions of the Indenture and to the application of Prior Funds, the Trustee does not then have sufficient funds available for the payment in full of the Outstanding Amount as of the Non-Performance Payment Date, unless the Policy Provider shall have paid on any day prior thereto the Outstanding Amount as of such day pursuant to a Policy Drawing as described in "--Proceeds Deficiency Drawing" or "--Final Policy Drawing", the Trustee is to request a Policy

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

Drawing under the Policy in an amount sufficient to enable the Trustee to pay such Outstanding Amount. If the Non-Performance Payment Date is established, the Trustee shall send to the Senior Noteholders written notice thereof promptly, but no later than three Business Days, after the occurrence of the Interest Payment Date on which the Non-Performing Period ends or, if applicable, the Relevant Date.

     Notwithstanding the foregoing, if the Non-Performance Payment Date is scheduled to occur prior to the Final Scheduled Payment Date, instead of paying such amount on the Non-Performance Payment Date, the Policy Provider may, so long as no Policy Provider Default is continuing, elect (the "Policy Provider Election"), by giving notice to the Trustee at least 10 days prior to the Non-Performance Payment Date, to pay:

      -- Any shortfall on the Non-Performance Payment Date in funds required to pay accrued interest on the Senior Notes.

      -- Thereafter, on each Distribution Date, an amount equal to the scheduled principal (on the Final Scheduled Payment Date) and interest (without regard to any acceleration thereof) payable on the Senior Notes on such Distribution Date.

     Notwithstanding the Policy Provider Election, the Policy Provider may, on any Business Day (which shall be a Distribution Date) elected by the Policy Provider upon 20 days' notice, cause the Trustee to make a drawing under the Policy for an amount equal to the Outstanding Amount as of such day. Further, notwithstanding the Policy Provider Election, upon the occurrence of a Policy Provider Default, the Trustee shall, on any Business Day elected by the Trustee upon 20 days' notice to the Policy Provider, make a drawing under the Policy for an amount equal to the Outstanding Amount as of such day.

  FINAL POLICY DRAWING


     If on the Final Legal Maturity Date, after giving effect to the subordination provisions of the Indenture and to the application of any Prior Funds, unless the Policy Provider shall have paid on any day prior thereto the Outstanding Amount as of such day as described in "--Proceeds Deficiency Drawing" or "--Non-Performance Drawing", the Trustee does not then have sufficient funds available for the payment in full of the Outstanding Amount as of such date, the Trustee is to request a Policy Drawing under the Policy in an amount sufficient to enable the Trustee to pay such Outstanding Amount.


  AVOIDANCE DRAWING

     If, at any time, the Trustee has actual knowledge of the issuance of any Final Order, the Trustee is to give prompt notice to the Liquidity Provider and the Policy Provider of such Final Order and, prior to the expiration of the Policy, to request a Policy Drawing for the relevant Avoided Payment and to deliver to the Policy Provider a copy of the documentation required by the Policy with respect to such Final Order. To the extent that any portion of such Avoided Payment is to be paid to the Trustee (and not to any receiver, conservator, debtor-in-possession or trustee in bankruptcy as provided in the Policy), the Trustee shall establish as a Distribution Date the date that is the earlier of three Business Days after the date of the expiration of the Policy and the Business Day that immediately follows the 25th day after that notice for distribution of such portion of the proceeds of such Policy Drawing.

  LIQUIDITY PROVIDER DRAWING

     On or after the Business Day which is 24 months from the earliest to occur of (1) the date on which an Interest Drawing shall have been made under the Liquidity Facility and remains unreimbursed from payments made by Continental at the end of such 24-month period, (2) the date on which any Downgrade Drawing, Non-Extension Drawing or Final Drawing that was deposited into the Cash Collateral Account shall have been applied to pay any scheduled payment of interest on the Senior Notes and remains unreimbursed from payments made by Continental at the end of such 24-month period and (3) the date on which all of the Senior Notes have been accelerated and remain unpaid by Continental at the end of such 24-month period (in each case, disregarding any reimbursements from payments by the Policy Provider and from proceeds from the sale of Collateral distributed by the Trustee during such 24-month period) (such Business Day, the "Liquidity Provider Reimbursement Date"), the Policy Provider (upon 20 days' prior notice from the Trustee on behalf of the Liquidity Provider) will be required to honor drawings under the Policy by the Trustee on behalf of the Liquidity Provider for all outstanding drawings under the Liquidity Facility, together with interest thereon.

GENERAL


     All requests by the Trustee for a Policy Drawing under the Policy (other than a Policy Drawing as described in "--Liquidity Provider Drawing") are to be made by it no later than 1:00 p.m. (New York City time) on (or, in the case of any Avoided Payment, at least three Business Days prior to) the applicable Distribution Date and in the form required by the Policy and delivered to the Policy Provider in accordance with the Policy. All proceeds of any Policy Drawing under the Policy (other than a Policy Drawing as described in "--Liquidity Provider Drawing") by the Trustee are to be deposited by the Trustee in a separate policy account and from there distributed to the Senior Noteholders without regard to the subordination provisions of the Indenture. In the case of any Avoided Payments, however, all or part of the Policy Drawing will be paid directly to the bankruptcy receiver, conservator, debtor-in-possession or trustee to the extent such amounts have not been paid by the Senior Noteholders. If any request for a Policy Drawing is rejected as not meeting the requirements of the Policy, the Trustee is to resubmit such request so as to meet such requirements.


     The Policy provides that if such a request for a Policy Drawing is properly submitted or resubmitted it will pay to the Trustee for deposit in a separate policy account the applicable payment under the Policy no later than 3:00 p.m. on the later of the relevant Distribution Date and the date the request is received by the Policy Provider (if the request is received by 1:00 p.m. on such date) or the next Business Day (if the request is received after that time).

     Once any payment under the Policy is paid to the Trustee, the Policy Provider will have no further obligation in respect of such payment. THE POLICY PROVIDER SHALL NOT BE REQUIRED TO MAKE ANY PAYMENT EXCEPT AT THE TIMES AND IN THE AMOUNTS AND UNDER THE CIRCUMSTANCES EXPRESSLY SET FORTH IN THE POLICY.

     The Policy does not cover (i) shortfalls, if any, attributable to the liability of the Trustee for withholding taxes, if any (including interest and penalties in respect of that liability), (ii) any interest on the Senior Notes in excess of the Capped Interest Rate, (iii) any Premium or other acceleration payment payable in respect of the Senior Notes, (iv) any Break Amount, (v) any failure of the Trustee to make any payment due to the Senior Noteholders from funds received or (vi) any amount with respect to the Subordinated Notes.

     The Policy Provider's obligation under the Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Senior Noteholders, whether or not the funds are properly distributed by the Trustee.

     The Policy is noncancellable. The Policy expires and terminates without any action on the part of the Policy Provider or any other person on the date (the "Termination Date") that is one year and one day following the date on which the Outstanding Amount is paid on the Senior Notes, unless an Insolvency Proceeding has commenced and has not been concluded or dismissed on the Termination Date, in which case on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding and (ii) the date on which the Policy Provider has made all payments required to be made under the terms of such Policy in respect of Avoided Payments. No portion of the premium under the Policy is refundable for any reason including payment or provision being made for payment.

     The Policy is issued under and pursuant to, and shall be construed under, the laws of the State of New York.

DEFINITIONS

     "Avoided Payment" means with respect to the Policy any amount paid or required to be paid thereunder that is voided under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency

Proceeding, and, as a result of which, the Trustee, the Liquidity Provider or any Senior Noteholder is required to return all or any portion of such voided payment (including any disgorgement from the Senior Noteholders or the Liquidity Provider resulting from an Insolvency Proceeding whether such disgorgement is determined on a theory of preferential conveyance or otherwise) in accordance with a final, non-appealable order of a court of competent jurisdiction.

     "Final Order" means the order referred to in the definition of the term "Avoided Payment".

     "Insolvency Proceeding" means the commencement, after the Issuance Date, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against Continental or the Liquidity Provider and the commencement, after the Issuance Date, of any proceedings by Continental or the Liquidity Provider for the winding up or liquidation of its affairs or the consent, after the Issuance Date, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to Continental or the Liquidity Provider.

THE POLICY PROVIDER AGREEMENT

     The Trustee, Continental and the Policy Provider have entered into an insurance and indemnity agreement (the "Policy Provider Agreement") pursuant to which Continental has agreed to reimburse the Policy Provider for amounts paid pursuant to claims made under the Policy. Pursuant to the Policy Provider Agreement, Continental has agreed to pay the Policy Provider a premium based on the outstanding principal of the Senior Notes and a fee in connection with any prepayment of the Senior Notes and to reimburse the Policy Provider for certain expenses.

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

                          DESCRIPTION OF THE APPRAISAL

     SH&E, an independent aviation appraisal and consulting firm, has prepared an appraisal of the spare parts included in the Collateral as of December 25, 2002. A letter, dated January 24, 2003, summarizing such appraisal is annexed to this Prospectus as Appendix II. The appraisal is subject to a number of assumptions and limitations and was prepared based on certain specified methodologies. In preparing its appraisal, SH&E conducted only a limited physical inspection of certain locations at which Continental maintains the spare parts. An appraisal that is subject to other assumptions and limitations and based on other methodologies may result in valuations that are materially different from those contained in SH&E's appraisal.

     The spare parts included in the Collateral fall into two categories, "rotables" and "expendables". Rotables are parts that wear over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which they relate ("Rotables"). For example, thrust reversers, auxiliary power units and landing gear are Rotables. Expendables consist of parts that can be restored to a serviceable condition but have a life less than the related flight equipment and parts that generally are used once and thereby consumed or thereafter discarded. For example, engine cowlings, engine blades and duct assemblies are repairable expendable parts and bolts, screws, tubes and hoses are consumable expendable parts. Spare engines are not included in the Collateral. Set forth below is certain information about the spare parts of the types included in the Collateral and the appraised value of such spare parts set forth in SH&E's appraisal referred to above:

                                        SPARE PARTS QUANTITY(1)
                                    --------------------------------
AIRCRAFT MODEL                      EXPENDABLES   ROTABLES    TOTAL    APPRAISED VALUE
--------------                      -----------   --------   -------   ---------------
737-700...........................        877          24        901
737-700/800.......................    278,912       6,942    285,854
737-800...........................      3,777         191      3,968
737-900...........................        821          10        831
                                      -------      ------    -------
737-7/8/9 Subtotal................    284,387       7,167    291,554    $185,972,600
757-200...........................    185,731       3,391    189,122      69,352,800
757-300...........................     10,946          96     11,042       3,116,700
767-200...........................     25,485         227     25,712       8,946,700
767-400...........................     51,147       1,586     52,733      55,741,200
777-200...........................    111,210       3,006    114,216     113,712,000
                                      -------      ------    -------    ------------
Total.............................    668,906      15,473    684,379    $436,841,900

---------------


(1) This quantity of spare parts used in preparing the appraised value was determined as of December 25, 2002. Since spare parts are regularly used, refurbished, purchased, transferred and discarded in the ordinary course of Continental's business, the quantity of spare parts included in the Collateral and their appraised value will change over time. Continental is required to provide to the Policy Provider and the Trustee a semiannual appraisal of the Collateral. See "Description of the Senior Notes--Collateral".


     In connection with the issuance of the Old Senior Notes, SH&E prepared an appraisal, dated as of October 31, 2002, of the spare parts of the types included in the Collateral owned by Continental as of August 25, 2002, prepared on substantially the same basis as the appraisal described above. The total appraised value of the spare parts according to such appraisal was $415,429,000.

     An appraisal is only an estimate of value. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Collateral may be less than its appraised value. The value of the Collateral if remedies are exercised under the Indenture will depend on market and economic conditions, the supply of similar spare parts, the availability of buyers, the condition of the Collateral and other factors. In addition, since spare parts are regularly used, refurbished, purchased, transferred and discarded in the ordinary course of business, the quantity of spare parts included in the Collateral and their appraised value will change over time. Accordingly, Continental cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Senior Notes. If a Policy Provider Default occurs and such proceeds are not sufficient to repay all such amounts due on the Senior Notes, then holders (to the extent not repaid from the proceeds of the sale of Collateral) would have only unsecured claims against Continental and the Policy Provider.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

EXCHANGE OF OLD SENIOR NOTES FOR NEW SENIOR NOTES

     The following summary describes the material U.S. federal income tax consequences to Senior Noteholders of the exchange of the Old Senior Notes for New Senior Notes. This summary is intended to address the beneficial owners of Senior Notes that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source that will hold the Senior Notes as capital assets. The summary does not address all of the federal income tax consequences that may be relevant to all Senior Noteholders in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, broker-dealers, insurance companies, foreign entities and persons who are not citizens or residents of the United States) and does not address any tax consequences other than federal income tax consequences.

     The exchange of Old Senior Notes for New Senior Notes (the "Exchange") pursuant to the Exchange Offer will be treated as a continuation of the holder's investment in the Old Senior Notes and will not be a taxable event for U.S. federal income tax purposes. As a result, a holder of an Old Senior Note whose Old Senior Note is accepted in an Exchange Offer will not recognize gain or loss on the Exchange. Similarly, there would be no federal income tax consequences to a Senior Noteholder that does not participate in the Exchange Offer. A tendering holder's tax basis in the New Senior Notes will be the same as such holder's tax basis in its Old Senior Notes. A tendering holder's holding period for the New Senior Notes received pursuant to the Exchange Offer will include its holding period for the Old Senior Notes surrendered therefor.

     ALL HOLDERS OF OLD SENIOR NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OF OLD SENIOR NOTES FOR NEW SENIOR NOTES AND OF THE OWNERSHIP AND DISPOSITION OF NEW SENIOR NOTES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Senior Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Senior Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Senior Notes received in exchange for Old Senior Notes where such Old Senior Notes were acquired as a result of market-making activities or other trading activities. Continental has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date all broker-dealers effecting transactions in the New Senior Notes may be required to deliver a prospectus.

     Continental will not receive any proceeds from any sale of New Senior Notes by broker-dealers. New Senior Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Senior Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Senior Notes. Any broker-dealer that resells New Senior Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Senior Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Senior Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Starting on the Expiration Date, Continental will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Continental has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers, fees of counsel to the Senior Noteholders and certain transfer taxes, and will indemnify the Holders of the New Senior Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Senior Notes is being passed upon for Continental by Hughes Hubbard & Reed LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements (including the financial statement schedule) of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-K), as amended, for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements (including the financial statement schedule) are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon such reports of Ernst & Young LLP pertaining to such consolidated financial statements (to the extent covered by consents filed with the Commission) given on the authority of such firm as experts in accounting and auditing.

     The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2002 and December 31, 2001 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2002, incorporated herein by reference, have been incorporated herein in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing. Any other audited financial statements of such companies that are incorporated or that are deemed to be incorporated herein by reference that are the subject of a report by PricewaterhouseCoopers LLP, independent accountants, will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents of PricewaterhouseCoopers LLP filed with the SEC.

     The references to SH&E, and to its appraisal reports, dated as of October 31, 2002 and January 24, 2003, are included herein in reliance upon the authority of such firm as an expert with respect to the matters contained in its appraisal reports.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus and the documents we incorporate by reference may contain "forward-looking statements". Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe", "anticipate", "expect", "estimate", "project", "will be", "will continue", "will result", or words or phrases of similar meaning.

     Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated in our Commission reports incorporated in this Prospectus by reference or as stated in "Risk Factors".

     All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

                      WHERE YOU CAN FIND MORE INFORMATION

     Continental files annual, quarterly and special reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at (800) SEC-0330.

     The Commission also maintains an internet web site that contains reports, proxy statements and other information about issuers, like Continental, who file reports electronically with the Commission. The address of that site is http://www.sec.gov.

     You may also inspect reports, proxy statements and other information about Continental at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Continental's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through Continental's website at http://www.continental.com/company/investor as soon as reasonably practicable after it files them with, or furnishes them to, the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments, exhibits and appendices, the "Registration Statement") filed by Continental with the Securities and Exchange Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Continental and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                           APPENDIX I--INDEX OF TERMS


                                    Page                                         Page
                                    ----                                         ----
Agent's Message...................    44     Exchange..........................    78
American Airlines.................    24     Exchange Agent....................    45
Applicable Date...................    49     Exchange Offer....................     5
ATOP..............................    44     Expiration Date...................    41
Aviation Security Act.............    25     ExpressJet........................    31
Avoided Payment...................    75     FAA...............................    21
Base Rate.........................    71     Fair Market Value.................    51
Book-Entry Confirmation...........    42     Final Drawing.....................    70
Break Amount......................    49     Final Legal Maturity Date.........    47
Bush Intercontinental.............    31     Final Order.......................    76
Business Day......................    61     Final Scheduled Payment Date......    47
Capped Interest Rate..............    68     Fixed charges.....................    30
Cash Collateral...................    51     GAAP..............................    38
Cash Collateral Account...........    69     Global Notes......................    64
Cede..............................    64     holder............................    42
CMI...............................    31     Holdings..........................    31
Collateral........................    50     Hopkins International.............    31
Collateral Agents.................    50     Houston...........................    31
Collateral Agreements.............    50     Indenture.........................    47
Collateral Maintenance                       Indirect Participants.............    64
  Agreement.......................    50     Initial Interest Period...........    48
Collateral Ratios.................    51     Initial Purchaser.................     5
Commission........................     4     Insolvency Proceeding.............    76
Company...........................    31     Interest Drawing..................    68
Continental.......................    31     Interest Payment Date.............    47
Continental Bankruptcy Event......    55     Interest Period...................    48
Controlling Party.................    27     Issuance Date.....................    39
Copa..............................    33     KLM...............................    33
Debt Balance......................    55     Liberty International.............    31
Default...........................    55     LIBOR.............................    48
Definitive Notes..................    65     Liquidity Event of Default........    72
Delta.............................    32     Liquidity Expenses................    60
Designated Locations..............    54     Liquidity Facility................    68
Distribution Date.................    48     Liquidity Facility LIBOR..........    71
Downgrade Drawing.................    69     Liquidity Obligations.............    60
DTC...............................    42     Liquidity Provider................    68
DTC Participant...................    44     Liquidity Provider Guarantor......    72
earnings..........................    30     Liquidity Provider Reimbursement
Eligible Institution..............    42       Date............................    75
Embraer...........................    22     Maximum Available Commitment......    68
Equipment.........................    57     MBIA..............................    37
Event of Default..................    55     Moody's...........................    69
Event of Loss.....................    55     New Senior Notes..................     5

                                    Page                                         Page
                                    ----                                         ----
Newark............................    31     Replacement Facility..............    69
Non-Extension Drawing.............    70     Required Amount...................    68
Non-Performance Payment Date......    73     Rotable Ratios....................    51
Non-Performing....................    60     Rotables..........................    77
Non-Performing Period.............    73     SAP...............................    38
Northwest Airlines................    32     SARS..............................    34
Note Owners.......................    65     Scheduled Interest Payment Date...    47
Noteholders.......................    49     Section 1110......................    57
Notes.............................     5     Section 1110 Period...............    57
Old Senior Notes..................     5     Security Agent....................    50
Operative Documents...............    47     Security Agreement................    50
Outstanding Amount................    73     Senior Collateral Ratio...........    51
Parent Company....................    37     Senior Noteholders................    49
Participating Broker-Dealer.......    40     Senior Notes......................     5
Payment Default...................    55     Senior Rotable Ratio..............    51
Pledged Spare Parts...............    50     SH&E..............................    26
Policy............................    73     Shelf Registration Statement......    40
Policy Drawing....................    60     Standard & Poor's.................    69
Policy Expenses...................    60     Stated Interest Rate..............    47
Policy Provider...................    37     Subordinated Collateral Ratio.....    51
Policy Provider Agreement.........    76     Subordinated Noteholders..........    57
Policy Provider Default...........    59     Subordinated Notes................     5
Policy Provider Election..........    74     Subordinated Notes Issuance
Policy Provider Obligations.......    60       Date............................    66
Premium...........................    50     Subordinated Notes Premium........    66
Prior Funds.......................    73     Subordinated Rotable Ratio........    51
Qualified Spare Parts.............    50     Support Documents.................    47
Rating Agency.....................    51     Termination Date..................    75
Reference Agency Agreement........    48     Termination Notice................    72
Reference Agent...................    48     Threshold Rating..................    69
Reference Date....................    48     TIA...............................    55
Registration Event................    40     Trustee...........................    47
Registration Rights Agreement.....    39     TSA...............................    25
Registration Statement............    80     United............................    24
Relevant Date.....................    73     US Airways........................    24

                         APPENDIX II--APPRAISAL LETTER

SH&E INTERNATIONAL AIR TRANSPORT CONSULTANCY





                                        A FULL APPRAISAL OF SELECTED SPARE PARTS


                                                                   Prepared for:

                                                            CONTINENTAL AIRLINES

                                                                    Prepared by:

                                                                            SH&E

                                                                JANUARY 24, 2003

                                               TABLE OF CONTENTS


1    1.0        INTRODUCTION, DETERMINATION &
ASSUMPTIONS..................................................    1
     1.1        Introduction.................................    1
     1.2        Determination................................    1
     1.3        Assumptions..................................    3
2    2.0        DESCRIPTION OF ASSETS........................    4
     2.1        Spare Parts Nomenclature.....................    4
     2.2        Summary of the Continental Inventory.........    7
     2.3        Comparison of the Two Appraisals.............    8
         2.3.1  Inventory Size Comparison....................    9
         2.3.2  Significant Changes in the Inventory.........   10
         2.3.3  Other Observations...........................   11

3    3.0        METHODOLOGY..................................   12
     3.1        Definition of Terms..........................   12
         3.1.1  Base Value...................................   12
         3.1.2  Current Market Value.........................   12
     3.2        Spare Parts Appraisal Methodology............   13
         3.2.1  Sampling Process.............................   13
         3.2.2  Sample Valuation.............................   14
         3.2.3  Current Market Value Determination...........   14
         3.2.4  Condition and Quantity Adjustment............   15

4    4.0        THE MARKET FOR THE SUBJECT ASSETS............   16
5    5.0        QUALIFICATIONS...............................   17
6    6.0        LIMITATIONS..................................   18

Appendix A - Value by Aircraft Type by Material Class

Appendix B - Summary of Inventory Adjustments

Appendix C - Proportion of Serviceable & Unserviceable Parts


--------------------------------------------------------------------------------
Table of Contents                                                         Page i

                                               1.0   INTRODUCTION, DETERMINATION
                                                                   & ASSUMPTIONS

1.1   INTRODUCTION

Continental Airlines, Inc. ("Continental" the "Client") has retained Simat, Helliesen & Eichner, Inc. ("SH&E") to prepare an update to its opinion of the Current (or Fair) Market Value ("CMV") of an inventory of selected spare parts owned by Continental (collectively the "Subject Assets"). This report is an update to SH&E's previous report dated October 31, 2002.


As part of the appraisal, SH&E conducted limited physical inspections of Continental's warehouse facilities at Newark (3 locations), Cleveland, Los Angeles (2 locations), Houston-George Bush Intercontinental (4 locations), Houston-Hobby, Honolulu (2 locations) and Orlando. Together, these locations account for 80% of the subject asset value.


1.2   DETERMINATION


SH&E has determined the aggregate Adjusted(1) Current Market Value of the Subject Assets to be:


                                $ 436.8 MILLION

As a point of reference, this updated appraisal represents an increase of $21.4 million from the valuation provided in the previous report dated October 31, 2002 that was based on an inventory listing as of August 25, 2002.

---------------


(1) Adjustments were made to the CMV to reflect serviceability levels and inventory accuracy.

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                      Page  1

--------------------------------------------------------------------------------

TABLE 1-1: CONTINENTAL AIRLINES SELECTED SPARE PARTS VALUATION SUMMARY ($000)

---------------------------------------------------
               UNADJUSTED CURRENT MARKET VALUE
           Serviceable   Unserviceable     Total
---------------------------------------------------
737-7/8/9  $157,991.7      $56,175.8     $214,167.6
757-200     $62,373.7      $17,599.7      $79,973.4
757-300      $2,944.5         $434.0       $3,378.4
767-200      $6,340.1       $7,193.2      $13,533.3
767-400     $51,935.1       $9,576.8      $61,511.8
777-200     $97,444.4      $32,665.2     $130,109.6
           ----------     ----------     ----------
Total      $379,029.5     $123,644.7     $502,674.2
---------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TABLE 1-2: CONTINENTAL AIRLINES SELECTED SPARE PARTS VALUATION SUMMARY ($000)

----------------------------------------------------
                 ADJUSTED CURRENT MARKET VALUE
SH&E Value
Group       Serviceable   Unserviceable     Total
----------------------------------------------------
737-7/8/9   $157,991.7      $27,980.8     $185,972.6
757-200      $62,373.7       $6,979.1      $69,352.8
757-300       $2,944.5         $172.2       $3,116.7
767-200       $6,340.1       $2,606.6       $8,946.7
767-400      $51,935.1       $3,806.1      $55,741.2
777-200      $97,444.4      $16,267.6     $113,712.0
            ----------      ---------     ----------
Total       $379,029.5      $57,812.4     $436,841.9
----------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                      Page  2

1.3   ASSUMPTIONS

SH&E relied on the following assumptions while performing this valuation:

- The global commercial aviation industry and, more specifically, the aviation spare parts aftermarket will continue to recover from the financial distress experienced since early 2001.

- The SH&E values assume the Subject Assets meet all relevant specifications and performance capabilities.

- SH&E relied upon Continental's determination as to the serviceability or unserviceability of the Subject Assets. Any variation in their status would affect the values referenced herein.

- SH&E has not addressed any ownership rights and has assumed that the Subject Assets are owned by the Client.


- The Subject Asset's records are in compliance with International Civil Aviation Organization (ICAO) standards and furthermore, all Life Limited Parts ("LLP's") records are traceable "back to birth"(2).


- All normally required maintenance has been performed including compliance with all mandatory Airworthiness Directives.

- All of the data and information provided by Continental is an accurate representation of the actual conditions or circumstances of the Subject Assets.

- The Subject Assets have not been involved in any major incident or accident that resulted in significant damage to the asset.

---------------


(2) "Back-to-birth" records are those that provide operating history information for each LLP from the date of its first delivery by the Original Equipment Manufacturer (OEM) to its first operator and for each subsequent installation.

--------------------------------------------------------------------------------
5335.1 -- 24 Jan 03                                                      Page  3

                                                     2.0   DESCRIPTION OF ASSETS

2.1   SPARE PARTS NOMENCLATURE

Aircraft and engine spare parts are generally categorized as follows:

ROTABLES

Rotable parts are those components that can be repeatedly and economically restored to a serviceable condition over a period approximating the life of the flight equipment to which they are related. When in need of overhaul, rotable components are generally worth 30-50% of new and, after overhaul, they are typically worth 70-85% of new depending on the age of the aircraft type.

Examples of rotable parts include thrust reversers, auxiliary power units, landing gears, generators, valves and actuators. Rotable parts normally have an unique serial number.

REPAIRABLES

Repairables are those components or parts that can be economically restored to a serviceable or overhauled condition, but that have a life that is considerably less than the life of the flight equipment to which they are related. In addition, they can only be overhauled or repaired a limited number of times. When in need of overhaul or repair, repairable parts are typically worth 30-50% of new and, after overhaul 60-80 % of new.

In the Continental system, these parts are classified as Expendables (because they are ultimately consumed) with a notation in the part record that the part is to be "recovered" and inspected to determine if repair is cost effective prior to being scrapped.

Examples of repairable or Recoverable Expendable parts include engine cowlings, fairings, and engine blades, flap track assemblies, certain bearings, duct assemblies and fittings.

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                      Page  4

EXPENDABLES

Expendables are parts or material that, once used, cannot be re-used and, if not serviceable, they generally cannot be overhauled or repaired.

LIFE LIMITED PARTS

Life limited parts (LLP) have a finite operating life that is defined by hours, cycles or calendar limit and are usually found in engines and landing gear assemblies. When a LLP reaches its life limit, it cannot be overhauled or repaired and must be destroyed.

The condition of aircraft and engine parts is classified as follows:

NEW

New parts are parts that have never been used and are normally in the manufacturer's original packaging.

OVERHAULED

Overhauled parts are rotable or repairable parts that have been repaired and tested to defined overhaul standards that can be specified by the manufacturer, an airline or the repair vendor. The overhaul process restores the part to near new service standard.

SERVICEABLE

Serviceable parts are parts that have been inspected and tested and found to be within prescribed service limits.

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                      Page  5

AS REMOVED

An 'As Removed' part is in the condition that it was when it was removed from an operator's aircraft or engine. Such a part can be installed, if operating normally prior to removal, without prior testing on an aircraft or engine in the same operator's fleet. In all other cases, an As Removed part must be inspected and tested in an approved manner before it can be declared serviceable.

UNSERVICEABLE

Unserviceable (sometimes referred to as Repairable) components or parts have been either removed from service for not working correctly or, upon inspection and testing, were found not to meet certain prescribed standards. Such parts can be sent to suitably qualified facilities for repair or overhaul as required.

BEYOND ECONOMIC REPAIR

An unserviceable part that, when inspected and tested, is found to require repairs that are estimated to cost more than the part is worth is declared "Beyond Economic Repair" (BER) and is usually scrapped.

AIRWORTHINESS OF PARTS

All parts, regardless of whether or not they are classified as 'New', 'Overhauled' or 'Serviceable' only remain airworthy as long as the part continues to comply with all manufacturer's storage, maintenance and FAA Airworthiness Directives requirements.

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                      Page  6

2.2   SUMMARY OF THE CONTINENTAL INVENTORY

The Subject Assets are selected airframe, avionic and engine spare parts for Continental's in-service fleet of Boeing 737-700, 737-800 and 737-900 together with Boeing 757-200, 757-300, 767-200, 767-400 and 777-200 aircraft. The aircraft inventories include the total inventory population for all of those aircraft except for the 757-200. The 757 parts include only those acquired after October 1994.


SH&E was provided with an electronic inventory listing from CO's 'SCEPTRE/ICS' inventory management system dated as of December 25, 2002. The inventory listed each Continental part number ("MEPN") and information for each MEPN by fleet, category (expendable or rotable), historic average cost (also last purchase price and catalogue price if available), and the percentage serviceable. The inventory consisted of 25,465 line items with a total of 789,737 individual parts. A total of 2,110 line items containing 105,358 parts (see Appendix B) were excluded from this appraisal for the following reasons:


   1. The parts are for an aircraft modification program that will be completed by the next appraisal (cockpit doors).

   2. The parts are assets supplied and owned by vendors but tracked in the Continental maintenance system (brake and tire sets).

   3. Or, are branded parts specific to Continental and can only be used by the airline (seat covers, carpet and cushion, and fabric).

These parts except for the cockpit doors, which are new items, were also removed from the previous appraisal.

The majority of the Subject Assets were assessed to be in a new or overhauled maintenance condition. Continental claimed that the accuracy of the inventory management systems found by SH&E at the inspected facilities was representative of other stations in the system and SH&E found no indications to the contrary. It should be noted that SH&E did not compare or reconcile the part cost basis provided to SH&E with values reported on Continental's Balance Sheet.

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                      Page  7

--------------------------------------------------------------------------------

TABLE 2-1: SELECTED SPARE PARTS DISTRIBUTION

--------------------------------------------------------------
Value Group        Fleet         Expendable  Rotable     Total
--------------------------------------------------------------
                   737-700/800      278,912   6,942    285,854
                   737-800            3,777     191      3,968
                   737-900              821      10        831
                                 ----------  ------    -------
737-7/8/900 Total                   284,387   7,167    291,554
757-200            757-200          185,731   3,391    189,122
757-300            757-300           10,946      96     11,042
767-200            767-200           25,485     227     25,712
767-400            767-400           51,147   1,586     52,733
777-200            777-200          111,210   3,006    114,216
                                 ----------  ------    -------
Grand Total                         668,906  15,473    684,379
--------------------------------------------------------------

--------------------------------------------------------------------------------

*These summary tables reflect the current part count after all inventory adjustments. See Appendix B for a detailed summary of inventory adjustments.

2.3   COMPARISON OF THE TWO APPRAISALS

For this appraisal SH&E used data as of December 25, 2002; in the prior appraisal, the inventory was dated as of August 25, 2002

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                      Page  8

      2.3.1   INVENTORY SIZE COMPARISON

The inventory as of December 25, 2002 contained 742 more Continental part numbers and contained 59,454 more individual parts. The following table summarizes the differences.

--------------------------------------------------------------------------------

TABLE 2-2: INVENTORY AS OF DECEMBER 2002

-----------------------------
Aircraft     Lines     Parts
-----------------------------
737-7/8/9     6,036   335,753
757-200       7,568   212,363
757-300         674    12,662
767-200       1,298    26,574
767-400       3,970    67,597
777-200       5,919   134,788
             ------   -------
Grand Total  25,465   789,737
-----------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TABLE 2-3: INVENTORY AS OF AUGUST 2002

-----------------------------
Aircraft     Lines     Parts
-----------------------------
737-7/8/9     5,756   279,537
757-200       7,386   212,424
757-300         659    12,080
767-200       1,260    26,418
767-400       3,867    67,304
777-200       5,795   132,520
             ------   -------
Grand Total  24,723   730,283
-----------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                      Page  9

--------------------------------------------------------------------------------

TABLE 2-4: INVENTORY DIFFERENCES

---------------------------
Aircraft     Lines   Parts
---------------------------
737-7/8/9     280    56,216
757-200       182       (61)
757-300        15       582
767-200        38       156
767-400       103       293
777-200       124     2,268
              ---    ------
Grand Total   742    59,454
---------------------------

--------------------------------------------------------------------------------

*The count of parts as of January 2003 is before all inventory adjustments. See
 Appendix B for a detailed summary of inventory adjustments.

The change in inventory represents an increase in unadjusted current market value of approximately $47.9 Million.

      2.3.2   SIGNIFICANT CHANGES IN THE INVENTORY

SH&E noted that the proportion of unserviceable parts has increased by approximately $50 million (before maintenance adjustment) since the previous inventory. This change was expected as it was noted during the prior appraisal that the proportion of unserviceable parts was relatively low compared with U.S. industry average.


SH&E also noted that Continental acquired 4 new APUs(3) with an approximate current market value of $2.5 million.


---------------


(3) An APU is an Auxiliary Power Unit. It is a small jet engine used to provide electrical and pneumatic power to aircraft system when on the ground and power for starting the main engines. Certain of the engines can be used to provide emergency in-flight electrical power.

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                     Page  10

      2.3.3   OTHER OBSERVATIONS

- At Newark Liberty International Airport, Continental is building a new spare parts facility which is due for completion in April 2003. Once complete, parts from the current hanger location and off-airport warehouse will be consolidated into the single facility.

- The Guam station holds inventory representing approximately $25 million in value and was recently damaged by a typhoon. Accordingly, SH&E was unable to inspect this facility. Continental reports that the facility is being repaired. Continental further informs us that the associated damage, to the spare parts was minimal, and affected parts are being repaired. SH&E will inspect the facility at the next appraisal update.

- SH&E observed different packaging standards between different stations although all were acceptable by industry standards. SH&E recommended that all parts in excess of $2,500 be individually packaged even when stored within a bin.

- Previously at the Houston - Morales (MOR) location, SH&E discovered several rotable parts were reported as being present at the facility inventory when they were actually installed on an aircraft. Continental was aware of the problem and advised it was being corrected. SH&E retested samples of this inventory and the problem appears to have been corrected.

--------------------------------------------------------------------------------
5335.1 -- 24 Jan 03                                                     Page  11

                                                               3.0   METHODOLOGY

3.1   DEFINITION OF TERMS

      3.1.1   BASE VALUE

The Base Value ("BV") is the appraiser's opinion of the underlying economic value of an asset in an open, unrestricted and stable market environment with a reasonable balance of supply and demand, and also assumes full considerations of its "highest and best use". An asset's BV is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Since BV pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Since BV is related to long-term market trends, the BV definition is normally applied to analyses of historical values and projections of residual values and lease rates.

      3.1.2   CURRENT MARKET VALUE

The Current (or Fair) Market Value ("CMV" or "FMV") is the appraiser's opinion of the most likely trading price that may be generated for an individual asset under the market circumstances that are perceived to exist at the time in question. CMV assumes that the asset is valued for its highest, best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable. Neither are under any unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers. Unless stated otherwise, the total CMV of multiple assets represents the aggregate of the individual asset's Current Market Values were they to be sold on an asset-by-asset basis and not the value of the assets if sold in bulk.

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                     Page  12

3.2   SPARE PARTS APPRAISAL METHODOLOGY

SH&E's standard parts appraisal can be summarized as a calculation of an adjustment to the owner's internal inventory value. The statistically based adjustment is achieved by the development of a representative, dollar-weighted, stratified sample of the parts, the valuation of that sample and then, the application of a derived adjustment factor to the sample and then to the entire population of parts. That process is more fully described below.

      3.2.1   SAMPLING PROCESS

SH&E obtained an itemized database of the parts to be valued from Continental. The data identified each part by aircraft type, rotable or expendable category, description, manufacturer's part number, quantity, and percent serviceable. The data also provided an average acquisition cost for each part. Some parts were listed with zero cost and those were handled separately.

SH&E compiled a single database of the selected Continental inventory that contained 25,465 line items. The inventory was then grouped by aircraft type with common trading characteristics and subsequently, by category. For this valuation, SH&E initially grouped all 737 aircraft together but kept the 757 and 767 parts separate. It should be noted that the later model 767-400 has significant systems and parts commonality with the 777 aircraft.

Each of the groupings was then sorted by descending unit cost value and then divided into four to six separate strata of approximately equal total value based on Continental's reported cost or value for each line item. A further stratum was created in some cases to provide consideration for parts with a reported zero average acquisition value. Approximately 1,500 line items were selected for the initial sampling and these served as the basis of the pricing and physical sampling process. The pricing sample was further increased to include all matching parts in SH&E's internal parts database.

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                     Page  13

      3.2.2   SAMPLE VALUATION

The CMV of the individual parts that make up each sample was determined by investigating the current sale price for new or overhauled parts, based on information from independent third parties, manufacturers' parts lists and SH&E files.

SH&E performed a detailed pricing survey for the prior appraisal and, for this update, spot checked values from each pool of parts and found no significant change in the individual part's values. New pricing was performed on a small group of parts with higher values to validate their pricing consistency with similar parts from the prior appraisal. A small sample of new parts was sent to several major parts vendors who provided current trading values. As before, most of these parts are associated with new production aircraft with a limited secondary market and many of the returned vendor-provided values were new prices or catalogue values.

      3.2.3   CURRENT MARKET VALUE DETERMINATION

SH&E applied the results of the sample pricing to each appropriate strata and, in addition, applied price matches from other sources. Over 30 different sources including price catalogs from the major manufacturers, US government procurement data, airline parts pooling price lists and inventory and purchase records from seven major U.S. and European airlines files were reviewed in order to determine additional current market values. More than three million parts pricing records were examined in order to match a part number and reference price for each part in the Continental inventory.

SH&E obtained a market price for the small sample of parts based on an assumption that each part would be purchased independently, as a single unit, and in a new or overhauled condition for rotables and new condition for expendables. In cases where more than one quote was obtained, SH&E attempted to determine the most reasonable value.

This file matching procedure, using both the initial sample and SH&E's internal resources, was successful in determining market price for approximately 17,500 line items representing approximately 71% of the line items and 74% of the historic cost.

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                     Page  14

      3.2.4   CONDITION AND QUANTITY ADJUSTMENT

The CMV of unserviceable parts was calculated using ratios of serviceable to unserviceable values obtained from prior SH&E parts appraisals and applied to SH&E's findings made during the physical inspection and audit.

Continental provided SH&E with a percentage unserviceable by part number. This statistic was tested against internal records but, during this appraisal, no supplier audits or surveys' were made to validate the unserviceable percentages provided by the airline. Selected vendor audit will be performed during the next full appraisal.

For this update, SH&E revisited Continental's parts facilities in Newark, Cleveland, Los Angeles and Houston (George Bush) and performed first time visits to Honolulu, Houston Hobby and Orlando to physically inspect the assets and to verify the accuracy of the inventory reporting system. As before the accuracy of Continental's inventory was above industry standard and Honolulu and Cleveland both had no discrepancies. SH&E's review of the associated records also revealed no discrepancies.

The physical sample audit indicated accuracy above U.S. industry norms, however, SH&E did note that the airline creates a large number of "kits." A kit is a package of parts, either multiple units of the same part or a collection of necessary parts needed to complete a certain maintenance task. Sometimes the kit contains a rotable item along with the necessary expendable material to perform installation. Almost all the material was new. It should be noted that the "kitting" process makes the kit unique to Continental but the parts can be made generic simply by disassembling the kit. For this valuation the kit parts were treated as independent parts.

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                     Page  15

                                                4.0   THE MARKET FOR THE SUBJECT
                                                                          ASSETS

The potential market for Continental Airlines' spare parts remains positive. In the main, the parts are associated with aircraft that have enjoyed extensive production runs and also have a wide operator base. The two exceptions are the 757-300 and the 767-400; these aircraft have both limited production runs and small operator bases. There have been a total of 63 757-300 aircraft ordered for 7 operators and 37 767-400 aircraft ordered for two operators, Continental and Delta. That said, there is very significant commonality between the 757-200 and 757-300 aircraft and also between the 767-400 and the 777.

The parts aftermarket, generally estimated to exceed $1.3 billion in annual revenues, has obtained the majority of its product from either airline surplus sales or from dismantled aircraft. There have been no significant sales of surplus parts for the late generation aircraft represented by this parts inventory or for their associated engines. Nor have any of these aircraft types been dismantled for parts other than incident-related aircraft. Consequently, there is very little of this type of airframe material available on the parts aftermarket. The same is true for the engine market where the Original Equipment Manufacturers ("OEM") have maintained a tight control of any aftermarket relating to newer generation engines. SH&E is of the opinion that the Subject Assets, if offered for sale, would include some of the most marketable material in the commercial aviation parts aftermarket.

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                     Page  16

                                                            5.0   QUALIFICATIONS

Founded in 1963 and with offices in New York, Boston, Washington, London and Amsterdam, SH&E is the world's largest consulting firm specializing in commercial aviation. Its staff of over 90 personnel encompasses expertise in all disciplines of the industry and the firm has provided appraisal, consulting, strategic planning and technical services to airlines, leasing companies, government agencies, airframe and engine manufacturers, and financial institutions.

SH&E's appraisal staff are all members of the International Society of Transport Aircraft Trading (ISTAT), the internationally recognized body for the certification of aircraft appraisers. SH&E performs all appraisals in accordance with the definitions, guidelines and standards set forth by ISTAT. SH&E's officer responsible for all appraisals is an ISTAT Senior Appraiser.

SH&E annually values approximately $20 billion of aviation assets including commercial and military equipment, airline fleets and lease portfolios. The appraisals range from full appraisals involving detailed aircraft and record inspections conducted by SH&E's technical staff to the valuation of tax-based leases. SH&E's proprietary aircraft residual value model is widely accepted by the rating agencies as a reliable forecasting tool. In addition to the above aircraft valuations, SH&E annually values in excess of $3 billion worth of aircraft spare parts and spare engines. SH&E routinely values flight simulators, hangar tooling, ground equipment, gates, slots, maintenance facilities and Fixed Base Operations.

A related service that SH&E offers its Clients is Asset Management. Over the last few years, SH&E has been the principal asset manager responsible for the recovery and subsequent remarketing of a number of individual aircraft and some significant portfolios.

This active participation in the market place provides SH&E with practical and first hand knowledge of the values and lease rates of aircraft, engines and parts.

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                     Page  17

                                                               6.0   LIMITATIONS

SH&E used information supplied by the Client together with in-house data accumulated through other recent studies of aircraft parts transactions.

SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable.

Some of the underlying assumptions, including those described above are detailed explicitly or implicitly elsewhere in this report, may not materialize because of unanticipated events and circumstances. SH&E's opinions could, and would, vary materially, should any of the above assumptions prove to be inaccurate.

The opinions expressed herein are not given for, or as an inducement or endorsement for, any financial transaction. They are prepared for the exclusive use of the addressee. SH&E accepts no responsibility for damages, if any, that result from decisions made or actions taken based on this report.

This report does not address the validity of title or ownership of the items discussed herein.

This report reflects SH&E's expert opinion and best judgment based upon the information available to it at the time of its preparation. SH&E does not have, and does not expect to have, any financial interest in the appraised property.

For SH&E:

/s/ CLIVE G. MEDLAND

Clive G. Medland, FRAeS
Senior Vice President
Senior Appraiser
International Society of
Transport Aircraft Trading

January 24, 2003

--------------------------------------------------------------------------------

5335.1 -- 24 Jan 03                                                     Page  18

SH&E INTERNATIONAL AIR TRANSPORT CONSULTANCY





                                                                      APPENDIX A
                                        VALUE BY AIRCRAFT TYPE BY MATERIAL CLASS

               SELECTED SPARE PARTS VALUATION SUMMARY BY MATERIAL
                                     CLASS

Dollars in (000)

  Value Group   Rotable     Expendable   Grand Total
   737-7/8/9   $153,526.8   $32,445.7    $185,972.6
    757-200     $49,898.8   $19,454.1     $69,352.8
    757-300      $2,267.0      $849.7      $3,116.7
    767-200      $6,611.4    $2,335.3      $8,946.7
    767-400     $46,714.4    $9,026.8     $55,741.2
    777-200     $88,442.0   $25,270.0    $113,712.0
     TOTAL     $347,460.4   $89,381.5    $436,841.9

SH&E INTERNATIONAL AIR TRANSPORT CONSULTANCY





                                                                      APPENDIX B
                                                SUMMARY OF INVENTORY ADJUSTMENTS

                   SELECTED SPARE PARTS: SUMMARY OF INVENTORY
                                  ADJUSTMENTS

                                                                                                           Total Adjustments to
   Starting CO Inventory          Less brakes, tires, cockpit doors        Less CO specific parts               Inventory
Group       Lines      Qty       Group      Lines   Qty     Reason       Group      Lines     Qty       Group      Lines     Qty
 737-7/8/9   6,036   335,753     737-7/8/9    1     50          DOOR     737-7/8/9   470     44,149     737-7/8/9   471     44,199
 757-200     7,568   212,363     757-200      3     99    BRAKE/TIRE     757-200     395     23,142     757-200     398     23,241
 757-300       674    12,662     757-300      2     14    BRAKE/TIRE     757-300      46      1,606     757-300      48      1,620
 767-200     1,298    26,574     767-200      2      9    BRAKE/TIRE     767-200      38        853     767-200      40        862
 767-400     3,970    67,597     767-400      1     35    BRAKE/TIRE     767-400     282     14,829     767-400     283     14,864
 777-200     5,919   134,788     777-200      3     294   BRAKE/TIRE     777-200     867     20,278     777-200     870     20,572
 Total      25,465   789,737     Total       12     501                  Total      2,098   104,857     Total      2,110   105,358


   Startin  Inventory After Adjustments
Group       Group      Lines      Qty
 737-7/8/9  737-7/8/9   5,565   291,554
 757-200    757-200     7,170   189,122
 757-300    757-300       626    11,042
 767-200    767-200     1,258    25,712
 767-400    767-400     3,687    52,733
 777-200    777-200     5,049   114,216
 Total      Total      23,355   684,379

*CO specific parts include: seat covers, carpet, cushions, curtains, fabric, cloth, placards

SH&E INTERNATIONAL AIR TRANSPORT CONSULTANCY





                                                                      APPENDIX C
                                                   PROPORTION OF SERVICEABLE AND
                                                             UNSERVICEABLE PARTS

COMPARISON OF THE SELECTED PARTS INVENTORY VALUATIONS


DOLLARS IN (000)



--------------------------------------------------------------------------------------------------------------------
                  CONTINENTAL AIRLINES SELECTED SPARE PARTS VALUATION SUMMARY ($000) DECEMBER 2002
--------------------------------------------------------------------------------------------------------------------
                  UNADJUSTED CURRENT MARKET VALUE                       ADJUSTED CURRENT MARKET VALUE
--------------------------------------------------------------------------------------------------------------------
   Value                                                                                                   %
   Group      Serviceable   Unserviceable     Total      Serviceable   Unserviceable     Total       Unserviceable
--------------------------------------------------------------------------------------------------------------------
 737-7/8/9    $157,991.7      $56,175.8     $214,167.6   $157,991.7      $27,980.8     $185,972.6         15%
 757-200       $62,373.7      $17,599.7      $79,973.4    $62,373.7       $6,979.1      $69,352.8         10%
 757-300        $2,944.5         $434.0       $3,378.4     $2,944.5         $172.2       $3,116.7          6%
 767-200        $6,340.1       $7,193.2      $13,533.3     $6,340.1       $2,606.6       $8,946.7         29%
 767-400       $51,935.1       $9,576.8      $61,511.8    $51,935.1       $3,806.1      $55,741.2          7%
 777-200       $97,444.4      $32,665.2     $130,109.6    $97,444.4      $16,267.6     $113,712.0         14%
--------------------------------------------------------------------------------------------------------------------
 TOTAL        $379,029.5     $123,644.7     $502,674.2   $379,029.5      $57,812.4     $436,841.9         13%
--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
                   CONTINENTAL AIRLINES SELECTED SPARE PARTS VALUATION SUMMARY ($000) AUGUST 2002
--------------------------------------------------------------------------------------------------------------------
                  UNADJUSTED CURRENT MARKET VALUE                       ADJUSTED CURRENT MARKET VALUE
--------------------------------------------------------------------------------------------------------------------
   Value                                                                                                   %
   Group      Serviceable   Unserviceable     Total      Serviceable   Unserviceable     Total       Unserviceable
--------------------------------------------------------------------------------------------------------------------
 737-7/8/9    $158,726.5      $33,816.2     $192,542.7   $158,726.5      $16,811.8     $175,538.3         10%
 757-200       $62,627.8      $15,171.1      $77,799.0    $62,627.8       $6,009.3      $68,637.2          9%
 757-300        $2,927.8         $372.3       $3,300.1     $2,927.8         $147.6       $3,075.4          5%
 767-200        $6,948.4       $4,070.4      $11,018.7     $6,948.4       $1,407.8       $8,356.1         17%
 767-400       $50,651.2       $5,196.2      $55,847.3    $50,651.2       $2,056.1      $52,707.3          4%
 777-200      $100,107.0      $14,129.3     $114,236.3   $100,107.0       $7,007.5     $107,114.6          7%
--------------------------------------------------------------------------------------------------------------------
 TOTAL        $381,988.8      $72,755.4     $454,744.2   $381,988.8      $33,440.2     $415,429.0          8%
--------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                                 DIffERENCES (DECEMBER 2002 - AUGUST 2002) ($000)
------------------------------------------------------------------------------------------------------------------
                  UNADJUSTED CURRENT MARKET VALUE            ADJUSTED CURRENT MARKET VALUE
------------------------------------------------------------------------------------------------------------------
   Value
   Group      Serviceable   Unserviceable     Total     Serviceable   Unserviceable     Total
------------------------------------------------------------------------------------------------------------------
 737-7/8/9       ($734.8)     $22,359.6     $21,624.9      ($734.8)     $11,169.0     $10,434.2
 757-200         ($254.1)      $2,428.6      $2,174.5      ($254.1)        $969.8        $715.7
 757-300           $16.6          $61.6         $78.3        $16.6          $24.6         $41.3
 767-200         ($608.3)      $3,122.8      $2,514.5      ($608.3)      $1,198.8        $590.6
 767-400        $1,283.9       $4,380.6      $5,664.5     $1,283.9       $1,750.0      $3,033.9
 777-200       ($2,662.6)     $18,535.9     $15,873.3    ($2,662.6)      $9,260.0      $6,597.4
------------------------------------------------------------------------------------------------------------------
 TOTAL         ($2,959.3)     $50,889.3     $47,930.0    ($2,959.3)     $24,372.3     $21,413.0
------------------------------------------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation and Bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL").
Section 145 of the GCL provides as follows:


          "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.


          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     The Certificate of Incorporation and Bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The bylaws of the Company provide as follows:

     "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended ... to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended."

     The Company maintains directors' and officers' liability insurance.

ITEM 21.  EXHIBITS.

     The Index to Exhibits to this Registration Statement is incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 20, 2003.



                                          CONTINENTAL AIRLINES, INC.


                                          By:     /s/ JENNIFER L. VOGEL
                                            ------------------------------------
                                                     Jennifer L. Vogel
                                                      Vice President,
                                                General Counsel & Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated, on June 20, 2003.


              SIGNATURE                                        TITLE
              ---------                                        -----

          GORDON M. BETHUNE*               Chairman of the Board, Chief Executive Officer
--------------------------------------       (Principal Executive Officer) and Director
          Gordon M. Bethune


         LAWRENCE W. KELLNER*             President, Chief Operating Officer and Director
--------------------------------------
         Lawrence W. Kellner


          JEFFREY J. MISNER*             Senior Vice President and Chief Financial Officer
--------------------------------------             (Principal Financial Officer)
          Jeffrey J. Misner


           /s/ CHRIS KENNY                         Vice President and Controller
--------------------------------------             (Principal Accounting Officer)
             Chris Kenny


       THOMAS J. BARRACK, JR.*                                Director
--------------------------------------
        Thomas J. Barrack, Jr.


           DAVID BONDERMAN*                                   Director
--------------------------------------
           David Bonderman


          KIRBYJON CALDWELL*                                  Director
--------------------------------------
          Kirbyjon Caldwell


            PATRICK FOLEY*                                    Director
--------------------------------------
            Patrick Foley


       DOUGLAS H. MCCORKINDALE*                               Director
--------------------------------------
       Douglas H. McCorkindale


         GEORGE G.C. PARKER*                                  Director
--------------------------------------
          George G.C. Parker

              SIGNATURE                                        TITLE
              ---------                                        -----

          RICHARD W. POGUE*                                   Director
--------------------------------------
           Richard W. Pogue


        WILLIAM S. PRICE III*                                 Director
--------------------------------------
         William S. Price III


                                                              Director
--------------------------------------
           Donald L. Sturm


        KAREN HASTIE WILLIAMS*                                Director
--------------------------------------
        Karen Hastie Williams


                                                              Director
--------------------------------------
          Ronald B. Woodard


         CHARLES A. YAMARONE*                                 Director
--------------------------------------
         Charles A. Yamarone


 *By:       /s/ JENNIFER L. VOGEL
        ------------------------------
              Jennifer L. Vogel
               Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                        EXHIBIT DESCRIPTION
-------                       -------------------
  4.1     Amended and Restated Indenture, dated as of May 9, 2003,
          among Continental Airlines, Inc., Wilmington Trust Company, as Trustee, Morgan Stanley Capital Services Inc., as
          Liquidity Provider, and MBIA Insurance Corporation, as
          Policy Provider, made with respect to the issuance of
          Floating Rate Secured Notes due 2007 and the Floating Rate
          Secured Subordinated Notes due 2007*
  4.2     Form of Exchange Floating Rate Secured Note Due 2007
          (included in Exhibit 4.1)
  4.3     Collateral Maintenance Agreement, dated as of December 6,
          2002, between Continental Airlines, Inc. and MBIA Insurance
          Corporation*
  4.4     Spare Parts Security Agreement, dated as of December 6,
          2002, between Continental Airlines, Inc. and Wilmington
          Trust Company, as Security Agent*
  4.5     Reference Agency Agreement, dated as of December 6, 2002,
          among Continental Airlines, Inc., Wilmington Trust Company, as Trustee, and Wilmington Trust Company, as Reference
          Agent*
  4.6     Revolving Credit Agreement, dated as of December 6, 2002,
          between Wilmington Trust Company, as Trustee, and Morgan
          Stanley Capital Services Inc., as Liquidity Provider*
  4.7     Guarantee Agreement, dated as of December 6, 2002, by Morgan
          Stanley, relating to the Revolving Credit Agreement*
  4.8     Financial Guarantee Insurance Policy #39753 of MBIA
          Insurance Corporation*
  4.9     Exchange and Registration Rights Agreement, dated as of
          December 6, 2002, between Continental Airlines, Inc. and
          Morgan Stanley & Co. Incorporated*
  4.10    Purchase Agreement, dated as of December 2, 2002, between
          Continental Airlines, Inc. and Morgan Stanley & Co.
          Incorporated, as Initial Purchaser*
  4.11    Amendment No. 1 to Collateral Maintenance Agreement, dated as of May 9, 2003, between Continental Airlines, Inc. and
          MBIA Insurance Corporation*
  4.12    Amendment No. 1 to Spare Parts Security Agreement, dated as of May 9, 2003, between Continental Airlines, Inc. and
          Wilmington Trust Company, as Security Agent*
  4.13    Amendment No. 1 to Reference Agency Agreement, dated as of
          May 9, 2003, between Continental Airlines, Inc., Wilmington
          Trust Company, as Trustee, and Wilmington Trust Company, as
          Reference Agent*
  5.1     Opinion of Hughes Hubbard & Reed LLP relating to validity of the New Senior Notes*
 12.1     Computation of Ratio of Earnings to Fixed Charges*
 23.1     Consent of Ernst & Young LLP
 23.2     Consent of PricewaterhouseCoopers LLP*
 23.3     Consent of Hughes Hubbard & Reed LLP (included in its
          opinion filed as exhibit 5.1)
 23.4     Consent of Simat, Helliesen & Eichner, Inc.*
 24.1     Powers of Attorney*
 25.1     Statement of Eligibility of Wilmington Trust Company for the
          Floating Rate Secured Notes Due 2007, on Form T-1*
 99.1     Form of Letter of Transmittal*
 99.2     Form of Notice of Guaranteed Delivery*
 99.3     Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees*
 99.4     Form of Letter to Clients*


---------------
* Previously filed